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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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THE AES CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS OF THE AES CORPORATION
TO BE HELD ON THURSDAY, APRIL 24, 2008

March 21, 2008

TO THE HOLDERS OF COMMON STOCK OF THE AES CORPORATION:

The 2008 Annual Meeting of Stockholders of The AES Corporation will be held on Thursday, April 24, 2008, at 9:30 a.m. in the Rotunda Conference Room on the 9th floor of the Company's corporate offices located at 4300 Wilson Boulevard, Arlington, Virginia. Doors to the Annual Meeting will open at 8:30 a.m.

At the Annual Meeting, stockholders will vote on the following matters:

  1.
  The election of eight members to the Board of Directors;

  2.
  The reapproval of The AES Corporation 2003 Long-Term Compensation Plan, As Amended;

  3.
  The ratification of Ernst & Young LLP ("E&Y") as the independent auditors of the Company for the year 2008; and

  4.
  Such other business as may properly come before the Annual Meeting.

Stockholders of record at the close of business on March 7, 2008 are entitled to notice of, and to vote at, the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON THURSDAY, APRIL 24, 2008:

The Proxy Statement, Annual Report on Form 10-K and related proxy materials are available at www.edocumentview.com/aes.

Brian A. Miller Executive Vice President, General Counsel and Secretary

EACH STOCKHOLDER IS REQUESTED TO EXECUTE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD. A PREPAID ENVELOPE IS ENCLOSED FOR RETURNING PROXY CARDS. ALTERNATIVELY, STOCKHOLDERS MAY VOTE BY TELEPHONE OR VIA THE INTERNET (SEE DIRECTIONS ON THE ENCLOSED PROXY CARD). ANY STOCKHOLDER SUBMITTING A PROXY CARD HAS THE POWER TO REVOKE THE VOTE SET FORTH IN SUCH PROXY CARD AT ANY TIME PRIOR TO THE SUBMISSION OF VOTES AT THE ANNUAL MEETING. STOCKHOLDERS WHO ARE PRESENT AT THE ANNUAL MEETING MAY WITHDRAW THEIR PROXY AND VOTE IN PERSON. TO ENSURE THAT YOUR VOTE WILL BE COUNTED, PLEASE CAST YOUR VOTE BEFORE MIDNIGHT (EDT) ON APRIL 23, 2008.

TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING	1
TABLE OF CONTENTS	2
PROXY STATEMENT	3
Questions and Answers Regarding the Proxy Statement and Annual Meeting	3
PROPOSAL 1: ELECTION OF DIRECTORS.	5
THE COMMITTEES OF THE BOARD	8
EXECUTIVE COMPENSATION	11
Compensation Discussion and Analysis	11
Report of the Compensation Committee	25
Information About our Compensation Committee	26
Summary Compensation Table	27
Grants of Plan-Based Awards Table	29
Narrative Disclosure Relating to the Summary Compensation Table and the Grants of Plan-Based Awards Table	30
Outstanding Equity Awards at Fiscal Year End	33
Option Exercises and Stock Vested	36
Nonqualified Deferred Compensation	37
Narrative Disclosure Relating to the Nonqualified Deferred Compensation Table	39
Potential Payments Upon Termination or Change in Control	41
Compensation of Directors	52
TRANSACTIONS WITH RELATED PERSONS	55
PROPOSAL 2: REAPPROVAL OF THE AES CORPORATION 2003 LONG-TERM COMPENSATION PLAN, AS AMENDED	56
Securities Authorized for Issuance under Equity Compensation Plans Table	65
PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF AUDITORS	67
REPORT OF THE FINANCIAL AUDIT COMMITTEE	69
INFORMATION REGARDING THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S FEES, SERVICES AND INDEPENDENCE	71
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS	72
GOVERNANCE MATTERS	74
APPENDIX A: THE AES CORPORATION 2003 LONG-TERM COMPENSATION PLAN, AS AMENDED	77
DIRECTIONS TO THE ANNUAL MEETING	91

PROXY STATEMENT

March 21, 2008

The accompanying Proxy is solicited by the Board of Directors (the "Board") of The AES Corporation (the "Company" or "AES"). The Proxy is solicited for use at the 2008 Annual Meeting of Stockholders of the Company.

The Annual Meeting will commence at 9:30 a.m. on Thursday, April 24, 2008. The Annual Meeting will be held in the 9th floor Rotunda Conference Room of the Company's corporate offices located at 4300 Wilson Boulevard, Arlington, Virginia 22203. Any adjournment of the Annual Meeting will be held at the same address. Directions to the Annual Meeting are located on page 91 of this Proxy Statement.

This Proxy Statement provides information regarding the matters to be voted on at the Annual Meeting as well as other information that may be useful to you. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 is also enclosed with this Proxy Statement.

This Proxy Statement and accompanying Proxy Card are first being sent to stockholders on or about March 26, 2008.

At the close of business on March 7, 2008, there were 671,276,748 shares of common stock outstanding. Each share of common stock is entitled to one vote.

Questions And Answers Regarding The Proxy Statement And Annual Meeting

WHAT IS THE RECORD DATE?

The record date is established by the Board as required by Delaware law. Owners of record of our common stock at the close of business on the record date are entitled to receive notice of the Annual Meeting. Such owners of record are also entitled to vote at the Annual Meeting and any adjournments of the Annual Meeting. Each share of common stock is entitled to one vote. The record date for the Annual Meeting is March 7, 2008.

HOW DOES A STOCKHOLDER SUBMIT A VOTE ON A PROPOSAL?

A Stockholder may vote by marking, signing, dating and returning the enclosed Proxy Card in the enclosed prepaid envelope. Alternatively, a Stockholder may vote by telephone, via the Internet, or in person by attending the Annual Meeting. Only Stockholders registered on the books of our transfer agent may vote in person at the Annual Meeting. Instructions on how to vote by phone or via the Internet are set forth on the enclosed Proxy Card. If a Stockholder owns shares through a broker or other intermediary, voting instructions are set forth on the enclosed voting instruction card.

If a Proxy is properly executed, the shares it represents will be voted at the Annual Meeting in accordance with the instructions noted on the Proxy. If no instructions are specified in the Proxy with respect to the matters to be acted upon, the shares represented by the Proxy will be voted in accordance with the recommendations of the Board. The recommendations of the Board regarding the matters to be acted upon at the Annual Meeting are set forth in this Proxy Statement. Each share of Common Stock is entitled to one vote on each proposal contained herein. Election of Directors at all meetings of the Stockholders at which Directors are to be elected shall be by ballot and the affirmative vote of a majority of the votes cast is required for the election of Directors. Except as otherwise provided by law or AES's Sixth Restated Certificate of Incorporation or Bylaws, on all other matters, including reapproval of The AES Corporation 2003 Long-Term Compensation Plan, As Amended, the affirmative vote of a majority of the shares of common stock present in person or represented by Proxy at the meeting and entitled to vote on the matter is required for approval. If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute "broker non-votes." Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Brokers that have not received voting instructions from their clients cannot vote on their clients' behalf on "non-routine" proposals, such as the proposed reapproval of The AES Corporation 2003 Long-Term Compensation Plan, As Amended, although they may vote their clients' shares on the election of Directors and the ratification of E&Y as the independent registered public accounting firm. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained. Abstentions have the same effect as votes against the matter.

WHAT CONSTITUTES A QUORUM?

Under our By-laws, a quorum is a majority of the outstanding shares of our common stock entitled to vote. The number of outstanding shares of common stock entitled to vote at the Annual Meeting is determined as of the record date. Abstentions and broker non-votes are counted in determining whether a quorum is present for the Annual Meeting. A copy of the By-laws is available on our website (www.aes.com).

MAY A STOCKHOLDER CHANGE A VOTE?

Stockholders are entitled to revoke their proxies at any time before their shares are voted at the Annual Meeting. To revoke a Proxy, a Stockholder must file a written notice of revocation with the Company, or deliver a duly executed Proxy bearing a later date than the original submitted Proxy, or attend the Annual Meeting and vote in person. Attendance at the Annual Meeting will not by itself revoke your Proxy. If you hold shares in street name you must contact your broker, bank or other nominee to change your vote or obtain a Proxy to vote your shares if you wish to cast your vote in person at the meeting.

ARE VOTING RECORDS CONFIDENTIAL?

We require vote tabulators and the inspector of the election to execute agreements to maintain the confidentiality of voting records. Voting records will remain confidential except as necessary to meet legal requirements and in other limited circumstances such as proxy contests.

HOW DOES THE COMPANY SOLICIT PROXIES?

The Company will solicit proxies by mail, telephone, or other means of communication. We will bear the cost of the solicitation of proxies. The Company has retained Computershare Trust Co., N.A. and Georgeson Inc. to assist in soliciting proxies from stockholders and we will pay a fee estimated at $8,000, plus expenses, for such services. In addition, solicitation may be made by our Directors, Officers, and other employees. We reimburse brokerage firms, custodians, nominees, and fiduciaries in accordance with the rules of the Financial Industry Regulatory Authority for reasonable expenses incurred by them in forwarding materials to the beneficial owners of our common stock.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board submits the names of the eight persons ("Nominees") identified and discussed in the paragraphs below for election to the Board of the Company.

In 2007, the Board met eighteen times, including thirteen telephonic meetings. In accordance with the Company's Corporate Governance Guidelines, non-management Directors meet in executive session after each in-person meeting of the Board. Non-management Directors met five (5) times in 2007 with Mr. Darman presiding as Lead Independent Director and Mr. Odeen, due to Mr. Darman's absence, presiding as Lead Independent Director at the December 7, 2007 meeting of Independent Directors. All Directors attended at least 80% of all meetings of the Board and Committees on which they serve. Board members are expected to attend all meetings of the Board and meetings of the Board Committees on which they serve. Messrs. Darman, Hanrahan, Koskinen, McArthur and Sandstrom attended the 2007 Annual Meeting of Stockholders on June 25, 2007.

Only one of the Nominees, Paul Hanrahan, is also an employee of the Company. The Board has determined that each of the Nominees, except Mr. Hanrahan, meets the independence requirements of the New York Stock Exchange ("NYSE") rules. In addition, the members of our Financial Audit Committee also meet the independence standards for audit committee members adopted by the Securities and Exchange Commission (the "SEC"). In making this determination, the Board considers not only the criteria for independence set forth in the listing standards of the NYSE but also any other relevant facts and circumstances that come to the Board's attention, after inquiry, relating to transactions, relationships or arrangements between a Director or a Nominee or any member of their immediate family (or any entity of which a Director or Nominee or an immediate family member is an Executive Officer, general partner or significant equity holder) and AES or any of its subsidiaries or affiliates that might signal potential conflicts of interest, or that might bear on the materiality of a Director's or a Nominee's relationship to AES or any of its subsidiaries. The Board considers the issue not merely from the standpoint of the Director or Nominee, but also from that of the persons or organizations with which the Director or Nominee is affiliated.

A Nominee will be elected to serve as a Director if a majority of the votes of the shares of common stock present in person or represented by Proxy at the Annual Meeting, at which a quorum is present, are voted in favor of the Nominee. Under our Corporate Governance Guidelines, Directors are elected to hold office for a term of one year and until their respective successors, if any, have been elected and qualified.

Paul Hanrahan, age 50, has been a Director of AES since June 2002. At that time he was also appointed President and Chief Executive Officer. Prior to assuming his current position, Mr. Hanrahan was the Chief Operating Officer and Executive Vice President of AES where he was responsible for business development activities and the operation of multiple electric utilities and generation facilities in Europe, Asia and Latin America. In addition, Mr. Hanrahan was previously the President and Chief Executive Officer of AES China Generating Co. Ltd., a public company formerly listed on NASDAQ. He also managed other AES businesses in the U.S., Europe and Asia. Prior to joining AES in 1986, Mr. Hanrahan served as a line Officer on a fast attack nuclear submarine, USS Parche (SSN-683). Mr. Hanrahan serves on the Board of Directors of Corn Products International, Inc. He is a graduate of Harvard School of Business and the U.S. Naval Academy. Mr. Hanrahan chairs the Finance and Investment Committee of the Board.

Kristina M. Johnson, age 50, has been a Director of AES since April 2004. Dr. Johnson has been Provost and Senior Vice President for Academic Affairs at the Johns Hopkins University since September 2007. Previously, she served as the Chief Academic and Administrative Officer of the Edmund T. Pratt, Jr., School of Engineering at Duke University ("Duke"), joining Duke in July 1999. Prior to joining Duke, Dr. Johnson served on the faculty at the University of Colorado at Boulder, from 1985-1999 as a Professor of Electrical and Computer Engineering, and as a co-founder and Director (1993-1997) of the National Science Foundation Engineering Research Center for Optoelectronic Computing Systems Center. Dr. Johnson received her BS with distinction, MS and PhD from Stanford University in Electrical Engineering. She is an expert in liquid crystal electro-optics and has over forty patents or patents pending in this field. Dr. Johnson currently serves on the Boards of Directors of Minerals Technologies, Inc., Boston Scientific, and Nortel Networks. Dr. Johnson serves on the Compensation Committee of the Board.

John A. Koskinen, age 68, has been a Director of AES since April 2004. Mr. Koskinen is President of the United States Soccer Foundation, a position he has held since June 2004. Previously, Mr. Koskinen served as Deputy Mayor and City Administrator for the District of Columbia from 2000 to 2003. From 2001 to 2004, Mr. Koskinen served as a Director of the U.S. Soccer Foundation and served on the Foundation's audit committee. Prior to his election as Deputy Mayor, he occupied several positions with the U.S. Government, including service from 1994 through 1997 as Deputy Director for Management, Office of Management and Budget. From 1998 to 2000, he served as Assistant to the President (President Clinton) and chaired the President's Council on Year 2000 Conversion. Prior to his most recent service with the U.S. Government, in 1973, Mr. Koskinen joined the Palmieri Company, which specialized in turnaround management, as Vice President and later served as President and Chief Executive Officer from 1979 through 1993. Mr. Koskinen graduated with a JD, cum laude, from Yale University School of Law and a BA, magna cum laude, in physics from Duke University where he was a member of Phi Beta Kappa. Mr. Koskinen currently serves on the Board of Directors of American Capital Strategies. Mr. Koskinen serves on the Financial Audit Committee, Finance and Investment Committee and Compensation Committee of the Board.

Philip Lader, age 62, has been a Director of AES since April 2001. The former U.S. Ambassador to the Court of St. James's, he is Chairman of WPP Group plc, the global advertising and communications services company which includes J. Walter Thompson, Young & Rubicam, and Ogilvy & Mather. A lawyer, Mr. Lader is also a Senior Advisor to Morgan Stanley, a Director of Lloyd's of London, WPP Group plc, UC RUSAL and Marathon Oil Corporations, Songbird Estates (Canary Wharf) plc, and a trustee of the RAND Corporation and the Smithsonian Museum of American History. Formerly White House Deputy Chief of Staff, Assistant to the President, Deputy Director of the Office of Management and Budget, and Administrator of the U.S. Small Business Administration during the Clinton Administration, Mr. Lader also was President of Sea Pines Company, Executive Vice President of the U.S. holdings of the late Sir James Goldsmith (1986-1989), and president of universities in South Carolina (Winthrop University 1983-1985) and Australia (Bond University 1991-1993). He was educated at Duke University (BA, Phi Beta Kappa, 1966), the University of Michigan (MA, 1967), Oxford University, and Harvard Law School (JD, 1972). Mr. Lader chairs the Nominating, Governance and Corporate Responsibility Committee of the Board.

Sandra O. Moose, age 66, has been a Director of AES since April 2004. Dr. Moose is President of Strategic Advisory Services and previously was a Senior Vice President of The Boston Consulting Group ("BCG"). Dr. Moose joined BCG in 1968, was a Director since 1975, and a Senior Vice President through 2003. She managed BCG's New York Office from 1988-1998 and was appointed Chair of the East Coast. Dr. Moose received her PhD and MA in economics from Harvard University and BA summa cum laude in economics from Wheaton College. Dr. Moose serves on the Boards of Directors of Verizon Communications, Rohm and Haas

Company, the Alfred P. Sloan Foundation and the Natixis Advisor Funds and Loomis Sayles Funds where she is Chairperson of the Board of Trustees. Dr. Moose serves on the Nominating, Governance and Corporate Responsibility Committee and the Finance and Investment Committee of the Board.

Philip A. Odeen, age 72, has been a Director of AES since May 1, 2003 and has served as Chairman of the Board and Lead Independent Director since January 2008. As of December 31, 2007, Mr. Odeen assumed the Non-Executive Chairmanship for Convergys Corporation. He is also a member of the Board of Directors of Northrop Grumman Corporation. From October 2006 to October 2007, Mr. Odeen served as Non-Executive Chairman for Avaya. He served as Non-Executive Chairman for Reynolds and Reynolds Company from July 2004 until October 2006. Mr. Odeen retired as Chairman of TRW Inc. in December 2002. Prior to joining TRW in 1997, Mr. Odeen was President and Chief Executive Officer of BDM, which TRW acquired in 1997. From 1978 to 1992, Mr. Odeen was a Senior Consulting Partner with Coopers & Lybrand and served as Vice Chairman, management consulting services, from 1991 to 1992. From 1972 to 1978, he was Vice President of the Wilson Sporting Goods Company. Mr. Odeen has served in senior positions with the Office of the Secretary of Defense and the National Security Council staff. Mr. Odeen graduated Phi Beta Kappa with a BA in government from the University of South Dakota. He was a Fulbright Scholar to the United Kingdom and earned a master's degree from the University of Wisconsin. Mr. Odeen chairs the Compensation Committee and also serves on the Finance and Investment Committee of the Board.

Charles O. Rossotti, age 67, has been a Director of AES since March 2003. Mr. Rossotti is a Senior Advisor with the Carlyle Group, one of the world's largest private equity firms. From November 1997 until November 2002, Mr. Rossotti was the Commissioner of Internal Revenue at the United States Internal Revenue Service ("IRS"). Prior to joining the IRS, Mr. Rossotti was a founder of American Management Systems, Inc., where he held the position of President from 1970-1989, Chief Executive Officer from 1981 to 1993 and Chairman from 1989 to 1997. From 1965 to 1969, he held various positions in the Office of Systems Analysis within the Office of the Secretary of Defense. Mr. Rossotti graduated magna cum laude from Georgetown University and received an MBA with high distinction from Harvard Business School. Mr. Rossotti serves on the Boards of Directors of Merrill Lynch & Co., Inc. and Compusearch Systems, Inc. Mr. Rossotti chairs the Financial Audit Committee of the Board.

Sven Sandstrom, age 66, has been a Director of AES since October 2002. He is the former Managing Director of the World Bank, and retired from the Bank in December 2001. He is a member of the Governing Council and Treasurer of the International Union for the Conservation of Nature (IUCN). He co-chairs the funding negotiations for the Global Fund to Fight AIDS, TB and Malaria. He chairs the funding negotiations for the African Development Bank. Mr. Sandstrom serves on the Financial Audit Committee and the Nominating, Governance and Corporate Responsibility Committee of the Board.

THE BOARD RECOMMENDS A VOTE FOR THE
ELECTION OF THE EIGHT DIRECTORS DISCUSSED ABOVE AND LISTED ON
THE PROXY CARD

THE COMMITTEES OF THE BOARD

At the beginning of 2007, the Board maintained five standing Committees which included the Compensation Committee, Finance and Investment Committee, Financial Audit Committee (the "Audit Committee"), the Nominating, Governance and Corporate Responsibility Committee, and the Environmental, Safety and Technology Committee (the "EST Committee"). As described below, the duties of the EST Committee were transferred to the Nominating, Governance and Corporate Responsibility Committee in June of 2007. There are now four (4) standing Committees of the Board. The Board has determined that each of the members of the Compensation Committee, Audit Committee, and Nominating, Governance and Corporate Responsibility Committee meets the standards of "independence" established by the NYSE. The Board has determined that each of the members of the Audit Committee also meet the independence standards for audit committee members adopted by the SEC. A description of each Board Committee is set forth or referred to in the following paragraphs.

STANDING COMMITTEES:

Compensation Committee

The members of the Compensation Committee are Kristina M. Johnson, John A. Koskinen, and Philip A. Odeen (Chairman). For information regarding our Compensation Committee's processes and procedures for determining Executive compensation, see "Information About our Compensation Committee" beginning on page 26 of this Proxy Statement. The Compensation Committee operates under the Charter of the Compensation Committee adopted and approved by the Board. A copy of the Compensation Committee's Charter appears on the Company's web site (www.aes.com). A copy of the Charter may also be obtained by sending a request to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, VA 22203. The Compensation Committee met nine times in 2007.

Finance and Investment Committee

The Finance and Investment Committee focuses on the evaluation of strategic plans, potential investments, budgets, proposed equity and/or debt offerings and is also available to provide advice and assistance to Company management on a more frequent basis than the regularly scheduled meetings of the Board. The members of the Finance and Investment Committee are Paul Hanrahan (Chairman), John A. Koskinen, John H. McArthur, Sandra O. Moose and Philip A. Odeen. The Finance and Investment Committee operates under the Charter of the Finance and Investment Committee adopted and approved by the Board. A copy of the Charter appears on the Company's web site (www.aes.com). A copy of the Charter may also be obtained by sending a request to the office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203. The Finance and Investment Committee met eleven times in 2007.

Financial Audit Committee

The Board has a separately designated standing Audit Committee established in accordance with Rule 10A-3 of the Securities Exchange Act of 1934 (as amended, the "Exchange Act") and NYSE Rule 303A.06. The members of the Audit Committee are John A. Koskinen, John H. McArthur, Charles O. Rossotti (Chairman), and Sven Sandstrom. The Audit Committee is responsible for the review and oversight of the Company's performance with respect to its financial responsibilities and the integrity of the Company's accounting and reporting practices. The Audit Committee, on behalf of the Board, also appoints the Company's independent auditors, subject to Stockholder ratification, at the Annual Meeting. The Audit Committee operates under the Charter of the Financial Audit Committee adopted and approved by the Board. A copy of the Charter appears on the Company's web site (www.aes.com). A copy of the Charter may also be obtained by sending a request to the office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203. Our Board has determined that all members of the Audit Committee are independent within the meaning of the SEC rules. The Board has also determined that each member of the Audit Committee is "financially literate" as required by the NYSE rules and an Audit Committee Financial Expert within the meaning of the SEC rules based on, among other things, the experience of such member described above. The Audit Committee met nineteen times in 2007.

Nominating, Governance and Corporate Responsibility Committee

The Nominating, Governance and Corporate Responsibility Committee provides recommendations for potential nominees for election to the Board, establishes compensation for Directors, considers governance and social responsibility issues relating to the Board and the Company and considers the scope of the Company's internal environmental and safety audit programs. On June 25, 2007, the Board recommended that the environmental and safety responsibilities of the former EST Committee be transferred to the Nominating, Governance and Corporate Responsibility Committee and that a separate management Committee with Director participation be established to further concentrate on technology developments applicable to the industry and the Company's business. The members of the Nominating, Governance and Corporate Responsibility Committee are Philip Lader (Chairman), Sandra O. Moose and Sven Sandstrom. Nominees for Director are selected on the basis of, among other things, experience, knowledge, skills, expertise, integrity, ability to make independent analytical inquiries, understanding the Company's global business environment and willingness to devote adequate time and effort to Board responsibilities so as to enhance the Board's ability to oversee and direct the affairs and business of the Company. In certain instances, we use a third party to assist in identifying potential nominees. The Nominating, Governance and Corporate Responsibility Committee also considers potential nominations for Director provided by Stockholders and submits any such suggested nominations, when appropriate, to the Board for approval. Stockholder nominees are evaluated using the criteria described above. Stockholders wishing to recommend persons for consideration by the Committee as nominees for election to the Board can do so by writing to the Office of the Corporate Secretary of the Company at 4300 Wilson Boulevard, Arlington, Virginia 22203. Any such Stockholder nomination recommendation should provide the nominee's name, biographical data and qualifications. Any such recommendation also must be accompanied by a written statement from the person recommended for nomination of his or her consent to be named as a nominee and, if nominated and elected, to serve as a Director. The By-laws also contain a procedure for Stockholder nomination of Directors. (See "Stockholder Proposals and Nominations for Director" set forth on page 74 of this Proxy Statement.)

The Nominating, Governance and Corporate Responsibility Committee operates under the Charter of the Nominating, Governance and Corporate Responsibility Committee adopted and approved by the Board. A copy of the Charter appears on the Company's web site (www.aes.com). A copy of the Charter may also be obtained by sending a request to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203. The Nominating, Governance and Corporate Responsibility Committee met five times in 2007.

Director Compensation.    The Nominating, Governance and Corporate Responsibility Committee periodically reviews the level and form of compensation paid to Directors, including the compensation program's underlying principles. Under the Corporate Governance Guidelines, a Director who is also an Officer of AES is not permitted to receive additional compensation for service as a Director. In reviewing and determining the compensation paid to Directors, the Committee considers how such compensation relates and compares to Director compensation of companies of comparable size, which operate in a comparable industry and/or have equivalent complexity. The Committee's review includes looking at both direct and indirect forms of compensation to our Directors, including any charitable contributions made by the Company to organizations with which Directors are affiliated. The Executive Vice President, General Counsel and Secretary assists the Nominating, Governance and Corporate Responsibility Committee with its review of our Director compensation program. The General Counsel's office conducts research on other companies' Director compensation practices and provides the Committee with a benchmarking analysis of those practices against the Company's program. Neither the General Counsel nor the Nominating, Governance and Corporate Responsibility Committee retain an independent compensation consultant to assist with recommending or determining Director compensation. Any changes to the Director compensation program are recommended by the Nominating, Governance and Corporate Responsibility Committee to the Board for consideration and approval. For a discussion of 2007 developments relating to our Director compensation program, see "Narrative Disclosure Relating to the Director Compensation Table" on page 53 of this Proxy Statement.

The Nominating, Governance and Corporate Responsibility Committee may form subcommittees and delegate to such subcommittees such power and authority as the Committee deems appropriate and in compliance with law.

ADDITIONAL ADVISORY COMMITTEES:

Environment, Safety and Technology Committee

From January to June 2007, the EST Committee monitored the environmental and safety compliance of the Company and its subsidiaries, reviewed and approved the scope of the Company's internal environmental and safety compliance audit programs to consider the adequacy and appropriateness of the programs being planned and performed, and reviewed and considered technology developments applicable to the industry and the Company's businesses. The EST Committee met three times in 2007. On June 25, 2007, the Board approved the transfer of the environmental and safety responsibilities to the Nominating, Governance and Corporate Responsibility Committee. A management Committee, with Director participation, was also formed to assist with technology responsibilities. The new Commitee is called the Technology Council. Members of the Technology Council will include persons from management, scientists and other technology experts, and members of the Board, including Kristina M. Johnson, John A. Koskinen (Chairman) and Philip Lader. The Technology Council did not formally meet in 2007, but management did consult with Mr. Koskinen, Mr. Lader and Dr. Johnson concerning various technology issues relevant to the Company.

Ad Hoc Committee

In March 2007, the Board established the Ad Hoc Committee to address and oversee the Company's review of its historical equity granting practices and accounting treatments for long-term compensation. The members of the Ad Hoc Committee were John Koskinen, Charles Rossotti (Chairman), and Sven Sandstrom. The Ad Hoc Committee met nine times in 2007.

Special Committee

In June 2007, the Board established the Special Committee to investigate and respond to a demand by a purported Stockholder and to conduct an independent review of the Company's Stock Option granting practices, internal controls and prior restatements. The members of the Special Committee are Philip Lader (Chairman) and Sandra Moose. The Special Committee met five times in 2007.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Philosophy

In all areas of our business, our policies seek to maximize long-term value for our stockholders. Consistent with this philosophy, we believe that stockholders benefit from compensation policies that attract the most qualified people and retain and motivate these individuals. The Compensation Committee is responsible for designing, reviewing and administering our Executive compensation program (the "Program"). The Program is designed to achieve the following objectives:

  •
  link Executive performance to the achievement of our financial and operational performance objectives;

  •
  align Executive compensation with the interests of our stockholders;

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  support our business plans and Company objectives; and

  •
  optimize our investment in labor costs by maintaining compensation arrangements that not only drive performance but are competitive and enable us to retain our employees, including the most Senior Executives in the Company, including the Chief Executive Officer, Chief Financial Officer and the three other Executive Officers named in the Summary Compensation Table on page 27 of this Proxy Statement (the "Named Executives" or "Named Executive Officers").

To achieve these objectives, the Program relies on the following components of total compensation:

  •
  base salary;

  •
  cash-based, short-term incentives under our Performance Incentive Plan;

  •
  cash-based, medium-term incentives under our 2003 Long-Term Compensation Plan ("LTC Plan") in the form of performance units ("PUs"); and

  •
  equity-based, long-term incentives under our LTC Plan in the form of Restricted Stock Units ("RSUs") and Stock Options ("Stock Options" or "Options").

The Compensation Committee varies the allocation among these components of compensation so that the Named Executive Officers, who have the greatest influence over our performance, receive significant amounts of performance-based compensation (as described more fully under "Allocation among Compensation Components and Pay among our Named Executives" herein). The Program is also designed to ensure that compensation awards vest in a manner that rewards consistent performance over time.

The Compensation Committee also considers and evaluates the impact of applicable tax laws with respect to compensation paid under our plans, arrangements and agreements. For instance, with certain exceptions, Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits our deduction for compensation in excess of $1 million paid to certain covered employees (generally our Chief Executive Officer, Chief Financial Officer, and three next highest-paid Executive Officers). Compensation paid to covered employees is not subject to the deduction limitation if it is considered "qualified performance-based compensation" within the meaning of Section 162(m) of the Code. While the Compensation Committee generally intends to structure and administer all of our performance-based Executive compensation plans and arrangements so that they will not be subject to the deduction limit of Section 162(m) of the Code, the Compensation Committee may from time to time approve payments that cannot be deducted in order to maintain flexibility in structuring appropriate compensation programs where the Compensation Committee believes it is in the best interests of our stockholders and to remain competitive in the marketplace for talent. Additionally, if any provision of a plan or award that is intended to be performance-based under Section 162(m) of the Code is later found to not satisfy the conditions of Section 162(m), our ability to deduct such compensation may be limited.

We believe that our Program, as currently structured, is consistent with the objectives of our compensation philosophy. However, our philosophy and our Program may evolve over time in response to changes in market conditions, legal requirements and/or other objective and subjective considerations.

Targeted Compensation

The Program targets setting overall compensation for each Named Executive Officer in the middle range of total compensation for executives holding comparable positions in both our peer group of companies (the "Peer Group") and a broad set of similarly sized general industry and energy companies from the 2007 Towers Perrin U.S. General Industry Executive Compensation Database and 2007 Towers Perrin U.S. Energy Services Executive Compensation Databases ("Survey Data"). Our Program and each of its components is also benchmarked against compensation programs used by S&P 500 companies, as well as the programs of our Peer Group.

To develop the Peer Group for our 2007 compensation, our senior management generated a list of companies with whom we compete for executive talent in the energy industry. The companies in the Peer Group have executives with backgrounds relevant to our business. The list was reviewed by Towers Perrin, who then, based on their review of our industry, suggested changes to the Peer Group to management. The Peer Group includes the following companies:

CMS Energy	Dynegy	NRG Energy	Southern Company
Calpine Corporation	Edison International	FPL Group	TXU Energy
Duke Energy	Pacific Gas & Electric	Reliant Resources

Although the Peer Group companies were selected for the reasons discussed above, our Compensation Committee also believes that the global nature of our Company sets it apart from most of our peers. In light of this difference, our Compensation Committee uses the Peer Group and Survey Data (described above) for context, to maintain the competitiveness of our Program, and as general guidelines by which to evaluate our Program. Given the unique position of our Company, the Program and each of its components are specifically developed and tailored to the particular aspects of our business which drive performance in our international and domestic operations (such as our performance unit program described below).

Process for Determining Compensation

The Compensation Committee determines total compensation in the first quarter of each year based on available data including the Named Executives' performance evaluations. In 2007, the Compensation Committee reviewed 2004 and 2005 Proxy Statement data for the Peer Group as well as 2006 Survey Data. The Compensation Committee made comparisons with similarly-situated executives in Peer Group companies based upon criteria such as type of position, business unit, career level, geographic region and company size. The Compensation Committee also reviewed the Survey Data in order to accurately reflect our competition for certain executive positions which do not necessarily require industry-specific experience (such as finance). The Program is designed to target energy industry market data for industry specific positions and the general industry Survey Data for functional or non-industry-specific positions, to ensure that the Company remains competitive in the markets where we compete for executive talent.

Although much of this analysis is based upon market data that provides an objective basis to evaluate our compensation policies, some adjustments are made based on subjective factors such as our views about the external marketplace, the degree of difficulty of a particular assignment, the individual's experience, the tenure of the individual in the role, and the individual's future prospects with the Company.

Additional information regarding the Compensation Committee's processes and procedures in determining Named Executive Officer compensation, including the role of the Chief Executive Officer and other Named Executive Officers, is contained in "Information About our Compensation Committee" on page 26 of this Proxy Statement.

Allocation among Components of Compensation and Pay among our Named Executives

After the overall targeted compensation has been established for each Named Executive Officer, compensation is allocated among base salary and short, middle and long-term incentive compensation so that a Named Executive's deviation from the median of total compensation, as compared to similarly situated executives in the Peer Group, is determined by individual and Company performance. If individual and Company performance exceed the pre-established performance measures, it is intended that compensation will be paid above the median of the Survey Data. Conversely, it is intended that compensation will be paid below the median of the Survey Data if individual and Company performance are below the pre-established performance measures. The types of information used to evaluate performance and the data used to determine competitive compensation levels are the same for our Named Executive Officers as they are for our other Executive Officers.

The importance that the Program places on at-risk, performance-based compensation is shown by the allocation of the target level of overall compensation awarded to the Named Executive Officers for 2007 among the various compensation elements of the Program. For the Chief Executive Officer, the objective is to have base salary represent 10%-15% of total compensation, the typical bonus to represent 15%-20%, and the typical LTC Plan awards to represent 65%-75%. For the other Named Executive Officers, the objective is to have base salary represent 20%-30% of total compensation, the typical bonus to represent 20%-30%, and the typical LTC Plan awards to represent 50%-65%. The difference between the component mix between the Chief Executive Officer and the other Named Executive Officers is largely due to the role of the Chief Executive Officer in setting our strategic direction and his critical importance in directing and driving our performance and achievement of strategic goals. By weighting his compensation more heavily in incentive compensation, the Compensation Committee intends to directly align his compensation with the achievement/non-achievement of Company performance goals.

In terms of relative compensation paid to each of our Named Executives, the differences between compensation paid to our Chief Executive Officer relative to our other Named Executive Officers is largely based on his position, which has the responsibility for the overall direction of the Company, and the length of his tenure (relative to other AES Named Executive Officers) as an Executive with us. These differences in relative pay between the Chief Executive Officer and the other Named Executives is similar to our peer companies.

Compensation for AES Named Executives

Base Salary

The Program targets base salaries for our Named Executive Officers generally at or below the median of the Survey Data provided by our compensation consultants. Base salaries reflect current practices within a Named Executive Officer's specific market and geographic region and among executives holding similar positions in the Peer Group. In addition to these factors, the base salary for a Named Executive Officer could be higher or lower, depending on a number of more subjective factors (which are not formulaic or assigned any particular weight for any Named Executive), including the Named Executive's experience, the Named Executive's sustained performance, the need to retain key individuals, recognition of roles that are larger in scope or accountability than standard market positions; and market/competitive differences based upon a specific location.

The base salary amounts paid to our Named Executive Officers in 2007 are contained in the "Salary" column of the Summary Compensation Table on page 27 of this Proxy Statement.

Performance Incentive Plan

The Program provides Named Executive Officers with an annual cash incentive to reward short-term individual performance. At the 2006 Annual Meeting of Stockholders, our stockholders approved The AES Corporation Performance Incentive Plan (the "Performance Incentive Plan"), which is available to our employees, including the Named Executive Officers. The Compensation Committee's specific objectives with the Performance Incentive Plan are to promote the attainment of our significant business objectives; encourage and reward management teamwork across the Company; and assist in the attraction and retention of employees vital to our success.

The Performance Incentive Plan links annual cash incentive payments to performance based on factors that are drivers of our success — including individual, operational, safety, and financial goals. Other considerations include a Named Executive's leadership skills, the difficulty of his or her assignments, and the prospects for retaining the Named Executive Officer. These awards are not guaranteed.

The target annual cash incentive award for each Named Executive Officer is assessed and approved annually and ranges from 80% to 150% percent of base salary, depending on an individual's specific job responsibilities. The award paid in a previous year is not a factor in determining the current year award. Because the amount of the award actually paid is based on the attainment of Company and individual performance goals, the Performance Incentive Plan payment for a specific Named Executive Officer could be zero or as much as twice the target payment. For 2007, awards for all plan participants (including the Named Executive Officers) were based on the following performance goals:

2006 Metrics Applicable to Awards		2007 Metrics Applicable to Awards
•	40 percent on meeting cash flow targets;	•	35 percent on meeting cash flow targets;
•	25 percent on meeting performance improvement and cost reduction targets;	•	20 percent on meeting performance improvement and cost reduction targets;
•	25 percent on achieving individual objectives; and	•	35 percent on achieving individual objectives; and
•	10 percent on safety performance.	•	10 percent on safety performance.

In 2007, the Compensation Committee approved a change to the weighting of the metrics applicable to the Performance Incentive Plan awards. The Compensation Committee made this change in order to place more emphasis upon the achievement of individual objectives, primarily revenue growth.

If these performance goals are not fully achieved at year end, the annual awards are paid according to the percentage of the goals that were met. Performance goals may also be exceeded, which could make the payment under the annual award higher than the target.

2007 Performance Incentive Plan Award Targets and Assessment of Company Performance Relative to Targets

At the commencement of 2007, the Compensation Committee approved a cash flow target to be measured using three metrics: EBITDA minus Maintenance Capital Expenditures, Operating Cash Flow and Distribution from Subsidiaries. With respect to the EBITDA minus Maintenance Capital Expenditures, the Compensation Committee determined that this metric is confidential and has not provided guidance on this metric. To determine this metric, our Compensation Committee reviewed the annual business plan, historical Company performance relative to this metric and known challenges and uncertainties at the time. After this review, the Compensation Committee viewed the target as challenging but attainable. With respect to the Net Cash Provided by Operating Activities and Distribution from Subsidiaries metrics, the target values were between $2.2B and $2.4B; and between $1.0B and $1.3B, respectively.

Distributions from Subsidiaries should not be construed as an alternative to Net Cash Provided by Operating Activities which is determined in accordance with GAAP. Distributions from Subsidiaries is important to AES because AES is a holding company that does not derive any significant direct revenues from its own activities but instead relies on its subsidiaries' business activities and the resultant distributions to fund its debt service, investment and other cash needs. The difference between the Distributions from Subsidiaries minus Net Cash Provided by Operating Activities consists of cash generated from operating activities that is retained at the subsidiaries for a variety of reasons which are both discretionary and non-discretionary in nature. These factors include, but are not limited to, retention of cash to fund capital expenditures at the subsidiary, cash retention associated with nonrecourse debt covenant restrictions and related debt service requirements at the subsidiaries, retention of cash related to sufficiency of local GAAP statutory retained earnings at the subsidiaries, retention of cash for working capital needs at the subsidiaries, and other similar timing differences between when the cash is generated at the subsidiaries and when it reaches AES and related holding companies.

The performance improvement goal was based on the achievement of key performance indicator targets relating to critical operating metrics such as power outages, maintenance and other related items, and the safety performance target was based on targeted reduction of the frequency and severity of accidents, both of which the Compensation Committee deems to be confidential. To determine the metrics, our Compensation Committee reviewed the annual business plan, historical Company performance relative to these metrics and known challenges and uncertainties at the time. After this review, the Compensation Committee viewed the targets as challenging but attainable.

In February 2008, the Compensation Committee determined that its 2007 performance on cash flow was below the target performance level for the Performance Incentive Plan. Specifically, the Committee determined the performance score to be 80% out of a possible 200% for cash flow. Company performance on 2007 performance improvement and cost reductions was below the target performance level for the Performance Incentive Plan. Specifically, the Committee determined a performance score of 90% out of a possible 200% for performance improvement and cost reduction.

Company performance on safety in 2007 exceeded target performance. Specifically, the Compensation Committee determined the performance score to be 140% out of a possible 200% for safety.

Individual Objectives and Assessment of 2007 Performance Relative to Objectives

Paul Hanrahan, President and Chief Executive Officer

The Compensation Committee assessed the personal performance of Mr. Hanrahan relative to his 2007 objectives in a number of areas, including financial performance, growth, operational performance, and safety. Under Mr. Hanrahan's leadership, the Company continued to remediate and improve our financial reporting process, completed a $2B corporate bond offering and associated refinancing of $1.2B of secured debt to unsecured debt, and closed significant non-recourse financings. Mr. Hanrahan continued to position the Company for strong growth with the closing of twelve major projects totaling $1B of new investment; however, progress in the Company's climate change business is behind schedule. Mr. Hanrahan's operational achievements included the successful implementation of Enterprise Resource Planning software at our operations in Chile, El Salvador and Ukraine, expansion of our continuous improvement program and global sourcing initiatives, and continued progress on our projects under construction, which was partially offset by a construction delay at our project in Bulgaria. AES implemented safety and environmental systems and improved its safety performance. In addition, the Company completed the sale of our subsidiary C.A. La Electricidad de Caracas ("EDC") to Petróleos de Venezuela, S.A. ("PDVSA").

Andres Gluski, Executive Vice President and Chief Operating Officer

The Compensation Committee assessed the personal performance of Mr. Gluski relative to his 2007 objectives. Mr. Gluski successfully transitioned to COO in July from his previous role of President, Latin America. Mr. Gluski reorganized the Latin America and Asia and Middle East management teams and implemented the Regional CFO structure for the Company. Under Mr. Gluski's leadership, the Company's Latin America region won the Edison Electric Institute's 2007 Edison Award, and construction began on the Campiche and Guacolda III thermal plants in Chile and the Changuinola hydroelectric plant in Panama. Mr. Gluski was closely involved in the Company's portfolio management activities, including the sale of EDC to PDVSA, the secondary sale of $300M of Gener stock, and the negotiation and signing of the Memorandum of Understanding for the sale of Ekibastuz power plant and Maikuben West coal mine in Kazakhstan to Kazakhmys PLC for total consideration of up to $1.4B.

Victoria Harker, Executive Vice President and Chief Financial Officer

The Compensation Committee assessed the personal performance of Ms. Harker relative to her 2007 objectives. Throughout 2007, Ms. Harker continued to improve our financial reporting processes and strengthen our Finance organization through a range of worldwide programs. In 2007, Ms. Harker implemented a Regional CFO organization for each of the Company's four regions. She implemented tax and accounting close process improvements which increased first submission accuracy by 78% from the prior year and decreased month-end financial close timing by nine days. In addition, under Ms. Harker's direction, the Finance department worked with the Company's businesses and other functional teams to successfully remediate three of the Company's five previously disclosed material weaknesses. Beyond this, Ms. Harker established technical training programs in Finance that have been attended by 570 Finance employees worldwide. The Company also completed a $2B corporate bond offering and associated refinancing of $1.2B of secured debt to unsecured debt, and closed significant non-recourse financings. Under Ms. Harker's leadership, the finance department supported over 300 investment and financing transactions in 2007 through financial analysis, technical accounting, tax advice, and financial structuring.

Bill Luraschi, Executive Vice President and President, Alternative Energy

The Compensation Committee assessed the personal performance of Mr. Luraschi relative to his 2007 objectives. Mr. Luraschi completed the construction of the 233MW wind generation facility Buffalo Gap II in Texas on schedule. He acquired four wind farms representing approximately 250 MW of capacity and was responsible for the development, financing and commencement of construction of the 138 MW wind generation facility Buffalo Gap III in Texas. The Company formed a joint venture with GE Energy Financial Services to create and sell voluntary carbon offsets in the United States. Mr. Luraschi also led the development of projects representing annual production of over 9M tons of carbon emission credits ("CERs"); however, the Company did not meet its target for CER creation. In addition as previously disclosed, the Company wrote off its equity investment in AgCert during 2007.

David Gee, Executive Vice President and President, North America Region

The Compensation Committee assessed the personal performance of Mr. Gee relative to his 2007 objectives. The North America region successfully acquired and integrated two 230MW thermal plants in Mexico, as well as completed several construction projects on time and within budget. However, the installation of new environmental controls at the Harding Street facility in Indiana was behind schedule. Mr. Gee met the major financial goals for the North America region and continued the implementation of the region's operational improvement program. Mr. Gee was also responsible for the sale of Central Valley plants in California.

Considering the above-described Company and individual performance results, the Named Executive Officers received an average bonus of 102.6% of their 2007 target bonus amount.

The following are the percentages of base salary approved by the Compensation Committee for each Named Executive Officers' 2007 Performance Incentive Plan award:

Named Executive Officer	Target Performance Award as a % of Base Salary	Actual Performance Award as a % of Target
Paul Hanrahan, CEO	150.0	95.9
Victoria Harker, EVP & CFO	80.0	122.7
Andres Gluski, EVP & COO	100.0	121.7
Bill Luraschi, EVP	105.0	72.9
David Gee, EVP	100.0	99.8

The threshold, target and maximum pay-out levels of the Performance Incentive Plan awards for each Named Executive Officer are shown in the "Estimated Future Payouts Under Non-Equity Incentive Plan Awards" columns of the Grants of Plan-Based Awards Table on page 29 of this Proxy Statement. The pay-outs to the Named Executive Officers for 2007 are set forth in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table on page 27 of this Proxy Statement.

2003 Long-Term Compensation Plan

In 2007, approximately 1,900 AES employees in 23 countries received awards under the LTC Plan, including the Named Executive Officers. The long-term incentive opportunity of each Named Executive Officer is based on a percentage of his/her base salary.

Cash and equity-based awards under the LTC Plan link individual compensation with long-term value creation and our stock performance. During 2007, the following factors were considered in granting long-term compensation awards to the Named Executive Officers: (1) level of equity-based compensation paid to executives holding comparable positions in the Peer Group, (2) individual or personal performance and future prospects, and (3) Company performance. For 2007, the Program included a mix of long term compensation awards under the LTC Plan. Generally, all 2007 grants to Named Executive Officers under the LTC Plan were allocated as follows:

  •
  50% in the form of PUs;
  •
  25% in the form of RSUs; and
  •
  25% in the form of nonqualified Options.

The LTC Plan is principally intended to drive attainment of performance results and align our Named Executive Officers' interests with stockholders. The PUs are designed to encourage performance in our business units worldwide by tying compensation to their collective performance in all relevant markets in which we operate. Additionally, the RSUs and Options are designed to align our Named Executive Officers' interests with those of our stockholders through equity ownership and to retain our Executives, including our Named Executive Officers, over time with vesting over a three-year period. In light of these objectives, the LTC Plan allocates 50% of awards as settled in stock (RSUs and Options) and 50% of awards as settled in cash (PUs).

It is our policy to grant the LTC Plan awards during the first quarter of each year at the Compensation Committee's first regularly scheduled meeting for the year. We may also grant these awards to an Executive Officer, including Named Executive Officers, at the time he or she is hired or promoted to his or her position as a Named Executive Officer.

Awards under the LTC Plan to Named Executive Officers (other than retention grants described below) are intended to comply with Section 162(m) of the Code. The Compensation Committee retains the discretion to reduce the amount of any annual award if it concludes that a reduction is necessary or appropriate. The Compensation Committee cannot increase the amount of any award intended to be performance-based compensation under Section 162(m) of the Code.

2007 LTC Plan Awards

Information regarding the amounts and values of the LTC Plan awards is contained in the Summary Compensation Table and the Grants of Plan-Based Awards Table on pages 27 and 29 of this Proxy Statement. A description of the terms of the awards is contained in "Narrative Disclosure Relating to the Summary Compensation Table and Grants of Plan-Based Awards Table" beginning on page 30 of this Proxy Statement.

PUs

PUs are performance-based awards that reward efficient generation of cash over a rolling three-year period. They use a cash generation metric to measure the net cash we generate by increasing revenue, reducing costs, and improving productivity, which we consider a significant source of Stockholder value creation, and which directly links compensation with the performance of our business during the measurement period. The payment made, if any, under each PU depends upon the level of the PU's cash generation metric achieved over the three year measurement period.

Since PUs have a three-year performance period, the PUs we granted in 2007 have a measurement period ending in 2009 and, if paid out, will be paid in 2010. The PU payments made for the 2005 - 2007 performance period were made for PUs granted in 2005. The value of these PUs was $1.1261.

The following table illustrates possible payouts under the PUs granted in 2007 to the Named Executive Officers, assuming these PUs fully vest. If less than 90% of the cash generation metric (the "Cash Value Added" or "CVA") is achieved for the three year measurement period, no payments will be made under these PUs. If CVA levels are achieved at the 90% level, each PU has a value of $0.50; if CVA levels are achieved at greater than 90% and less than 100% of the CVA target, or greater than 100% and less than 120% of the CVA target, the PU payout will be determined based on a straight-line interpolation, subject to a maximum value of $2.00 per unit. There is no increase in PU payments above the maximum value per unit if the CVA level is above 120%.

VALUE OF PERFORMANCE UNITS BASED ON 2007 CASH VALUE ADDED TARGET

Name & Principal Position	Below 90% of Performance Target	Equal to 90% of Performance Target	Equal to 100% of Performance Target	Equal or greater than 120% of Performance Target
Paul Hanrahan, CEO	$0	$1,375,000 (2,750,000 units × $0.50)	$2,750,000 (2,750,000 units × $1.00)	$5,500,000 (2,750,000 units × $2.00)
Victoria Harker, EVP & CFO	$0	$281,250 (562,500 units × $0.50)	$562,500 (562,500 units × $1.00)	$1,125,000 (562,500 units × $2.00)
William R. Luraschi, EVP	$0	$375,000 (750,000 units × $0.50)	$750,000 (750,000 units × $1.00)	$1,500,000 (750,000 units × $2.00)
Andres R. Gluski, EVP & COO	$0	$431,250 (862,500 units × $0.50)	$862,500 (862,500 units × $1.00)	$1,725,000 (862,500 units × $2.00)
David Gee, EVP	$0	$325,000 (650,000 units × $0.50)	$650,000 (650,000 units × $1.00)	$1,300,000 (650,000 units × $2.00)

Although the targeted CVA during the specific three-year performance period is determined at the time the PU is granted, pre-established adjustments may be made to the CVA target based on changes to the Company's portfolio, such as an asset divestiture or sale of a portion of equity in a subsidiary. In addition, an outside financial consultant is engaged at the end of each year to assist management and the Compensation Committee in calculating CVA. The target level of CVA for the PUs granted in 2007 is confidential, and has not been publicly disclosed. At the time the Compensation Committee established the 2007 PU awards, the Compensation Committee intended for performance at the target level to be a challenging, but attainable, goal. In determining the target level, the Compensation Committee reviewed the annual business plan, the long-term forecast and historical Company performance relative to the target. PUs have been a portion of our Long-Term Compensation Program since 2003. The two previous payouts had an average value of $1.1272 above the initial value of $1.00.

Payout of PU Awards Granted in 2005

The PUs granted in 2005 reached maturity at the end of 2007 and vested PUs were paid to participants in March 2008. The payout was based on our performance during the three-year period of 2005-2007. During that period, the Company's performance was above the predetermined CVA target. Therefore, payout of these units was at $1.1261 per unit, slightly above the initial value of 1.00 per unit.

The payment of the 2005 PU awards is reflected in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table on page 27 of this Proxy Statement.

RSUs

An RSU represents the right to receive a single share of AES common stock or cash of equivalent fair market value. Generally, at the direction of the Compensation Committee, the RSUs granted to the Named Executive Officers prior to 2007 vest in equal installments over a three-year period commencing on the first anniversary of the grant date if: (i) the Named Executive continues to be employed by AES on each such date; and (ii) (A) the total stockholder return ("TSR") of AES, measured by the appreciation in stock price and dividends paid, exceeds the TSR of the S&P 500 Index for the three-year vesting period, or (B) the TSR of AES is positive, the S&P 500 Index is positive, and the TSR of AES is within 5 percent of the TSR of the S&P 500 Index (subject to the Compensation Committee's discretion to choose that the RSUs should not vest in such circumstance). If any of these RSUs vest, a Named Executive Officer must continue to hold the RSUs for an additional two years before the Named Executive Officer receives stock or cash for the RSUs at the discretion of the Compensation Committee.

In 2007, the Compensation Committee approved changes to our RSU program in terms of how we measure relative TSR performance against the S&P 500 Index. The Compensation Committee requested that our management perform a study of the S&P 500 companies' practices in performance vested RSU programs. Management engaged Towers Perrin to conduct this study which showed the AES plan, which measured TSR relative to the S&P 500 Index return, differed from market practice which typically measures TSR against percentiles of a specific peer group or index. The changes were made to align our RSU program with competitive practice, to provide our employee participants with an upside earnings opportunity if AES TSR exceeds the TSR of the 60th percentile company in the S&P 500, and to better align the value of the awards to the actual Company-incurred costs of the RSU awards. The Compensation Committee approved the following modifications to the RSU awards granted in 2007 to make them more challenging:

  •
  For TSR at or above the 40th percentile of the S&P 500, 50% of the RSUs will vest;

  •
  For TSR at or above the 60th percentile of the S&P 500, 100% of the RSUs will vest;

  •
  For TSR at or above the 80th percentile of the S&P 500, 150% of the RSUs will vest.

Between the above percentiles, vesting would be interpolated on a straight line basis. Consistent with the prior design, relative TSR performance continues to be defined as AES's three-year cumulative TSR relative to the three-year cumulative TSR of the S&P 500 companies based on a 90-day moving average. Additionally, the two-year hold requirement after vesting continues to apply.

RSU Retention Grants

In recognition of their service and long-term potential contributions to AES, the Compensation Committee approved special retention grants in the form of RSUs to certain Named Executive Officers, including Ms. Harker and Mr. Gluski in the amounts of $500,000 and $1,000,000, respectively. The retention grants are scheduled to vest in three equal installments beginning on February 23, 2008 if continued employment conditions are satisfied under the LTC Plan. The retention grants do not include any performance related criteria, since their primary purpose was retention. If the employment conditions are satisfied, each RSU will entitle the Named Executive to one share of AES common stock or cash equivalent, at the discretion of the Compensation Committee, on January 1, 2012 or as soon as reasonably practicable thereafter. These grants were made to incentivize these Named Executives to remain employed with the Company.

Payout of 2005 RSU Awards

The second grant of RSU awards under the LTC Plan vested at the end of 2007 as our TSR exceeded the TSR of the S&P 500 over the 2005-2007 measurement period. Our TSR was 80%, while the TSR of the S&P 500 Index was 34.8%. Payout of these RSUs will be made as soon as administratively practicable in 2010.

Vesting of the 2005 RSU awards is reflected in the Option Exercises and Stock Vested table on page 36 of this Proxy Statement and additional information regarding the awards is set forth in the Nonqualified Deferred Compensation table (and its accompanying narrative) beginning on page 37 of this Proxy Statement.

Stock Options

An Option represents an individual's right to purchase shares of AES common stock at a fixed exercise price after the Option vests. An Option only has value if our stock price exceeds the exercise price of the Stock Option after it vests. Options vest in equal installments over a three year period commencing on the first anniversary of the date the Option is granted, provided that the Named Executive Officer continues to be employed by AES on such date.

It is our policy to grant Options to our Named Executive Officers at an exercise price equal to the fair market value of our common stock (e.g., the closing price) on the day of the Board meeting at which the recommendation of the Compensation Committee is approved and ratified. In the case of Options granted at the time of hire or promotion, it is our policy to grant them at an exercise price equal to the fair market value on the grant date. All Options granted to our Named Executive Officers in 2007 adhered to these policies.

In connection with a recent internal accounting review of share-based long-term compensation, we reviewed our historical practices with respect to the award of share-based long-term compensation. At the conclusion of the review, the Company determined that with respect to annual grants made in the 1999 to 2001 period, the exercise price was based on the lowest prices during the four day period during which the Compensation Committee meetings were held. As a result of this review, we instituted controls and procedures to ensure compliance with the policy set forth in the preceding paragraph. In 2003, AES became an early adopter of Financial Accounting Standards No. 123, which requires that companies account for the cost of Options. Historically, AES used Black-Scholes to determine the value of Stock Options. In 2006, the Board determined that a forward-looking market approach is the most appropriate method for determining the volatility used in the Black Scholes calculation. The Company now accounts for share-based compensation under Financial Accounting Standards No. 123R.

Perquisites and Other Benefits

Our Named Executive Officers are eligible to participate in Company-sponsored health and welfare benefit and retirement programs to the same extent as other non-union U.S. employees. Additionally, consistent with the Program's objectives of being competitive in the marketplace and retaining talented executives, including the Named Executive Officers, the Supplemental Retirement Plan and the Restoration Supplemental Retirement Plan provide supplemental retirement benefits to select members of management. These plans provide these employees with certain retirement benefits to which they would have been entitled to under our 401(k) retirement plan, but for certain limits and restrictions imposed by the Code.

The Program generally does not rely on perquisites to achieve its objectives. However, we have a corporate apartment near our Arlington, Virginia headquarters, which is available to certain AES employees, including Named Executives Officers. In addition, our Chief Executive Officer is entitled to use a driver and Company vehicle.

Information regarding the value of the perquisites AES provided to its Named Executive Officers in 2007 is contained in the "All Other Compensation" column of the Summary Compensation Table on page 27 of this Proxy Statement. Additional information regarding the Supplemental Retirement Plan and the Restoration Supplemental Retirement Plan is contained in "Narrative Disclosure Relating to the Nonqualified Deferred Compensation Table" beginning on page 39 of this Proxy Statement.

Employment, Severance and Change in Control Arrangements

Under the Program, reasonable "change in control" and severance benefits are provided to our Named Executive Officers and certain other employees. In the case of our Named Executive Officers, the Compensation Committee believes these benefits reflect the competitive marketplace for executive talent and are in line with similar arrangements of companies with executives in comparable positions. Our change in control and severance benefit arrangements with the Named Executive Officers and certain other employees recognize that our employees have built AES into the successful enterprise it is today.

The purpose of these change in control arrangements is to:

  •
  ensure that the actions and recommendations of our senior management with respect to a possible or actual change in control are in the best interests of AES and its stockholders, and are not influenced by their own personal interests concerning their continued employment status after the change in control; and

  •
  reduce the distraction regarding the impact of an actual or potential change in control on the personal situation of the Named Executive Officers and other employees.

The Board, upon the recommendation of the Compensation Committee, approved employment agreements with our Chief Executive Officer and Chief Financial Officer and, in 2006, adopted a new Severance Plan, which defined the severance benefits for our US-based, non-union employees who have completed one year of service. Since they have employment agreements, Mr. Hanrahan and Ms. Harker do not participate in the Severance Plan. Additionally, the PU, RSU and Option award agreements also contain change in control provisions. In 2006, the Compensation Committee reviewed market data provided by our outside consultant for change of control and severance benefits. Based on this review the Compensation Committee determined our employment agreements and plans are competitive with those offered by similar companies.

The employment agreements and Severance Plan provide the Named Executive Officers and, in the case of the Severance Plan, other eligible employees with payments and benefits in the event their employment is involuntarily terminated under certain circumstances. Under the Severance Plan, if a triggering event occurs, participants are entitled to, among other payments and benefits, one year's annual base salary plus the target bonus for the year of employment termination. An action by AES is required for a person to be involuntarily terminated under the Severance Plan. Additionally, participating Named Executive Officers are entitled to severance benefits in the event of a change in control if they are not offered continued employment in similar positions following a change in control. To protect our business interests, the employment agreements and the Severance Plan provide that no payments or benefits will be made thereunder until the terminated employee executes a written release of claims against us. The employment agreements also contain non-competition, non-solicitation and non-disclosure provisions and, at our discretion, under the Severance Plan, we may include in the release such provisions as we consider necessary or appropriate.

More detailed information about the employment agreements, Severance Plan and award agreements is contained in "Narrative Disclosure Relating to the Summary Compensation Table and Grants of Plan-Based Awards Table" beginning on page 30 of this Proxy Statement and "Additional Information Relating to Potential Payments Upon Termination of Employment or Change in Control" beginning on page 47 of this Proxy Statement.

Vesting of Awards Upon Change in Control

Consistent with the Stockholder-approved LTC Plan, the Compensation Committee determined to include change in control provisions in each of the PU, RSU and Option award agreements. Upon a "change in control," the unvested portion of the PUs, RSUs, and Options will vest. The purpose of this accelerated vesting is to ensure that we retain our Named Executives prior to and up to the change in control and also as stated above.

Change in Control Tax Gross-Up

If a change in control of AES causes compensation, including performance-based compensation such as Performance Incentive Plan or LTC Plan awards, to be paid or result in accelerating the vesting, a disqualified individual could, in some cases, be considered to have received "parachute payments" within the meaning of Section 280G and Section 4999 of the Code. Pursuant to Section 4999, a disqualified individual can be subject to a 20% excise tax on excess parachute payments. Similarly, under Section 280G of the Code, AES can be denied a deduction for excess parachute payments. The employment agreements with our Chief Executive Officer and Chief Financial Officer and our Severance Plan provide that, if it is determined that any payment or distribution by AES to or for the Named Executive's benefit would constitute an "excess parachute payment," AES will pay to the disqualified person a gross-up payment, so that the net amount retained by the disqualified person, after deduction of any excise tax imposed under Section 4999 of the Code and other taxes, will be equal to the payments or distribution we were required to make. Gross-up payments will not be deductible by AES. We included these gross-up provisions in each of the employment agreements and in the Severance Plan after a review of market practices.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with AES's management and, based on this review and discussion, recommended to the Board that it be included in AES's Proxy Statement and incorporated into AES's Annual Report on Form 10-K for the year ended December 31, 2007.

The Compensation Committee of the Board of Directors

Philip A. Odeen, Chair
Kristina M. Johnson
John A. Koskinen

Information About our Compensation Committee

The Compensation Committee consists of three members of the Board who are "Non-Employee Directors" as defined under Rule 16b-3 of the Exchange Act. The members of the Compensation Committee are Kristina M. Johnson, Philip A. Odeen (Chairman), and John A. Koskinen. The Board has determined that each member of the Compensation Committee meets the standards of independence established by the NYSE.

The Compensation Committee's principal responsibility is to review the goals and objectives of AES's Executive compensation plans in light of AES's stated strategy, and to design, implement, administer and amend AES's Executive compensation plans in light of such goals and objectives with respect to such plans. The Compensation Committee reviews rates of salary, bonuses, profit sharing contributions, grants of Stock Options, restricted stock units, performance units, retirement and other compensation for our Officers and for such other employees as the Board may designate. The Compensation Committee also evaluates the performance of our Named Executive Officers, including the Chief Executive Officer.

At the commencement of each year, AES's Named Executive Officers prepare a list of their position specific goals and objectives for the upcoming year which, in the case of all Named Executive Officers (other than our Chief Executive Officer), are submitted to the Chief Executive Officer for his review and comment. Our Chief Executive Officer submits his goals and objectives for the upcoming year to the Compensation Committee. In the first quarter of the following year, the Chief Executive Officer performs an assessment of each Named Executive Officer's performance against their stated goals and, in the case of our Chief Executive Officer, our Compensation Committee reviews and assesses his performance against his stated goals and objectives.

Based on our Chief Executive Officer's performance, the Compensation Committee, which includes the non-executive Chairman of the Board, prepares the initial evaluation and compensation recommendation for the Chief Executive Officer's compensation, which the Board considers when it determines his compensation. The Compensation Committee reviews and discusses initial evaluations submitted by the Chief Executive Officer on the other Named Executive Officers and then recommends approval to the Board of their respective compensation arrangements.

Additionally, the Compensation Committee makes recommendations to the Board to modify AES's compensation and benefit programs if it believes that such programs are not consistent with Company compensation goals. Under the Compensation Committee's Charter, it may form subcommittees and delegate to such subcommittees such power and authority as the Compensation Committee deems appropriate in accordance with the Charter. The Compensation Committee has also delegated to the Chief Executive Officer, subject to review by the Compensation Committee and the Board, the power to set compensation for non-executive officers. Under the LTC Plan, the Compensation Committee is also permitted to delegate its authority, responsibilities and powers to any person selected by it and has expressly authorized our Chief Executive Officer to make equity grants to non-executive officers in compliance with law. Under such delegation, our Chief Executive Officer may grant Options to purchase 250,000 shares, in the aggregate, per year.

The Compensation Committee, in conjunction with management, regularly obtains advice from outside consultants who assist in the development of the information and analytical tools necessary for the conduct of the Compensation Committee's business. These consultants help the Committee determine the Peer Group and provide compensation information about those companies. They also review the competitiveness of the

Program, provide information on emerging compensation practices, and verify the processes used to determine the value of our long-term compensation. Towers Perrin is the firm retained by management for these purposes.

The Compensation Committee has instructed the Executive Vice President of Business Excellence to provide information to the Committee required for developing compensation programs and determining Executive compensation. The Committee may meet with the outside consultants at any time; the Executive Vice President of Business Excellence directly interfaces with our outside consultants in the preparation of the background material for the Committee. In 2006, Towers Perrin provided market data that supported the implementation of the AES Corporation Severance Plan. Towers Perrin met directly with the Committee, and provided it with benchmark information on the "tally sheets" of the Named Executive Officers, as well as our overall compensation programs. In October 2007, Towers Perrin met with the Committee to review executive compensation trends and developments.

The compensation of our Directors is established by the Nominating, Governance and Corporate Responsibility Committee. See "The Committees of the Board — Nominating, Governance and Corporate Responsibility Committee" on page 9 of this Proxy Statement for a description of our Nominating, Governance and Corporate Responsibility Committee's processes and procedures for determining Director compensation.

Summary Compensation Table (2007 and 2006)

The following Summary Compensation Table contains information concerning the compensation we provided to Paul Hanrahan, our Chief Executive Officer, Victoria Harker, our Chief Financial Officer, and our next three most highly compensated Executive Officers for 2007.

Name & Principal Position	Year	Salary ($)(1)		Bonus ($)*	Stock Awards ($)(2)		Option Awards ($)(3)		Non-Equity Incentive Plan Compensation ($)(4)		Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)(5)*	All Other Compensation ($)(6)		Total ($)
Paul Hanrahan, CEO	2007 2006	$ $	953,333 897,667		$ $	913,204 1,084,746	$ $	915,503 936,120	$ $	3,919,525 4,049,800		$ $	246,484 228,228	$ $	6,948,049 7,196,561
Victoria Harker, EVP & CFO	2007 2006	$ $	541,667 481,250		$ $	132,816 60,739	$ $	118,151 43,827	$ $	540,000 532,000		$ $	64,187 0	$ $	1,396,821 1,117,816
William Luraschi, EVP	2007 2006	$ $	487,500 472,500		$ $	642,717 672,838	$ $	336,154 306,067	$ $	1,219,903 1,462,900		$ $	93,900 90,000	$ $	2,780,174 3,004,305
Andres Gluski, EVP & COO	2007 2006	$ $	553,333 441,667		$ $	240,530 178,998	$ $	236,441 162,741	$ $	1,037,830 958,580		$ $	58,325 47,458	$ $	2,126,459 1,789,444
David Gee, President, North America	2007		$443,250			$188,117		$204,736		$670,220			$91,550		$1,597,873

*
Column left blank intentionally

NOTES:

(1)
The base salary earned by each Named Executive during fiscal year 2007 and 2006 (except in the case of Mr. Gee who was not a Named Executive Officer in the 2006 Proxy Statement).

(2)
These amounts relate to RSUs granted in 2007 and prior years. The values set forth in this column are based on the amounts recognized for financial statement reporting purposes in 2007 computed in accordance with FAS 123R (disregarding any estimates of forfeitures related to service-based vesting conditions). A discussion of the relevant assumptions made in the valuation may be found in footnote 15 to our financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2007 ("AES's Form 10-K").

(3)
These amounts relate to Options granted in 2007 and prior years. The values set forth in this column are based on the amounts recognized for financial statement reporting purposes in 2007 computed in accordance with FAS 123R (disregarding any estimates of forfeitures related to service-based vesting conditions). A discussion of the relevant assumptions made in the valuation may be found in footnote 15 to our financial statements in AES's Form 10-K.

(4)
The value of all non-equity incentive plan awards earned during the 2007 fiscal year and paid during the first quarter of 2008, which includes awards earned under our Performance Incentive Plan (our annual incentive plan) and awards earned for the three-year performance period ending December 31, 2007 for our cash-based, Performance Units (PUs) granted under our LTC Plan. The following chart shows the breakdown of awards under these two plans for each Named Executive.

Name	2007 Annual Incentive Plan Award	2005-2007 Performance Unit Award
Paul Hanrahan	$1,385,800	$2,533,725
Victoria Harker	$540,000	$0
William Luraschi	$375,328	$844,575
Andres Gluski	$700,000	$337,830
David Gee	$445,000	$225,220
(5)
We do not have a defined-benefit pension plan. Although our Named Executives are eligible to participate in nonqualified deferred compensation plans, we do not provide any above-market and/or preferential earnings on deferred compensation. Therefore, no amounts are reportable in this column. Aggregate earnings on deferred compensation are reported in the Nonqualified Deferred Compensation table on page 37 of this Proxy Statement.

(6)
We provide certain other forms of compensation including an automobile and driver perquisite for Mr. Hanrahan and Company contributions to qualified and nonqualified defined contribution retirement plans. The annual automobile and driver perquisite provided to Mr. Hanrahan had a value of $24,204 in fiscal year 2007, based on our incremental cost to provide the automobile. Mr. Hanrahan has the use of a corporate, leased car and a driver. The incremental cost of Mr. Hanrahan's personal use of the automobile and driver is calculated as a portion of the cost of the annual lease and drive attributable to his personal use. The following chart shows the value of our contributions to qualified and nonqualified defined contribution plans for each Named Executive.

Name	AES Contributions to Qualified and Nonqualified Defined Contribution Plans
Paul Hanrahan	$222,280
Victoria Harker	$64,187
William Luraschi	$93,900
Andres Gluski	$58,325
David Gee	$91,550

For details relating to the amounts set forth in the 2006 rows of this column for Messrs. Hanrahan, Luraschi, Gluski and Ms. Harker, see the Summary Compensation Table in AES' Proxy Statement filed on May 25, 2007.

Grants of Plan-Based Awards (2007)

The following table contains information concerning each grant of an award we made under our plans in 2007 to the Named Executive Officers.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)						Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (3) (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/ Sh)	Grant Date Fair Value of Stock and Option Awards (4) ($)
Name	Grant Date	# of Units	Threshold ($)		Target ($)		Maximum ($)		Threshold (#)	Target (#)	Maximum (#)
Paul Hanrahan	23 Feb 2007 23 Feb 2007 23 Feb 2007	2,750,000	$ $	722,550 1,375,000	$ $	1,445,100 2,750,000	$ $	2,890,200 5,500,000	30,858	61,715	92,573		135,202	$22.28	$ $	1,168,759 1,148,341
Victoria Harker	23 Feb 2007 23 Feb 2007 23 Feb 2007 23 Feb 2007	562,500	$ $	220,000 281,250	$ $	440,000 562,500	$ $	880,000 1,125,000	6,312	12,623	18,935	22,442	27,655	$22.28	$ $ $	239,054 234,888 500,000
William Luraschi	23 Feb 2007 23 Feb 2007 23 Feb 2007	750,000	$ $	257,250 375,000	$ $	514,500 750,000	$ $	1,029,000 1,500,000	8,416	16,831	25,247		36,873	$22.28	$ $	318,745 313,182
Andres Gluski	23 Feb 2007 23 Feb 2007 23 Feb 2007 23 Feb 2007	862,500	$ $	287,500 431,250	$ $	575,000 862,500	$ $	1,150,000 1,725,000	9,678	19,356	29,034	44,883	42,404	$22.28	$ $ $	380,450 317,733 1,000,000
David Gee	23 Feb 2007 23 Feb 2007 23 Feb 2007	650,000	$ $	222,950 325,000	$ $	445,900 650,000	$ $	891,800 1,300,000	7,294	14,587	21,881		31,957	$22.28	$ $	276,249 271,427

NOTES:

(1)
Each Named Executive Officer received two types of non-equity incentive plan awards in 2007: awards under the Performance Incentive Plan (our annual incentive plan) and PUs awarded under our LTC Plan. The first row of data for each Named Executive Officer shows the threshold, target and maximum award under the Performance Incentive Plan and the second row shows the threshold, target and maximum award under the PUs.

For the Performance Incentive Plan, the threshold award is 50% of the target award, and the maximum award is 200% of the target award. The extent to which awards are payable depends upon AES's performance against goals established in the first quarter of the fiscal year. This award was paid in the first quarter of 2008.

For the PUs granted under our LTC Plan, the threshold number is 50% of the target number of units and the maximum number is 200% of the target number of units.

(2)
Each Named Executive Officer received RSUs on February 23, 2007 which vest based on two conditions, one of which is performance-based and another which is time-based. The performance-based condition is based on our total stockholder return as compared to the cumulative total return of the S&P 500 for the three-year period ending December 31, 2009 (as more fully described in the "Narrative Disclosure Relating to the Summary Compensation Table and the Grants of Plan-Based Awards Table"). The threshold award is 50% of the target award and the maximum award is 150% of the target award. Based on AES's achievement relative to the performance goals, RSUs will vest in three equal annual installments beginning one year from grant. If the threshold performance condition is not achieved, all shares will be forfeited effective December 31, 2009.

Upon vesting, settlement of RSUs is automatically deferred for a two-year period.

(3)
Certain Executive Officers, including Ms. Harker and Mr. Gluski, received special RSU grants on February 23, 2007. These RSU grants vests in equal installments on each anniversary of the award over a three-year period if the Named Executive continues to be employed by us on such date; performance-based vesting and the two-year holding requirement do not apply to these grants.

(4)
The grant date fair value amounts are calculated in accordance with FAS 123R for the RSUs (based on the target award for those awards with a performance condition) and Options awarded in 2007 (disregarding any estimates of forfeitures related to service-based vesting conditions). A discussion of the relevant assumptions made in the valuation may be found in footnote 15 to our financial statements in AES' Form 10-K.

Narrative Disclosure Relating to the Summary Compensation Table and the Grants of Plan-Based Awards Table

Employment Agreements

We have individual employment agreements with Mr. Hanrahan and Ms. Harker (the "Employment Agreements"). The amount set forth for each of these Named Executives in the "Salary" column of the Summary Compensation Table was paid to him or her under the terms of his or her Employment Agreement.

Each of the Employment Agreements automatically renews for an additional one year period on January 1st unless either we or the Named Executive gives a notice of non-renewal at least six (6) months prior to the renewal date. Each of the Employment Agreements provides the Named Executive with a base salary that may be increased, but not decreased. In 2007, the base salary for Mr. Hanrahan was $963,400 and the base salary for Ms. Harker was $550,000. Under the terms of the Employment Agreements, Mr. Hanrahan also is eligible for an annual bonus with a target of 150% of his base salary and Ms. Harker is eligible for an annual bonus with a target of 80% of her base salary. The annual bonus amounts are to be paid based on achievement of corporate performance goals and/or other conditions that are established by the Compensation Committee and which are generally applicable to other Senior Executive Officers. The Employment Agreements also provide each Named Executive with the right to participate in all of our long-term compensation plans and employee benefit plans on a basis no less favorable than our other Senior Executive Officers.

The Employment Agreements provide Mr. Hanrahan and Ms. Harker with the right to receive certain payments and to continue to receive certain benefits after the termination of their employment. These events and the related payments and benefits are described in "Additional Information Relating to Potential Payments Upon Termination of Employment or Change in Control" beginning on page 47 of this Proxy Statement.

Performance Incentive Plan

In the first quarter of 2008, we made cash payments to each of the Named Executive Officers under the Performance Incentive Plan for performance during 2007. The amount paid to each Named Executive is included in the amounts reported in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table for such Named Executive and is identified in footnote 4 to that table.

The Performance Incentive Plan provides annual cash incentives to key employees with significant responsibility for achieving performance goals critical to our success. The target cash incentive payment for each Named Executive and the performance goals for the payment are established on an annual basis. Each of our Named Executive Officers has a specific cash incentive target expressed as a percentage of his or her annual base salary. The targets for our Named Executive Officers for 2007 ranged from 80 percent to 150 percent, depending on the Named Executive's specific job responsibilities.

The actual cash payments made under the Performance Incentive Plan are based upon the realization of the performance goals established for the year and range from a threshold of 0 percent of the targeted cash payment to a maximum of 200 percent of that targeted cash payment. The threshold, target, and maximum cash incentive payments for 2007 performance for each of our Named Executive Officers is contained in the "Estimated Future Payouts Under Non-Equity Incentive Plan" columns in the Grants of Plan-Based Awards Table.

After the end of each year, the Compensation Committee determines the extent to which the performance goals and any other material terms for such year have been achieved. Payments, if any, are then made in the calendar year following the end of the performance period on or before March 15 of such calendar year.

2003 Long-Term Compensation Plan

The Summary Compensation Table and Grants of Plan-Based Awards table include amounts relating to PUs, RSUs, and Stock Options granted under the LTC Plan.

PUs

The amount reported in the "Non-Equity Plan Incentive Compensation" column of the Summary Compensation Table for each Named Executive includes amounts paid in the first quarter of 2008 for PUs awarded in 2005. The amount paid to each Named Executive is set forth in footnote 4 to that table. The amounts paid were based on our realization of the Cash Value Added required by the 2005 PU awards for the three-year period ended December 31, 2007.

The Cash Value Added metric is described in detail in the "Compensation Discussion and Analysis" on page 20 of this Proxy Statement.

During the three year period ended December 31, 2007, the Cash Value Added exceeded the target for Cash Value Added set forth in each Named Executive's 2005 Performance Units. As a result, the payment made to each Named Executive was $1.1261 per unit.

The Summary Compensation Table does not include any amounts payable in the future under Performance Units awarded in years after 2005.

RSUs

The amount reported in the "Stock Awards" column of the Summary Compensation Table for each Named Executive is based upon the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2007 of RSUs held by the Named Executive, including RSUs granted in prior years.

Each RSU is awarded pursuant to the terms of a Restricted Stock Unit Award Agreement and represents the right to receive a single share of our common stock. For RSU awards granted prior to 2007, each RSU award vests in equal installments on each anniversary of the award over a three-year period if the Named Executive continues to be employed by us on such date and the TSR performance requirements set forth below are fulfilled. Once RSUs are vested, they are not delivered to a participant for a two year period. The Compensation Committee has the discretion to direct the payment of the RSUs to be paid in cash, based on the fair market value of our shares on the delivery date.

In 2007, AES modified how it measures its relative TSR performance against the S&P 500 Index for the purposes of vesting. For the RSU grant made in February 2007, vesting will occur in accordance with the following schedule:

  •
  For TSR at or above the 40th percentile of the S&P 500, 50% of the RSUs will vest;

  •
  For TSR at or above the 60th percentile of the S&P 500, 100% of the RSUs will vest;

  •
  For TSR at or above the 80th percentile of the S&P 500, 150% of the RSUs will vest.

Between the above percentiles, vesting would be interpolated on a straight line basis. Consistent with the prior design, relative TSR performance continues to be defined as AES's three-year cumulative TSR relative to the three-year cumulative TSR of the S&P 500 companies based on a 90-day moving average. Additionally, the two-year hold requirement after vesting continues to apply.

The grant date fair value of the RSUs awarded in 2007 is included in the amounts reported under the "Grant Date Fair Value of Awards" column of the Grants of Plan-Based Awards Table. In addition, as disclosed in the "Compensation Discussion and Analysis" section above, Mr. Gluski and Ms. Harker received retention RSU grants in 2007, which do not have a performance-based vesting condition.

Options

The amount reported in the "Option Awards" column of the Summary Compensation Table for each Named Executive is based upon the dollar amount recognized for financial reporting purposes for the year ended December 31, 2007 of Options held by the Named Executive, including Options granted in prior years pursuant to our LTC Plan and prior plans.

Each Option is awarded pursuant to the terms of an Option agreement and represents the right to purchase a share of our common stock at a fixed exercise price after the Option vests. Each Option vests in equal installments on each anniversary of the award over a three-year period, provided the Named Executive continues to be employed by us on that date.

Effect of Termination of Employment or Change of Control

The vesting of PUs, RSUs, and Options and the ability of the Named Executive Officers to exercise or receive payments under those awards are affected by termination of their employment and by a change in control. These events and the related payments and benefits are described in "Additional Information Relating to Potential Payments Upon Termination of Employment or Change in Control" beginning on page 47 of this Proxy Statement.

Outstanding Equity Awards at Fiscal Year-End (2007)

The following table contains information concerning all unexercised Options and stock awards granted to the Named Executive Officers which have not vested and which were outstanding on December 31, 2007.

	Option Awards								Stock Awards*
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date (day / mo / year)	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Paul Hanrahan	28,888 19,790 48,571 304,823 643,648 87,770 168,666 65,331 50,891 0	(1) (2)	32,666 101,781 135,202	(1) (2) (3)		$ $ $ $ $ $ $ $ $ $	17.1250 36.3150 55.6100 13.1900 2.8300 2.8300 8.9700 16.8100 17.5800 22.2800	2 Feb 09 4 Feb 10 31 Jan 11 25 Oct 11 12 Feb 13 1 May 13 4 Feb 14 25 Feb 15 24 Feb 16 23 Feb 17	24,539	(15)	$524,889	136,800	(20)	$2,926,152
Victoria Harker	7,780 0	(4)	15,560 27,655	(4) (5)		$ $	17.6200 22.2800	23 Jan 16 23 Feb 17	22,442	(16)	$480,034	30,181	(21)	$645,572
William Luraschi	14,666 14,738 12,286 92,028 56,222 21,777 15,904 0	(6) (7)	10,889 31,806 36,873	(6) (7) (8)		$ $ $ $ $ $ $ $	17.1250 36.3150 55.6100 13.1900 8.9700 16.8100 17.5800 22.2800	2 Feb 09 4 Feb 10 31 Jan 11 25 Oct 11 4 Feb 14 25 Feb 15 24 Feb 16 23 Feb 17	27,873	(17)	$596,203	40,295	(22)	$861,910
Andres Gluski	5,000 7,143 30,696 22,489 8,711 13,518 0	(9) (10)	4,355 27,035 42,404	(9) (10) (11)		$ $ $ $ $ $ $	45.6250 55.6100 13.1900 8.9700 16.8100 17.5800 22.2800	30 Jun 10 31 Jan 11 25 Oct 11 4 Feb 14 25 Feb 15 24 Feb 16 23 Feb 17	48,155	(18)	$1,030,035	39,301	(23)	$840,648
David Gee	15,704 5,807 13,518 0	(12) (13)	2,904 27,035 31,957	(12) (13) (14)		$ $ $ $	8.5600 16.8100 17.5800 22.2800	8 Mar 14 25 Feb 15 24 Feb 16 23 Feb 17	1,983	(19)	$42,416	34,532	(24)	$738,639

*
Closing price on the last day of the fiscal year (December 31, 2007) was $21.39.

NOTES:

(1)
Mr. Hanrahan was granted 97,997 Options on February 25, 2005, which vest ratably over three years. As of December 31, 2007, 32,666 Options were unvested. All remaining 32,666 Options vested on February 25, 2008.

(2)
Mr. Hanrahan was granted 152,672 Options on February 24, 2006, which vest ratably over three years. As of December 31, 2007, 101,781 Options were unvested of which 50,890 vested on February 24, 2008 and 50,891 will vest on February 24, 2009.

(3)
Mr. Hanrahan was granted 135,202 Options on February 23, 2007, which vest ratably over three years. As of December 31, 2007, all 135,202 Options were unvested of which 45,068 vested on February 23, 2008, 45,067 will vest on February 23, 2009, and 45,067 will vest on February 23, 2010.

(4)
Ms. Harker was granted 23,340 Options on January 23, 2006, which vest ratably over three years. As of December 31, 2007, 15,560 Options were unvested of which 7,780 vested on January 23, 2008 and 7,780 will vest on January 23, 2009.

(5)
Ms. Harker was granted 27,655 Options on February 23, 2007, which vest ratably over three years. As of December 31, 2007, all 27,655 Options were unvested of which 9,219 vested on February 23, 2008, 9,218 will vest on February 23, 2009, and 9,218 will vest on February 23, 2010.

(6)
Mr. Luraschi was granted 32,666 Options on February 25, 2005, which vest ratably over three years. As of December 31, 2007, 10,889 Options were unvested. All remaining 10,889 Options vested on February 25, 2008.

(7)
Mr. Luraschi was granted 47,710 Options on February 24, 2006, which vest ratably over three years. As of December 31, 2007, 31,806 Options were unvested of which 15,903 vested on February 24, 2008 and 15,903 will vest on February 24, 2009.

(8)
Mr. Luraschi was granted 36,873 Options on February 23, 2007, which vest ratably over three years. As of December 31, 2007, all 36,873 Options were unvested of which 12,291 vested on February 23, 2008, 12,291 will vest on February 23, 2009, and 12,291 will vest on February 23, 2010.

(9)
Mr. Gluski was granted 13,066 Options on February 25, 2005, which vest ratably over three years. As of December 31, 2007, 4,355 Options were unvested. All remaining 4,355 Options vested on February 25, 2008.

(10)
Mr. Gluski was granted 40,553 Options on February 24, 2006, which vest ratably over three years. As of December 31, 2007, 27,035 Options were unvested of which 13,517 vested on February 24, 2008 and 13,518 will vest on February 24, 2009.

(11)
Mr. Gluski was granted 42,404 Options on February 23, 2007, which vest ratably over three years. As of December 31, 2007, all 42,404 Options were unvested of which 14,135 vested on February 23, 2008, 14,134 will vest on February 23, 2009, and 14,135 will vest on February 23, 2010.

(12)
Mr. Gee was granted 8,711 Options on February 25, 2005, which vest ratably over three years. As of December 31, 2007, 2,904 Options were unvested. All remaining 2,904 Options vested on February 25, 2008.

(13)
Mr. Gee was granted 40,553 Options on February 24, 2006, which vest ratably over three years. As of December 31, 2007, 27,035 Options were unvested of which 13,517 vested on February 24, 2008 and 13,518 will vest on February 24, 2009.

(14)
Mr. Gee was granted 31,957 Options on February 23, 2007, which vest ratably over three years. As of December 31, 2007, all 31,957 Options were unvested of which 10,653 vested on February 23, 2008, 10,652 will vest on February 23, 2009, and 10,652 will vest on February 23, 2010.

(15)
Mr. Hanrahan was granted 73,616 RSUs on February 25, 2005. The RSUs vest based on two conditions. The first is based on our total Stockholder return for the three-year period ending December 31, 2007. Assuming the first condition is met, the RSUs vest in three equal annual installments beginning one year from grant. On December 31, 2007, the performance condition was achieved and Mr. Hanrahan vested in the two-thirds of the award (49,077) for which he had achieved the service-based vesting criteria. The remaining one-third of the award (24,539) that remained unvested at December 31, 2007 became vested on February 25, 2008.

(16)
Ms. Harker received a special grant of 22,442 RSUs on February 23, 2007. The RSUs vest ratably over three years. As of December 31, 2007, all 22,442 RSUs were unvested of which 7,481 vested on February 23, 2008, 7,480 will vest on February 23, 2009, and 7,481 will vest on February 25, 2010.

(17)
The number of shares reported in this column for Mr. Luraschi is from two separate grants.

Mr. Luraschi was granted 24,539 RSUs on February 25, 2005. The RSUs vest based on two conditions. The first is based on our total stockholder return for the three-year period ending December 31, 2007. Assuming the first condition is met, the RSUs vest in three equal annual installments beginning one year from grant. On December 31, 2007, the performance condition was achieved and Mr. Luraschi vested in the two-thirds of the award (16,359) for which he had achieved the service-based vesting criteria. The remaining one-third of the award (8,180) that remained unvested at December 31, 2007 became vested on February 25, 2008.

Mr. Luraschi received a special grant of 59,079 RSUs on May 4, 2005 in connection with his promotion to Executive Vice President for Business Development and Strategy. This grant vests ratably over three years. As of December 31, 2007, one-third of the RSUs (19,693) remain unvested, all of which will vest on May 4, 2008.

(18)
The number of shares reported in this column for Mr. Gluski is from two separate grants.

Mr. Gluski was granted 9,816 RSUs on February 25, 2005. The RSUs vest based on two conditions. The first is based on our total stockholder return for the three-year period ending December 31, 2007. Assuming the first condition is met, the RSUs vest in three equal annual installments beginning one year from grant. On December 31, 2007, the performance condition was achieved and Mr. Gluski vested in the two-thirds of the award (6,544) for which he had achieved the service-based vesting criteria. The remaining one-third of the award (3,272) that remained unvested at December 31, 2007 became vested on February 25, 2008.

  Mr. Gluski received a special grant of 44,883 RSUs on February 23, 2007. The RSUs vest ratably over three years. As of December 31, 2007, all 44,883 RSUs were unvested of which 14,961 vested on February 23, 2008, 14,961 will vest on February 23, 2009, and 14,961 will vest on February 23, 2010.

(19)
Mr. Gee was granted 5,949 RSUs on February 25, 2005. The RSUs vest based on two conditions. The first is based on our total stockholder return for the three-year period ending December 31, 2007. Assuming the first condition is met, the RSUs vest in three equal annual installments beginning one year from grant. On December 31, 2007, the performance condition was achieved and Mr. Gee vested in the two-thirds of the award (3,966) for which he had achieved the service-based vesting criteria. The remaining one-third of the award (1,983) that remained unvested at December 31, 2007 became vested on February 25, 2008.

(20)
Mr. Hanrahan was granted 75,085 RSUs on February 24, 2006 and 61,715 RSUs on February 23, 2007. For both awards, the RSUs vest based on two conditions. The first is based on our total stockholder return for the three-year period beginning January 1st in the year the RSUs are granted. Assuming the first condition is met, the RSUs vest in three equal annual installments beginning one year from grant. As of December 31, 2007, the entire amount of both the February 24, 2006 grant and the February 23, 2007 grant are unvested and therefore are included in this column.

(21)
Ms. Harker was granted 17,558 RSUs on January 23, 2006 and 12,623 RSUs on February 23, 2007. For both awards, the RSUs vest based on two conditions. The first is based on our total Stockholder return for the three-year period beginning January 1st in the year the RSUs are granted. Assuming the first condition is met, the RSUs vest in three equal annual installments beginning one year from grant. As of December 31, 2007, the entire amount of both the January 23, 2006 grant and the February 23, 2007 grant are unvested and therefore are included in this column.

(22)
Mr. Luraschi was granted 23,464 RSUs on February 24, 2006 and 16,831 RSUs on February 23, 2007. For both awards, the RSUs vest based on two conditions. The first is based on our total stockholder return for the three-year period beginning January 1st in the year the RSUs are granted. Assuming the first condition is met, the RSUs vest in three equal annual installments beginning one year from grant. As of December 31, 2007, the entire amount of both the February 24, 2006 grant and the February 23, 2007 grant are unvested and therefore are included in this column.

(23)
Mr. Gluski was granted 19,945 RSUs on February 24, 2006 and 19,356 RSUs on February 23, 2007. For both awards, the RSUs vest based on two conditions. The first is based on our total stockholder return for the three-year period beginning January 1st in the year the RSUs are granted. Assuming the first condition is met, the RSUs vest in three equal annual installments beginning one year from grant. As of December 31, 2007, the entire amount of both the February 24, 2006 grant and the February 23, 2007 grant are unvested and therefore are included in this column.

(24)
Mr. Gee was granted 19,945 RSUs on February 24, 2006 and 14,587 RSUs on February 23, 2007. For both awards, the RSUs vest based on two conditions. The first is based on our total stockholder return for the three-year period beginning January 1st in the year the RSUs are granted. Assuming the first condition is met, the RSUs vest in three equal annual installments beginning one year from grant. As of December 31, 2007, the entire amount of both the February 24, 2006 grant and the February 23, 2007 grant are unvested and therefore are included in this column.

Option Exercises and Stock Vested (2007)

The following table contains information concerning each exercise of Options and the vesting of RSU awards held by the Named Executive Officers during 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)		Value Realized on Vesting ($)
Paul Hanrahan	299,600	$5,552,602	95,064	(2)	$2,007,206
Victoria Harker	0	$0	0		$0
William Luraschi	0	$0	51,381	(3)	$1,110,586
Andres Gluski	0	$0	12,676	(4)	$267,644
David Gee	0	$0	7,860	(5)	$165,283

NOTES:

(1)
The 2004 and 2005 RSU grants vest based on two conditions. The first is based on our total stockholder return for the three-year period ending December 31, 2006 and December 31, 2007, respectively. Assuming the first condition is met, the RSUs vest in three equal annual installments beginning one year from grant, however are not delivered until the fifth anniversary of the grant date or as soon as administratively practicable.

(2)
Mr. Hanrahan was granted 137,960 RSUs on February 4, 2004. On December 31, 2006, the performance condition was achieved and Mr. Hanrahan vested in the two-thirds of the award for which he had achieved the service-based vesting criteria. The remaining one-third of the award (45,987) vested on February 4, 2007. Mr. Hanrahan was granted 73,616 RSUs on February 25, 2005. On December 31, 2007, the performance condition was achieved and Mr. Hanrahan vested in two-thirds of the award (49,077) for which he had achieved the service-based vesting criteria. The remaining one-third of the award vested on February 25, 2008.

(3)
Mr. Luraschi was granted 45,987 RSUs on February 4, 2004. On December 31, 2006, the performance condition was achieved and Mr. Luraschi vested in the two-thirds of the award for which he had achieved the service-based vesting criteria. The remaining one-third of the award (15,329) vested on February 4, 2007. Mr. Luraschi was granted 24,539 RSUs on February 25, 2005. On December 31, 2007, the performance condition was achieved and Mr. Luraschi vested in two-thirds of the award (16,359) for which he had achieved the service-based vesting criteria. The remaining one-third of the award vested on February 25, 2008. In addition, Mr. Luraschi received a special grant of 59,079 RSUs on May 4, 2005 in connection with his promotion to Executive Vice President for Business Development and Strategy. This grant vests ratably over three years. One-third of these RSUs (19,693) vested on May 4, 2007. The remaining one-third will vest on May 4, 2008.

(4)
Mr. Gluski was granted 18,395 RSUs on February 4, 2004. On December 31, 2006, the performance condition was achieved and Mr. Gluski vested in the two-thirds of the award for which he had achieved the service-based vesting criteria. The remaining one-third of the award (6,132) vested on February 4, 2007. Mr. Gluski was granted 9,816 RSUs on February 25, 2005. On December 31, 2007, the performance condition was achieved and Mr. Gluski vested in two-thirds of the award (6,544) for which he had achieved the service-based vesting criteria. The remaining one-third of the award vested on February 25, 2008.

(5)
Mr. Gee was granted 11,682 RSUs on March 8, 2004. On December 31, 2006, the performance condition was achieved and Mr. Gee vested in the two-thirds of the award for which he had achieved the service-based vesting criteria. The remaining one-third of the award (3,894) vested on March 8, 2007. Mr. Gee was granted 5,949 RSUs on February 25, 2005. On December 31, 2007, the performance condition was achieved and Mr. Gee vested in two-thirds of the award (3,966) for which he had achieved the service-based vesting criteria. The remaining one-third of the award vested on February 25, 2008.

Nonqualified Deferred Compensation (2007)

The following table contains information for the Named Executive Officers for each of our plans that provides for the deferral of compensation that is not tax-qualified.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)(4)
Paul Hanrahan	$2,133,261	$190,212	$(40,596)	$0	$5,726,838
Victoria Harker	$110,000	$28,738	$363	$0	$139,101
William Luraschi	$695,469	$64,650	$(18,569)	$0	$1,761,502
Andres Gluski	$296,394	$24,750	$(6,460)	$0	$624,976
David Gee	$556,433	$67,300	$32,482	$0	$1,358,447

NOTES:

(1)
Amounts in this column represent contributions to the Restoration Supplemental Retirement Plan and the mandatory deferral of RSUs that vested in 2007. The RSUs vested based on two conditions. The first was based on our total stockholder return for the three-year period ending December 31, 2007. Assuming the first condition is met, the RSUs vest in three equal annual installments beginning one year from grant. As of December 31, 2007, the total stockholder return condition for the 2005 RSU grant was satisfied and two-thirds of these RSU grant became fully vested. In addition, the remaining one-third of the 2004 RSU grant (for which the performance condition was satisfied as of December 31, 2006) vested on February 4, 2007. The following is a breakdown of amounts reported in this column:

	Executive Contributions to Restoration Supplemental Retirement Plan	Mandatory Deferral of RSUs (from 2005 Grant) Vesting on December 31, 2007	Mandatory Deferral of RSUs (from 2004 Grant) Vesting on February 4, 2007 (on March 8, 2007 for Mr. Gee)
Paul Hanrahan	$126,055	$1,049,757	$957,449
Victoria Harker	$110,000	$0	$0
William Luraschi	$26,400	$349,919	$319,150
Andres Gluski	$28,750	$139,976	$127,668
David Gee	$391,150	$84,833	$80,450

With respect to the Executives' contributions/deferral of RSUs which vested on December 31, 2007, the financial statement expense associated with such RSUs is included in the 2006 and 2007 rows of the "Stock Awards" column of the Summary Compensation Table in the amounts of $412,500 (2006) and $410,531 (2007) for Mr. Hanrahan, $0 (2006) and $0 (2007) for Ms. Harker, $137,498 (2006) and $137,498 (2007) for

  Mr. Luraschi, $54,997 (2006) and $54,735 (2007) for Mr. Gluski, and $33,176 (2007) for Mr. Gee (Mr. Gee was not a Named Executive Officer in the 2006 Proxy Statement).

With respect to the executives' contributions/deferral of RSUs which vested on February 4, 2007 (and March 8, 2007 for Mr. Gee), the financial statement expense associated with such RSUs is included in the 2006 and 2007 rows of the "Stock Awards" column of the Summary Compensation Table in the amounts of $412,500 (2006) and $34,374 (2007) for Mr. Hanrahan, $0 (2006) and $0 (2007) for Ms. Harker, $137,501 (2006) and $11,458 (2007) for Mr. Luraschi, $52,210 (2006) and $4,583 (2007) for Mr. Gluski, and $2,778 (2007) for Mr. Gee (Mr. Gee was not a Named Executive Officer in the 2006 Proxy Statement).

(2)
Amounts in this column represent our contributions to the Restoration Supplemental Retirement Plan. The amount reported in this column and our additional contributions to the 401K Plan are included in the amounts reported in the "All Other Compensation" column of the Summary Compensation Table.

(3)
Amounts in this column represent investment earnings under the Restoration Supplemental Retirement Plan, investment earnings under the Supplemental Retirement Plan (for Mr. Hanrahan and Mr. Luraschi), and earnings on deferred RSUs. A breakdown of amounts reported in this column is as follows:

	Investment Earnings Under Restoration Supplemental Retirement Plan	Investment Earnings Under Supplemental Retirement Plan	Earnings on Deferred RSUS
Paul Hanrahan	$11,974	$(19,000)	$(33,570)
Victoria Harker	$363	$0	$0
William Luraschi	$(2,345)	$(5,034)	$(11,190)
Andres Gluski	$(1,984)	$0	$(4,476)
David Gee	$34,702	$0	$(2,220)
(4)
Amounts in this column represent the balance of amounts in the Restoration Supplemental Retirement Plan, the Supplemental Retirement Plan and the mandatory deferral of RSUs. A breakdown of amounts reported in this column is as follows:

	Restoration Supplemental Retirement Plan Account Balance	Supplemental Retirement Plan Account Balance	Fair Market Value of Deferred RSUs
Paul Hanrahan	$1,100,866	$625,251	$4,000,721
Victoria Harker	$139,101	$0	$0
William Luraschi	$262,255	$165,666	$1,333,581
Andres Gluski	$91,531	$0	$533,445
David Gee	$1,023,736	$0	$334,711

The Company contributions under the Restoration Supplemental Retirement Plan are included in the 2006 and 2007 rows of the "All Other Compensation" column of the Summary Compensation Table in the amounts of $184,542 (2006) and $190,212 (2007) for Mr. Hanrahan, $0 (2006) and $28,738 (2007) for Ms. Harker, $61,500 (2006) and $64,650 (2007) for Mr. Luraschi, $21,583 (2006) and $24,750 (2007) for Mr. Gluski, and $67,300 (2007) for Mr. Gee (Mr. Gee was not a Named Executive Officer in the 2006 Proxy Statement).

The financial statement expense associated with deferred RSUs is included in the 2006 and 2007 rows of the "Stock Awards" column of the Summary Compensation Table in the amounts of $825,000 (2006) and $444,905 (2007) for Mr. Hanrahan, $0 (2006) and $0 (2007) for Ms. Harker, $274,999 (2006) and $148,956 (2007) for Mr. Luraschi, $107,207 (2006) and $59,318 (2007) for Mr. Gluski, and $35,954 (2007) for Mr. Gee (Mr. Gee was not a Named Executive Officer in the 2006 Proxy Statement).

Narrative Disclosure Relating to the Nonqualified Deferred Compensation Table

The AES Corporation Restoration Supplemental Retirement Plan

Certain of our Officers and key management employees, including the Named Executive Officers, participate in The AES Corporation Restoration Supplemental Retirement Plan (the "RSRP"). The RSRP is designed primarily to provide participants with supplemental retirement benefits to make up for the fact that participant and company contributions to The AES Corporation Profit Sharing and Stock Ownership Plan (the "401K Plan") are limited by restrictions imposed by the Code.

Under the 401K Plan, eligible employees, including Named Executive Officers, can elect to defer a portion of their compensation into the 401K Plan, subject to certain statutory limitations imposed by the Code (such as the limitations imposed by Sections 402(g) and 401(a)(17) of the Code). The Company matches — dollar-for-dollar — the first five percent of compensation that an individual contributes to the 401K Plan. Annually, we may choose to make a discretionary retirement savings contribution (a "Profit Sharing Contribution") to all eligible participants. The Profit Sharing Contribution — made in the form of our common stock — is allocated to individual participant accounts in relation to their compensation, subject to certain statutory limitations imposed by the Code (such as the limitations imposed by Sections 401(a)(17) and 415 of the Code).

Our United States Officers and key management employees, as determined by the Compensation Committee, may participate in the RSRP. A participant in the RSRP may defer up to 50 percent of the participant's base salary and up to 80 percent of the participant's bonus compensation under the RSRP. If a participant makes elective deferrals under the RSRP, the participant's account will also be credited with a supplemental matching contribution. The amount of the supplemental matching contribution is equal to the matching contribution that we would have made under the 401K Plan (taking into account the participant's deferral election) if no Code limits applied, less the maximum company contribution available under the 401K Plan.

The RSRP also provides for a supplemental profit sharing contribution. The amount of the supplemental profit sharing contribution is equal to the difference between the Profit Sharing Contribution made on behalf of the participant under the 401K Plan and the Profit Sharing Contribution that would have been made on behalf of the participant under the 401K Plan if no Code limits applied.

Matching contributions and supplemental profit sharing contributions are deemed to have been made in our common stock. Thereafter, a participant may chose to have different investment benchmarks apply to such deferred amounts, as described in greater detail below.

Participants in the RSRP may designate up to three separate deferral accounts, each of which may have a different distribution date and a different distribution option. A participant may elect to have distributions made in a lump sum payment or annually over a period of two to 15 years. All distributions are made in cash.

Earnings or losses are credited to the deferral accounts by the amount that would have been earned or lost if the amounts were invested in hypothetical investments designated by a participant from a list of hypothetical investments, which currently includes an AES stock hypothetical investment option, provided by the Human Resources Committee administering the plan. These benchmarks are functionally equivalent to the investments made available to all participants in the 401K Plan. A participant may change such designations at such times as are permitted by the Compensation Committee, but no less frequently than quarterly.

Participants in the RSRP are always 100 percent vested in their account balances.

Restricted Stock Units

Pursuant to the authority granted under the terms of our LTC Plan, shares are not issued pursuant to an award of RSUs until two years after the RSUs are vested. A description of the terms of the RSUs is contained in "Compensation Discussion and Analysis" beginning on page 11 of this Proxy Statement and "Narrative Disclosure Relating to the Summary Compensation Table and the Grants of Plan-Based Awards Table" beginning on page 30 of this Proxy Statement.

The AES Corporation Supplemental Retirement Plan

The Supplemental Retirement Plan is a plan which was established to provide deferred compensation for select managers and highly compensated employees. Under the terms of the Supplemental Retirement Plan, once a participant made the maximum allowable contribution to the 401K Plan under the Code, the participant could defer compensation under the Supplemental Retirement Plan. We made an annual credit to the participant's deferral account in an amount equal to the maximum percentage of compensation for matching awards permitted under the 401K Plan.

The Supplemental Retirement Plan also provided for the deferral of a portion of the Profit Sharing Contribution. The amount of the deferral under the Supplemental Retirement Plan is the difference between the Profit Sharing Contribution made to the employee's 401K Plan and the Profit Sharing Contribution that would have been made under the 401K Plan if no Code limits applied and certain other requirements were met.

The amounts deferred under the Supplemental Retirement Plan are deemed to be invested in accordance with the investment policy established from time to time by the Human Resources Committee administering the 401K Plan.

The deferred amounts can be withdrawn in any manner permitted by the 401K Plan prior to the termination of a participant's employment and otherwise upon the termination of the participant's employment.

The Supplemental Retirement Plan was amended in 2004 to preclude the addition of new participants and additional deferrals after December 31, 2004.

Potential Payments Upon Termination or Change in Control

The following tables contain information concerning the estimated payments to be made to each of the Named Executive Officers in connection with a termination of employment or a change in control. The amounts assume that a termination or change in control event occurred on December 31, 2007, and, where applicable, uses the closing price of our common stock of $21.39 (as reported on the NYSE as of December 31, 2007).

Potential Payments Upon Termination or Change in Control(1)

Paul Hanrahan, CEO
	Retirement	Voluntary	For Cause	Without Cause/Good Reason	Change in Control	Death		Disability
Cash Severance	$0	$0	$0	$4,817,000	$7,225,500	$0		$0
Salary Continuation
Annual Bonus
Pro rata Annual Bonus(2)
Cash LTIP Awards	$0	$0	$0	$0	$7,400,000	$7,400,000		$7,400,000
Performance Units
Performance Periods:
2005-2007
2006-2008
2007-2009
Equity
Restricted Stock Units	$0	$0	$0	$0	$3,451,041	$3,451,041		$3,451,041
Measurement Periods:
2005-2007
2006-2008
2007-2009
Unexercisable Options	$0	$0	$0	$537,396	$537,396	$537,396		$537,396
Total	$0	$0	$0	$537,396	$3,988,437	$3,988,437		$3,988,437
Retirement Benefits
DC Plan	$0	$0	$0	$0	$0	$0		$0
Total	$0	$0	$0	$0	$0	$0		$0
Unvested Deferred Compensation	$0	$0	$0	$0	$0	$0		$0
Other Benefits
Health Benefits	$0	$0	$0	$20,000	$30,000	$0		$0
Life Insurance Benefits	$0	$0	$0	$0	$0	$250,000	(3)	$0
Disability Benefits	$0	$0	$0	$0	$0	$0		(4)
Outplacement Assistance(5)	$0	$0	$0	$15,000	$0	$0		$0
Perquisites	$0	$0	$0	$48,408	$72,612
Tax Gross Ups(6)	$0	$0	$0	$0	$5,816,194	$0		$0
Total	$0	$0	$0	$83,408	$5,918,806	$250,000	(3)	(4)
Total	$0	$0	$0	$5,437,804	$24,532,743	$11,638,437		$11,388,437

Potential Payments Upon Termination or Change in Control(1)

Victoria Harker, EVP & CFO
	Retirement	Voluntary	For Cause	Without Cause/Good Reason	Change in Control	Death		Disability
Cash Severance	$0	$0	$0	$990,000	$1,980,000	$0		$0
Salary Continuation
Annual Bonus
Pro rata Annual Bonus(2)
Cash LTIP Awards	$0	$0	$0	$0	$1,125,000	$1,125,000		$1,125,000
Performance Units
Performance Periods:
2005-2007
2006-2008
2007-2009
Equity
Restricted Stock Units	$0	$0	$0	$0	$1,125,606	$1,125,606		$1,125,606
Measurement Periods:
2005-2007
2006-2008
2007-2009
Unexercisable Options	$0	$0	$0	$0	$58,661	$58,661		$58,661
Total	$0	$0	$0	$0	$1,184,267	$1,184,267		$1,184,267
Retirement Benefits
DC Plan	$0	$0	$0	$0	$0	$0		$0
Total	$0	$0	$0	$0	$0	$0		$0
Unvested Deferred Compensation	$0	$0	$0	$0	$0	$0		$0
Other Benefits
Health Benefits	$0	$0	$0	$10,000	$15,000	$0		$0
Life Insurance Benefits	$0	$0	$0	$0	$0	$250,000	(3)	$0
Disability Benefits	$0	$0	$0	$0	$0	$0		(4)
Outplacement Assistance(5)	$0	$0	$0	$0	$0	$0		$0
Perquisites	$0	$0	$0	$0	$0	$0		$0
Tax Gross Ups(6)	$0	$0	$0	$0	$1,684,521	$0		$0
Total	$0	$0	$0	$10,000	$1,699,521	$250,000	(3)	(4)
Total	$0	$0	$0	$1,000,000	$5,988,788	$2,559,267		$2,309,267

Potential Payments Upon Termination or Change in Control(1)

William Luraschi, EVP
	Retirement	Voluntary	For Cause	Without Cause/Good Reason	Change in Control	Death		Disability
Cash Severance	$0	$0	$0	$1,004,500	$2,009,000	$0		$0
Salary Continuation
Annual Bonus
Pro rata Annual Bonus(2)
Cash LTIP Awards	$0	$0	$0	$0	$2,250,000	$2,250,000		$2,250,000
Performance Units
Performance Periods:
2005-2007
2006-2008
2007-2009
Equity
Restricted Stock Units	$0	$0	$0	$421,233	$1,458,113	$1,458,113		$1,458,113
Measurement Periods:
2005-2007
2006-2008
2007-2009
Unexercisable Options	$0	$0	$0	$0	$171,052	$171,052		$171,052
Total	$0	$0	$0	$421,233	$1,629,165	$1,629,165		$1,629,165
Retirement Benefits
DC Plan	$0	$0	$0	$0	$0	$0		$0
Total	$0	$0	$0	$0	$0	$0		$0
Unvested Deferred Compensation	$0	$0	$0	$0	$0	$0		$0
Other Benefits
Health Benefits	$0	$0	$0	$10,000	$15,000	$0		$0
Life Insurance Benefits	$0	$0	$0	$0	$0	$250,000	(3)	$0
Disability Benefits	$0	$0	$0	$0	$0	$0		(4)
Outplacement Assistance(5)	$0	$0	$0	$0	$0	$0		$0
Perquisites	$0	$0	$0	$0	$0	$0		$0
Tax Gross Ups(6)	$0	$0	$0	$0	$0	$0		$0
Total	$0	$0	$0	$10,000	$15,000	$250,000	(3)	(4)
Total	$0	$0	$0	$1,435,733	$5,903,165	$4,129,165		$3,879,165

Potential Payments Upon Termination or Change in Control(1)

Andres Gluski, EVP & COO
	Retirement	Voluntary	For Cause	Without Cause/Good Reason	Change in Control	Death		Disability
Cash Severance	$0	$0	$0	$1,150,000	$2,300,000	$0		$0
Salary Continuation
Annual Bonus
Pro rata Annual Bonus(2)
Cash LTIP Awards	$0	$0	$0	$0	$1,800,000	$1,800,000		$1,800,000
Performance Units
Performance Periods:
2005-2007
2006-2008
2007-2009
Equity
Restricted Stock Units	$0	$0	$0	$0	$1,870,683	$1,870,683		$1,870,683
Measurement Periods:
2005-2007
2006-2008
2007-2009
Unexercisable Options	$0	$0	$0	$0	$122,949	$122,949		$122,949
Total	$0	$0	$0	$0	$1,993,632	$1,993,632		$1,993,632
Retirement Benefits
DC Plan	$0	$0	$0	$0	$0	$0		$0
Total	$0	$0	$0	$0	$0	$0		$0
Unvested Deferred Compensation	$0	$0	$0	$0	$0	$0		$0
Other Benefits
Health Benefits	$0	$0	$0	$10,000	$15,000	$0		$0
Life Insurance Benefits	$0	$0	$0	$0	$0	$250,000	(3)	$0
Disability Benefits	$0	$0	$0	$0	$0	$0		(4)
Outplacement Assistance(5)	$0	$0	$0	$0	$0	$0		$0
Perquisites	$0	$0	$0	$0	$0	$0		$0
Tax Gross Ups(6)	$0	$0	$0	$0	$2,318,089	$0		$0
Total	$0	$0	$0	$10,000	$2,333,089	$250,000	(3)	(4)
Total	$0	$0	$0	$1,160,000	$8,426,721	$4,043,632		$3,793,632

Potential Payments Upon Termination or Change in Control(1)

David Gee, President, North America
	Retirement	Voluntary	For Cause	Without Cause/Good Reason	Change in Control	Death		Disability
Cash Severance	$0	$0	$0	$891,800	$1,783,600	$0		$0
Salary Continuation
Annual Bonus
Pro rata Annual Bonus(2)
Cash LTIP Awards	$0	$0	$0	$0	$1,487,500	$1,487,500		$1,487,500
Performance Units
Performance Periods:
2005-2007
2006-2008
2007-2009
Equity
Restricted Stock Units	$0	$0	$0	$0	$781,055	$781,055		$781,055
Measurement Periods:
2005-2007
2006-2008
2007-2009
Unexercisable Options	$0	$0	$0	$0	$116,304	$116,304		$116,304
Total	$0	$0	$0	$0	$897,359	$897,359		$897,359
Retirement Benefits
DC Plan	$0	$0	$0	$0	$0	$0		$0
Total	$0	$0	$0	$0	$0	$0		$0
Unvested Deferred Compensation	$0	$0	$0	$0	$0	$0		$0
Other Benefits
Health Benefits	$0	$0	$0	$10,000	$15,000	$0		$0
Life Insurance Benefits	$0	$0	$0	$0	$0	$250,000	(3)	$0
Disability Benefits	$0	$0	$0	$0	$0	$0		(4)
Outplacement Assistance(5)	$0	$0	$0	$0	$0	$0		$0
Perquisites	$0	$0	$0	$0	$0	$0		$0
Tax Gross Ups(6)	$0	$0	$0	$0	$1,753,945	$0		$0
Total	$0	$0	$0	$10,000	$1,768,945	$250,000	(3)	(4)
Total	$0	$0	$0	$901,800	$5,937,404	$2,634,859		$2,384,859

(1)
For the aggregate number of vested options and unvested RSUs outstanding as of December 31, 2007, see the Outstanding Equity Awards at Fiscal Year-End Table. For information regarding the aggregate amount of our Named Executive Officers' vested benefits under our nonqualified deferred compensation plans, see the Nonqualifed Deferred Compensation table.

(2)
Upon termination without cause/good reason, termination following a change in control, and termination due to death or disability (in the case of Mr. Hanrahan and Ms. Harker), a pro rata bonus would be payable. Pro rata bonus amounts are not included in the above tables because as of December 31, 2007, the service and performance conditions under AES' 2007 annual incentive plan would have been satisfied.

(3)
Basic life insurance is provided to all employees; the maximum benefit amount is $250,000. Accidental Death and Dismemberment (AD&D) insurance is provided to all employees in addition to basic life insurance. The AD&D benefit amount is equal to the basic life benefit amount; this benefit is not included in the termination tables. Additional optional life insurance is also available to all employees up to a maximum total benefit amount of $500,000. Employees are responsible for the cost of additional life insurance premiums, should they choose to elect this optional coverage; therefore, any additional life insurance benefits above the basic benefit is not included in the termination tables.

(4)
AES provides long-term disability benefits to all employees. Should a long-term disability occur, this plan would provide an employee with a monthly benefit of 66 2/3% of base pay up to a maximum of $10,000 per month.

(5)
Outplacement benefits may be provided upon termination without cause/good reason and upon termination following a change in control. In such cases where the agreements do not specify the amount payable, the value is assumed to be less than $10,000.

(6)
This calculation is an estimate for Proxy Statement disclosure purposes only. Payments on an actual change in control may differ based on factors such as transaction price, timing of employment termination and payments, and changes in compensation. In computing the excise tax gross-up, we valued all payments and benefits in accordance with Code Section 280G. Key assumptions included in the gross-up calculation include: (i) highest marginal federal, Virginia state and Medicare tax rates of 35%, 5.75% and 1.45% respectively (the state tax rates for executives residing in the District of Columbia and Maryland are 9.30% and 4.75% respectively) apply; and (ii) present value calculations were determined using 120% of the following December 2007 semi-annual applicable federal rate—the short-term rate of 4.61% applies as all payments and benefits would accelerate three years or less upon change in control and/or termination.

Additional Information Relating to Potential Payments Upon
Termination of Employment or Change in Control

The following descriptions of our compensatory arrangements with our Named Executive Officers are in addition to other summaries of their terms found in "Compensation Discussion and Analysis" beginning on page 11 of this Proxy Statement, "Narrative Disclosure Relating to the Summary Compensation Table and the Grants of Plan-Based Awards Table" beginning on page 30 of this Proxy Statement, and "Narrative Disclosure Relating to the Nonqualified Deferred Compensation Table" beginning on page 39 of this Proxy Statement.

Employment Agreements

The Employment Agreements provide for certain payments and benefits to be made to Mr. Hanrahan and Ms. Harker upon termination of their respective employment. The payments and benefits that would be made are based upon the circumstances of the termination, including whether it occurs after a change in control. In the event of a termination of the executive's employment due to disability, the executive is entitled to receive disability benefits under our long term disability program then in effect, the executive's base salary through the end of the month preceding the month in which disability benefits begin, and a pro rata portion of the executive's annual bonus, based upon the number of days the executive was employed during the year (a "Pro Rata Bonus").

In the event of a termination of the executive's employment due to death, the executive's legal representative is entitled to receive the executive's base salary through the termination date and the Pro Rata Bonus.

In the event that we terminate the executive's employment for "Cause" (as defined below) or the executive resigns without "Good Reason" (as defined below), the executive is entitled only to receive his or her base salary through the termination date.

If the executive terminates his or her employment for "Good Reason" or if we terminate the executive's employment other than for "Cause" or because of the executive's disability, the executive is entitled to receive his or her base salary through the termination date, the Pro Rata Bonus, and an additional lump sum payment (a "Severance Payment"). The Severance Payment for Mr. Hanrahan is equal to two times the sum of his base salary and target bonus for the year in which the termination of his employment occurs. The Severance Payment for Ms. Harker is the sum of her base salary and target bonus for the year in which the termination of her employment occurs. In addition, each executive is entitled to continue to participate in all medical, dental, hospitalization, life insurance, and other welfare, fringe benefit and perquisite programs the executive was participating in at the time of the termination of the executive's employment. Such benefits will continue for a period of 24 months for Mr. Hanrahan and for a period of 12 months for Ms. Harker. If a termination of Mr. Hanrahan's employment occurs under the circumstances described in this paragraph, each Stock Option held by him will remain outstanding and will continue to vest for a three year period after the termination of his employment.

If a termination of the executive's employment under the circumstances described in the preceding paragraph occurs within two years after a "Change in Control" (as defined below), certain adjustments are made to the payments and benefits described in that paragraph. In the case of Mr. Hanrahan, his Severance Payment is increased to three times the sum of his base salary and target bonus, he is entitled to continued participation in our welfare, fringe benefit, and perquisite programs for an additional 12 months, and each of his Stock Options become immediately exercisable and may be exercised until the earlier of (1) the original term of the Stock

Option or (2) the fourth anniversary of his termination. In the case of Ms. Harker, the amount of her Severance Payment is doubled.

If any of the payments or benefits provided to the executive in connection with a "Change in Control" subject the executive to the excise tax imposed under Section 4999 of the Code, we must make a gross up payment to the executive which will result in the executive receiving the net amount the executive is entitled to receive, after the deduction of all applicable taxes.

Our obligation to make payments to each executive in connection with the termination of the executive's employment is conditioned upon the executive's compliance with certain non-competition, non-solicitation, non-disparagement, and confidentiality obligations set forth in the Employment Agreements. Our payment obligations are also conditioned upon the executive executing and delivering a standard form of release we provide. For Mr. Hanrahan, these obligations must be complied with for a period of twenty-four (24) months after his termination of employment with us. For Ms. Harker, these obligations must be complied with for a period of twelve (12) months after her termination of employment with us.

The following definitions are provided in the Employment Agreements for certain of the terms used in this description

  "Cause" means (A) willful and continued failure by the executive to substantially perform the executive's duties with us (other than a failure resulting from the executive's incapability due to physical or mental illness or any failure after the executive has delivered a notice of termination for Good Reason), after we deliver a demand for substantial performance, or (B) willful misconduct which is demonstrably and materially injurious to us, monetarily or otherwise.

  "Change in Control" means the occurrence of any one of the following events: (a) any person is or becomes the beneficial owner of our securities representing 30% or more of the combined voting power of our outstanding securities; (b) the following individuals cease for any reason to constitute a majority of our Board then serving: individuals who are Directors on the date of the Employment Agreement and any new Director whose appointment or election by the Board or nomination for election by our stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors on the date of the Employment Agreement or whose appointment, election or nomination for election was previously so approved or recommended; or (c) the consummation of a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board of the entity surviving such merger or consolidation or any parent thereof, or (ii) a merger or consolidation effected to implement a recapitalization; or (d) our stockholders approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition of all or substantially all of our assets. However, the foregoing events will not constitute a "Change in Control" if the record holders of our common stock immediately prior to a transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all our assets immediately following such transaction or series of transactions.

  "Good Reason" means, without the executive's consent, any material breach of the Employment Agreement by us which is not cured within 10 days of a written notice delivered by the executive.

AES Corporation Severance Plan

Messrs. Gluski, Gee, and Luraschi are entitled to the benefits provided by the AES Corporation Severance Plan (the "Severance Plan"). The Severance Plan provides certain payments and benefits upon the involuntary termination of their employment under certain circumstances.

Benefits are available under the Severance Plan if the executive's employment is involuntarily terminated due to a permanent layoff, a reduction-in-force, the permanent elimination of his job, the restructuring or reorganization of a business unit, division, department or other business segment, a termination by mutual consent due to unsatisfactory job performance and we agree that the executive is entitled to benefits, or the executive declines to relocate to a new job position more than 50 miles from his current location; provided, however, a Named Executive Officer would not be entitled to benefits if he or she declines a new job position (regardless of location) at a time when his or her existing job position is being eliminated.

Upon the termination of their employment under those circumstances, Messrs. Gluski, Gee, and Luraschi would be entitled to receive salary continuation payments equal to their annual base salary and bonus, which would be paid over time in accordance with our payroll practices. They would also be entitled to receive an additional payment equal to a pro-rata portion of their bonus, based upon the time they were at work during the year in which their employment terminates. In the event that the executive elects COBRA coverage under the health plan he participates in, we would pay an amount of the premium he pays for such coverage (for up to 18 months) equal to the premium we pay for active employees.

In the case a termination of the executive's employment under the circumstances described in the preceding paragraph occurs within two years after a "Change of Control" (as defined below) or due to a layoff, the amount of the executive's salary continuation payment is doubled and the length of time we will assist in paying for the continuation of health care benefits is also doubled (but can never be more than 18 months).

Benefits are not available under the Severance Plan if the executive's employment is terminated in connection with the sale of a business if the executive is employed by the purchaser or if the executive is offered employment with the purchaser with substantially equivalent benefits and salary package (provided the offer does not require the executive to relocate more than 50 miles from his current location).

A "Change of Control" means the occurrence of any one of the following events: (i) a transfer of all or substantially all of our assets, (ii) a person (other than someone in our management) becomes the beneficial owner of more than 35% of our outstanding common stock, or (iii) during any one year period Directors at the beginning of the period (and any new Directors whose election or nomination was approved by a majority of Directors who were either in office at the beginning of the period or were so approved (excluding anyone who became a Director as a result of a threatened or actual proxy contest or solicitation)) cease to constitute a majority of the Board.

If any of the payments or benefits provided to the executive in connection with a "Change of Control" subject the executive to the excise tax imposed under Section 4999 of the Code, we must make a gross up payment to the executive which will result in the executive receiving the net amount the executive is entitled to receive, after the deduction of all applicable taxes.

Our obligation to provide the payments and benefits to the executive under the Severance Plan is conditioned upon the executive executing and delivering a written release of claims against us. At our discretion, the release may also contain such non-competition, non-solicitation and non-disclosure provisions as we may consider necessary or appropriate.

2003 Long Term Compensation Program

The vesting of PUs, RSUs, and Stock Options and the ability of our Named Executive Officers to exercise or receive payments under those awards are affected by a termination of their employment and by a Change of Control (defined in the same manner as the term "Change of Control" in the Severance Plan described above).

PUs

If the Named Executive's employment is terminated as a result of his death or disability prior to the end of the three-year performance period of a Performance Unit, the Named Executive's Performance Units vest on the termination date and an amount equal to $1.00 for each Performance Unit is paid not later than the 15th day of the third month following such termination. If we terminate the Named Executive's employment for cause prior to the payment date of a Performance Unit, the Performance Unit is forfeited. If the Named Executive's employment is terminated for any other reason (including resignation or retirement), the Named Executive will be entitled to receive the payment of the Named Executive's Performance Units that were vested at the end of the performance period.

If a Change of Control occurs prior to the end of the three-year performance period, outstanding Performance Units become fully vested and an amount equal to $1.00 for each Performance Unit is payable immediately, in cash, securities or other property.

RSUs

If the Named Executive's employment is terminated by reason of death or disability, the Named Executive's RSUs will immediately accelerate and become fully vested, exercisable and payable.

If the Named Executive's employment is terminated prior to the third anniversary of the award of a Restricted Stock Unit, other than by reason of death or disability, all Restricted Stock Units not vested at the time of such termination are forfeited.

If a Change of Control occurs prior to the payment date under a Restricted Stock Unit award, outstanding Restricted Stock Units become fully vested and payable immediately prior to the Change of Control.

Stock Options

If the Named Executive's employment is terminated by reason of death or disability, the Named Executive's Options shall be immediately accelerated and become fully vested, exercisable and payable, but will expire one year after the termination date or, if earlier, on the regular expiration date of such Option had the Named Executive continued in such employment.

If we terminate the Named Executive's employment for cause, all of the Named Executive's unvested Options are forfeited and all vested Options will expire three months after the termination date or, if earlier, on the regular expiration date of such Option.

If the Named Executive's employment is terminated for any other reason, all of the Named Executive's unvested Options are forfeited and all vested Options will expire 180 days after the termination date or, if earlier, on the regular expiration date of such Option.

In the event of a Change of Control, all of the Named Executive's Options will vest and be fully exercisable. However, the Compensation Committee may cancel a Named Executive's outstanding Options (1) for consideration for a payment of the amount that the Named Executive would be entitled to receive in the Change of Control transaction if the Named Executive exercised the Options less the exercise price of such Options or (2) if the amount determined pursuant to (1) would be negative. Any such payment may be made in cash, securities, or other property.

The AES Corporation Restoration Supplemental Retirement Plan

In the event of a termination of the Named Executive's employment, (other than by reason of death) prior to reaching retirement eligibility, or in the event of a Change in Control (defined in the same manner as the term "Change of Control" in the Severance Plan described above), the balances of all of a Named Executive's deferral accounts under the RSRP will be paid in a lump sum. In the event of the Named Executive's death or retirement, the balances in a Named Executive's deferral accounts will be paid according to his elections if the Named Executive was 59 1/2 or more years old at the time of death or retirement, but otherwise in a lump sum.

Compensation of Directors

The following table contains information concerning the compensation of our non-management Directors during 2007.

Director Compensation (2007)

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)*	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)*	All Other Compensation ($)(5)	Total ($)
Richard Darman(6) Former Chairman and Lead Independent Director	$0	$524,650	$49,747			$0	$574,397
Kristina M. Johnson	$39,000	$175,660	$0			$15,000	$229,660
John A. Koskinen Chair – Technology Council	$27,000	$238,860	$0			$12,850	$278,710
Philip Lader Chair – Nominating, Governance and Corporate Responsibility Committee	$14,000	$163,860	$38,919			$15,000	$231,779
John H. McArthur(7)	$71,200	$133,800	$0			$0	$205,000
Sandra O. Moose	$81,200	$78,800	$38,919			$15,000	$213,919
Philip A. Odeen Chairman, Lead Independent Director and Chair – Compensation Committee	$35,000	$138,860	$25,587			$10,000	$209,447
Charles O. Rossotti Chair – Financial Audit Committee	$28,000	$218,860	$0			$15,000	$261,860
Sven Sandstrom	$21,000	$218,860	$0			$0	$239,860

*
Left blank intentionally.

NOTES:

(1)
Mr. Hanrahan is a member of our Board. Mr. Hanrahan's compensation is reported in the Summary Compensation Table and the other tables set forth herein. In accordance with our Corporate Governance Guidelines, as an Officer of AES, he does not receive any additional compensation in connection with his service on the Board.

(2)
Pursuant to the Second Amended and Restated Deferred Compensation Plan for Directors, each of the Directors deferred a mandatory 34% of their cash fees into stock units and the following Directors elected to take an additional portion of their respective cash fees in stock units: Richard Darman $190,150, Kristina M. Johnson $48,860, John A. Koskinen 105,060, Philip Lader $85,060, John H. McArthur $71,200, Sandra O. Moose $0, Philip A. Odeen $60,060, Charles A. Rossotti $85,060, and Sven Sandstrom $85,060. The Second Amended and Restated Deferred Compensation Plan for Directors is an arrangement within the scope of FAS 123R and thus the expense recognized for financial statement reporting purposes relating to the 2007 stock unit awards is set forth in the "Stock Awards" column of this table.

(3)
As of December 31, 2007, Directors had the following total number of stock units credited to their accounts under The AES Corporation Second Amended and Restated Deferred Compensation Plan for Directors: Richard Darman 118,674, Kristina M. Johnson 39,427, John A. Koskinen 51,124, Philip Lader 42,074, John H. McArthur 45,507, Sandra O. Moose 26,431, Philip A. Odeen 30,486, Charles O. Rossotti 48,929, and Sven Sandstrom 47,889. The values set forth in this column are based on the amounts recognized for financial statement reporting purposes computed in accordance with FAS 123R (disregarding any estimates of forfeitures related to service-based vesting conditions). A discussion of the relevant assumptions made in these valuations may be found in footnote 15 to our financial statements contained in AES's Form 10-K.

  The grant date fair value of each Director stock unit award granted in 2007, computed in accordance with FAS 123R (disregarding any estimates of forfeitures related to service-based vesting conditions), is as follows: Richard Darman $524,650, Kristina M. Johnson $175,660, John A. Koskinen $238,860, Philip Lader $163,860, John H. McArthur $133,800, Sandra O. Moose $78,800, Philip A. Odeen $138,860, Charles O. Rossotti $218,860, and Sven Sandstrom $218,860.

(4)
These amounts relate to Stock Options granted to our Directors. The values set forth in this column are based on the amounts recognized for financial statement reporting purposes computed in accordance with FAS 123R (disregarding any estimates of forfeitures related to service-based vesting conditions). The grant date fair value of the Stock Options awarded to each Director that elected to receive Stock Options in 2007 is $55,000, calculated in accordance with FAS 123R (disregarding any estimates of forfeitures related to service-based vesting conditions). A discussion of the relevant assumptions made in these valuations may be found in footnote 15 to our financial statements contained in AES's Form 10-K.

The following Directors held Options to purchase the following number of shares of our common stock as of December 31, 2007: Richard Darman 432,760, Kristina M. Johnson 0, John A. Koskinen 0, Philip Lader 44,545, John H. McArthur 7,620, Sandra O. Moose 4,028, Philip A. Odeen 14,905, Charles O. Rossotti 21,912, and Sven Sandstrom 52,815.

(5)
Represents amounts we contributed to charities selected by the Director under a program pursuant to which we match charitable contributions made by the Director.

(6)
Richard Darman died on January 25, 2008.

(7)
Mr. McArthur's term as a Director will end as of the date of the Annual Meeting.

Narrative Disclosure Relating to the Director Compensation Table

Compensation for Year 2007

As set forth below, the Board has instituted revisions to the amount of compensation provided under certain of the components of the compensation structure. The revised compensation amounts will be provided as applicable to outside Directors that are elected at the Annual Meeting of Stockholders. The individual components of the 2007 compensation structure for the Board, with the exception of a new procedure to provide compensation to Directors for service on ad hoc or special committees of the Board, will be identical to the components of the 2006 Board compensation structure. The Board formed both an Ad Hoc Committee and Special Committee this year whose purpose was to oversee reviews on the Company's long-term compensation awards and practices. Such Committees received cash compensation for their work and this compensation is included in the table.

The 2007 Board compensation was intended to meet the following goals: promote the recruitment of talented and experienced Directors to the AES Board; compensate outside Directors for the increased workload and risk inherent in the Director position; continue to decrease the emphasis on Option grants as compensation, while retaining a strong financial incentive for AES Directors to maintain and promote the long-term health and viability of the Company. The Nominating, Governance and Corporate Responsibility Committee of the Board consulted material regarding current trends and best practices for determining compensation for Boards of Directors from, among other sources, The National Association of Corporate Directors ("NACD") Blue Ribbon Commission, Pearl Meyer & Partners, and Frederick W. Cook and Co., Inc.

For 2007, Directors elected at the Annual Meeting of Stockholders received a $70,000 Annual Retainer with a requirement that at least 34% be deferred in the form of stock units. Under the Board's compensation structure, Directors may elect (but are not required) to defer more than the mandatory 34% deferral. Any portion of the Annual Retainer that is deferred above the mandatory deferral is credited to the Director in stock units equivalent to 1.3 times the elected deferral amount. The Audit Committee and Compensation Committee Chairs each received $25,000 per year and the remaining Committee Chairs of standing committees each received $15,000 per year for their service. Directors received an annual Deferred Incentive Compensation Grant valued at $110,000. Directors may elect to take the Deferred Incentive Compensation Grant in the form of stock units (vested immediately), an Option grant (Options vest in three equal annual installments) or a mix of stock units and Options. Members of the Audit Committee and Compensation Committee not serving as the Chair of the Committee each received $15,000 per year and members of all other standing committees each received $10,000 per year. The Board instituted a procedure to grant additional compensation for services provided by Directors in connection with membership on an Ad Hoc or Special Committee of the Board. Director compensation for service on any such Committee will be determined by the Nominating, Governance and Corporate Responsibility Committee. Two such Committees existed in 2007. The Nominating, Governance and Corporate Responsibility Committee recommended and the Board approved a cash payment of $3,000 per meeting for members of the Ad Hoc and Special Committees with Committee Chairs of the respective Committees receiving $3,500 per meeting. The Board also instituted a procedure to review the Board compensation structure every two years. Under this procedure, the next review of Director compensation will occur in February 2009.

The Chairman of the Board

The Chairman of the Board is required to be a non-Executive of AES. The duties of the Chairman of the Board focus on the planning and structure of Board meetings and oversight of Board responsibilities. The Chairman receives compensation in an amount equal to 1.5 times the Annual Retainer and the Deferred Incentive Compensation Grant. The Chairman is required to serve as an ex-officio non-voting member of all standing Board committees, although the Chairman of the Board at times may serve as a formal member of a standing or ad hoc Board Committee. The Chairman of the Board receives in total $25,000 for the required service as an ex-officio member of the Board Committees for which he is not a formal member. The Chairman of the Board receives the standard compensation available for Board members if the Chairman serves as a formal member of a Committee or as the Chairman of a Committee. Currently, Mr. Odeen is the Chairman of the Compensation Committee, a member of the Finance and Investment Committee, and serves as an ex-officio member of the other standing Board Committees. As with other Board members, the Chairman is required to defer 34% of the Annual Retainer in the form of stock units, but is permitted to elect to defer more than the mandatory 34% deferral. Also consistent with the compensation options received by the other Board members, any amount of the Annual Retainer above the mandatory deferral amount that is deferred by the Chairman will be valued at 1.3 times the elected deferred amount.

TRANSACTIONS WITH RELATED PERSONS

Related Person Policies and Procedures

Our policies and procedures for review, approval or ratification of transactions with "related persons" (as defined in the SEC rules) are not contained in a single policy or procedure; instead, relevant aspects of our program are drawn from various corporate documents. Our Audit Committee's Charter provides that the Audit Committee is responsible for monitoring our Code of Conduct, including the Code of Conduct related to conflicts of interest and related party transactions. Our Code of Conduct and related policies apply to all AES individuals, including Officers and Directors, and prohibits certain arrangements that may create a conflict of interest. These prohibitions include many arrangements that are relevant to related party transactions, including prohibitions against: accepting gifts of more than token value or receiving personal discounts or other benefits from a competitor, customer or supplier as a result of one's position with the Company; receiving a loan or guarantee of an obligation from a competitor, customer or supplier as a result of one's position with the Company; having an interest (other than routine investments in publicly traded companies) in a transaction involving the Company, a competitor, a customer or supplier; directing business to a supplier owned or managed by an AES person, or which employs, a relative or friend. Since all types of prohibited transactions can not be listed in the Code of Conduct, the Company encourages its people to seek advice before proceeding if there is any doubt regarding the appropriateness of an arrangement under the provisions of our Code of Conduct. The Charter of our Nominating, Governance and Corporate Responsibility Committee also contains provisions relevant to related party transactions in that it requires that the Nominating, Governance and Corporate Responsibility Committee consider questions of independence and possible conflicts of interest of members of the Board and Named Executive Officers, and whether a candidate has special interests or a specific agenda that would impair his or her ability to effectively represent the interests of all stockholders. The Company's Corporate Governance Guidelines also contain provisions relevant to related party transactions in that they require Directors to advise the Chairman of the Board and the Chairman of the Nominating, Governance and Corporate Responsibility Committee in advance of accepting an invitation to serve on other public company Boards of Directors and further provide that the Board shall review, at least annually, the relationships that each Director has with the Company (either directly or as an Officer or Director of another company that has a relationship with the Company). Related party transactions that are reviewed pursuant to the program outlined above may be identified by various sources, including the Officers of the Company and the Directors themselves (in this regard, the Company employs annual ethics compliance certifications and Director and Officer questionnaires to elicit relevant information) and third party reports to our compliance department of conduct that may fall within the prohibitions set forth in the Code of Conduct.

Where related party transactions pose potential conflicts of interest involving Directors or Officers, the Audit Committee and/or Nominating, Governance and Corporate Responsibility Committee reviews such transactions and makes determinations regarding their appropriateness and impact on our assessment of "related persons" and Director independence and, where appropriate, approves or ratifies such transactions. Any affected Directors or Officers may recuse themselves from such deliberations. In making determinations with respect to possible conflicts of interest, Directors are required to act in good faith and in the best interests of AES and its stockholders, as required by law.

PROPOSAL 2: REAPPROVAL OF THE AES CORPORATION 2003
LONG-TERM COMPENSATION PLAN, AS AMENDED

At the Annual Meeting, Stockholders will be asked to approve The AES Corporation 2003 Long-Term Compensation Plan, as amended ("LTC Plan"), which was unanimously approved by the Board, and will be adopted upon approval by the Company's Stockholders. The principal amendment to the LTC Plan is:

  •
  Increase in Aggregate Share Limit.  The amended version of the LTC Plan authorizes a 12,000,000 share increase in the number of shares of common stock available for award grants under the plan such that, if the Company's stockholders approve the LTC Plan, the total number of shares issuable under the plan will be 29,000,000.

The LTC Plan is also being submitted to Stockholders for approval of the performance measures set forth below in "Performance Awards" (and set forth in more detail in the copy of The AES Corporation 2003 Long-Term Compensation Plan attached hereto as Appendix A) so that certain Performance Awards granted under the LTC Plan may qualify as "performance-based" compensation under Section 162(m) of the Code ("Section 162(m)"). Section 162(m) generally limits to $1 million the annual corporate federal income tax deduction for compensation paid to the Chief Executive Officer or any of the four other highest paid Officers of a publicly held corporation, unless such compensation is performance-based.

Discussion of the Purposes of this Proposal

The following are the principal reasons for submitting this proposal to the Company's Stockholders for approval at the Annual Meeting:

  •
  Section 162(m): Management and the Board have determined that, given current annual grant practices, the Company would need to seek Stockholder approval to increase the authorized number of shares authorized for issuance under the LTC Plan no later than the 2009 Annual Meeting of Stockholders. In light of the fact that Stockholder approval of the performance measures was necessary for purposes of Section 162(m) (as noted above) and to avoid having to seek Stockholder approval of the LTC Plan in two consecutive years, management and the Board determined to address both items in this year's Proxy Statement.

  •
  Growth in Share Utilization Due to Growth in Participant Pool: When the LTC Plan was originally adopted, the Company did not fully anticipate that its growth in corporate functions would increase the pool of employee participants under the LTC Plan. As a result, the Company has used more shares under the LTC Plan than originally anticipated to compensate these employees for their efforts.

  •
  Change in Composition of LTC Plan Awards: Since 2003, the Company has modified the composition of its awards granted under the LTC Plan to place more emphasis on the long-term equity component of AES's compensation program. When the LTC Plan was originally adopted in 2003, the Company granted over 66% of its LTC Plan awards in the form of PUs, which are settled in cash, and over 33% of its LTC Plan awards in the form of Options. The Company modified this mix of compensation components provided under the LTC Plan in 2004 to encourage a longer-term focus in the Company's employees and to align their interests more closely with AES's Stockholders. The mix was changed to include restricted stock units, which provide, as a condition to earning the awards, achievement of total stockholder return goals over a three-year period (more fully described in "Compensation Discussion and Analysis" and "Narrative Disclosure Relating to the Summary Compensation Table and the Grants of Plan-Based Awards Table"). Adding this full-value share component (which replaced a portion of the long-term PU cash component) increased the burn rate of shares under the LTC Plan. Management and the Board expect that an increase in the pool of available shares by 12,000,000 will be sufficient for grants made in the next five years in light of the share utilization rate, forfeiture rates, stock performance and remaining available shares.

Summary of the LTC Plan

The following summary description of the LTC Plan is qualified in its entirety by reference to the full text of the LTC Plan, which is attached to this Proxy Statement as Appendix A. The parenthetical section references that follow refer to sections of the LTC Plan that relate to the summary description provided.

Purpose.    The purpose of the LTC Plan is to (i) reward full-time or part-time employees of AES or its affiliates, including those individuals to whom an offer of employment has been extended (each an "employee"), by means of appropriate incentives for achieving long-range Company goals; (ii) to provide incentive compensation opportunities that are competitive with those of other similar companies; (iii) to further match employees' financial interests with those of the Company's other Stockholders through compensation that is based on the Company's common stock and thereby enhance the long-term financial interest of the Company and its affiliates, including through the growth in the value of the Company's equity and enhancement of long-term Stockholder return; and (iv) to facilitate recruitment and retention of outstanding personnel eligible to participate in the LTC Plan. (Section 1)

Administration.    The LTC Plan is administered by the Compensation Committee of the Board, or any successor Committee thereto, or another Committee of the Board appointed or designated by the Board (the "Committee"). Subject to the terms of the LTC Plan, the Committee may make awards under the LTC Plan; determine when and to whom awards will be granted, the types of awards and the number of shares of common stock covered by the awards; establish the terms, conditions, performance criteria, restrictions, and other provisions of such awards and cancel or suspend awards. The Committee may delegate its authority subject to certain limitations. (Section 3(a) and (i))

Settlement of Awards.    The Committee has authority under the LTC Plan to determine whether, to what extent and under what circumstances awards under the LTC Plan may be settled, paid or exercised in cash, Shares or other awards under the LTC Plan or other property, or canceled, forfeited or suspended. (Section 3(d))

Interpretation and Operation.    The Committee has the authority to interpret the LTC Plan and any award or agreement made under the LTC Plan, to establish, amend, waive and rescind any rules and regulations relating to the administration of the LTC Plan, to determine the terms and provisions of any agreements entered under the LTC Plan (not inconsistent with the LTC Plan), and to make all other determinations necessary or advisable for the administration of the LTC Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the LTC Plan or in any award agreement under the LTC Plan in the manner and to the extent it will deem desirable. The determinations of the Committee in the administration of the LTC Plan will be final, binding and conclusive. (Section 3(e) and (g))

Deferral of Awards.    The Committee determines whether, to what extent, and under what circumstances cash, Shares, other securities, other awards under the LTC Plan, other property, and other amounts payable with respect to an award under the LTC Plan shall be deferred either automatically, or at the election of the holder thereof, or of the Committee. (Section 3(f))

Section 162(m).    Subject to the terms of the LTC Plan, the Committee has the authority and discretion to determine the extent to which awards under the LTC Plan will be structured to conform to the requirements applicable to performance-based compensation as described in Section 162(m), and to take such action, establish such procedures, and impose such restrictions at the time such awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements. (Section 3(b))

Shares Available.    Subject to adjustment, the maximum number of Shares that currently may be delivered pursuant to awards granted under the LTC Plan is 17,000,000. If Stockholders approve the proposal, the LTC Plan's share limit will be increased by 12,000,000 shares so that the new share limit on awards granted under the plan will be 29,000,000 shares. Notwithstanding the foregoing and subject to the LTC Plan's adjustments provision (as described below), no eligible LTC Plan participant may receive Stock Options and stock appreciation rights under the LTC Plan in any calendar year that relate to more than 1,000,000 shares. (Section 4(a))

Shares to be issued under the LTC Plan may be made available from authorized but unissued common stock, common stock held by the Company in its treasury, or common stock purchased by the Company on the open market or otherwise. During the term of the LTC Plan, the Company will at all times reserve and keep available the number of shares of common stock that shall be sufficient to satisfy the requirements of the LTC Plan. (Section 4(b))

If any shares covered by an award (other than a Substitute Award as defined below), or to which such an award relates, terminate, lapse or are forfeited or cancelled, or such an award is otherwise settled without the delivery of the full number of shares underlying the award, then the shares covered by such award, or to which such award relates, to the extent of any such forfeiture, termination, lapse, cancellation, etc., shall again be, or shall become available for issuance under the LTC Plan; provided, however, that shares (i) delivered in payment of the exercise price of an Option, (ii) not issued upon the net settlement or net exercise of stock appreciation rights, or (iii) delivered to or withheld by the Company to pay withholding taxes related to an Option or stock appreciation right, shall not become available again for issuance under this Plan. Shares underlying Substitute Awards shall not reduce the number of shares available for delivery under the LTC Plan. A "Substitute Award" under the LTC Plan is any award granted in assumption of, or in substitution for, an outstanding award previously granted by a company acquired by the Company or with which the Company combines (Sections 2 and 4(c) and (d))

Adjustments.    In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, share split, reverse share split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company, or other similar corporate transaction or event affects the shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the LTC Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of shares (or other securities or property) which thereafter may be made the subject of awards under the LTC Plan, including without limitation the limit set forth in the LTC Plan relating to grants of Options and stock appreciation rights to any individual, (ii) the number and type of shares (or other securities or property) subject to outstanding awards under the LTC Plan, and (iii) the grant, purchase, or exercise price with respect to any award under the LTC Plan or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding award; provided, however, that the number of shares subject to any award under the LTC Plan will always be a whole number. (Section 4(e))

Eligibility.    All full-time or part-time employees (including an Officer or Director who is also an employee) of the Company or an affiliate of the Company are eligible to participate in the LTC Plan. Other than for awards of Incentive Stock Options (as described below), any individual or individuals to whom an offer of employment has been extended may also receive awards under the LTC Plan at the discretion of the Committee. Holders of equity-based awards issued by a company acquired by the Company or with which the Company combines are eligible to receive Substitute Awards under the LTC Plan.

Grant of Awards.    The Committee may grant the following four types of awards under the LTC Plan: (i) Options, (ii) Restricted Stock Awards or Restricted Stock Units, (iii) Other Stock-Based Awards and (iv) Performance Awards (each an "Award"). (Sections 6, 7, 8 and 9)

Options.    An Option is an option to purchase one share of common stock. The Committee may grant either an Incentive Stock Option or a Non-Qualified Stock Option. An Incentive Stock Option is an Option that meets the requirements of Section 422 of the Code, or any successor provision thereto. A Non-Qualified Stock Option is an Option that is not an Incentive Stock Option. The Committee may grant Options with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the LTC Plan, as the Committee may determine:

        (a)   The purchase price per Share under an Option shall be determined by the Committee; provided, however, that, except in the case of Substitute Awards, such purchase price shall not be less than the fair market value of a Share on the date of grant of such Option.

        (b)   The term of each Option shall be fixed by the Committee and the effect thereon, if any, of the termination of employment by the holder of such Option will be determined by the Committee and set forth in the applicable agreement under the LTC Plan. Notwithstanding, the term of an Option shall not exceed ten (10) years.

        (c)   Any Option may be exercised at any time during the period commencing with either the date that Option is granted or the first date permitted under a vesting schedule established by the Committee and ending with the expiration date of the Option. A LTC Plan participant may exercise his Option for all or part of the number of shares which he is eligible to exercise under terms of the Option. The Committee shall determine the method or methods by which, and the form or forms in which, including, without limitation, cash, shares, other Awards, or other property, or any combination thereof, having a fair market value on the exercise date equal to the relevant exercise price, payment of the exercise price with respect thereto may be made or deemed to have been made.

        (d)   The terms of any Incentive Stock Option granted under the LTC Plan will comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder. (Sections 2 and 6)

Restricted Stock.    An Award of Restricted Stock consists of shares and an Award of Restricted Stock Units consists of contractual rights denominated in shares, each of which represents a right to receive the value of a share (or a percentage of such value, which percentage may be higher than 100%). Restricted Stock and Restricted Stock Units are subject to restrictions and such other terms and conditions as the Committee may determine, which restrictions and such other terms and conditions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. If the vesting conditions applicable to an Award of Restricted Stock or Restricted Stock Units relate exclusively to the passage of time and continued employment or provision of services, or refraining therefrom, the last vesting date of all or a portion of such Award shall occur no less than 36 months following the date of such Award, except that the foregoing restriction will not apply to such Awards if they are made in satisfaction of Company obligations to employees that would otherwise be paid in cash, are issued in connection with the exercise of a Stock Option or other award under the LTC Plan or are Substitute Awards. (Section 7(a))

Other Stock-Based Awards.    The Committee may from time to time grant to eligible participants of the LTC Plan such other Awards (including, without limitation, stock appreciation rights and rights to dividends and dividend equivalents) that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares (including, without limitation, securities convertible into Shares) as are deemed by the Committee to be consistent with the purposes of the LTC Plan. Subject to the terms of the LTC Plan, the Committee will determine the terms and conditions of such Awards. Notwithstanding, the term of a stock appreciation right will not exceed ten (10) years. Shares or other securities delivered pursuant to a purchase right granted as Other Stock-Based Awards shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, shares, other securities, other Awards, or other property, or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee, shall, except in the case of substitute Awards, not be less than the fair market value of such shares or other securities as of the date such purchase right is granted. (Section 8)

Performance Awards.    A Performance Award (also known as a Performance Unit) is an Award under the LTC Plan that the Committee intends to qualify as "qualified performance-based" compensation under Section 162(m), and which Award is made to an individual who is expected by the Committee to be both (i) a "covered employee" as defined in Section 162(m) for the tax year of the Company with regard to which a deduction in respect of such person's Award would be allowed and (ii) the recipient of compensation (other than "qualified performance-based" compensation as defined in Section 162(m)) in excess of $1,000,000 for such tax year. Performance Awards shall become earned and payable if pre-established targets relating to one or more of the following performance measures are achieved during a performance period or periods, as determined by the Committee: (i) Cash Value Added, (ii) Total Shareholder Return, (iii) Return on Equity, (iv) Revenue Growth, (v) Return on Net Assets, (vi) Earnings Per Share, (vii) EBITDA, (viii) Return on Invested Capital, (ix) Parent Operating Cash Flow, (x) Consolidated Free Cash Flow or (xi) Cash Return on Investment (CRI) (each as defined and set forth in detail in the LTC Plan). Such targets may relate to the Company as a whole, or to one or more units thereof, and may be measured over such periods, as the Committee will determine. The maximum value of any Performance Award which may be earned under the LTC Plan is $10,000,000.

Termination of Employment.    Except as otherwise determined by the Committee or provided by the Committee in an applicable agreement under the LTC Plan, and subject to the terms of the LTC Plan, in case of termination of employment:

        (a)   for reason of death or Disability (as defined), any unvested Award then held by such employee shall be immediately accelerated and become fully vested, exercisable and payable and any such Award that is an Option will automatically expire on the earlier of (i) the date the Option would have expired had the employee continued in such employment and (ii) one year after the date such employee's service ceases;

        (b)   for reason of Retirement (as defined), (i) any unvested Award (other than Options) then held by such employee shall be immediately accelerated and become fully vested, exercisable and payable and (ii) any Option then held by such employee will automatically expire on the earlier of (A) the date the Option would have expired had the employee continued in such employment and (B) one hundred and eighty (180) days after the date such employee's service ceases, except that any Incentive Stock Option will automatically expire on the earlier of the date set forth in clause (A) above and three months after the date that such employee's service ceases; and

        (c)   by the Company for cause (as determined by the Committee in its sole discretion), (i) any Award then held by such employee whose restrictions have not lapsed, which is not exercisable or which is not payable will automatically be forfeited in full and canceled by the Company upon such termination of employment and (ii) any Option then held by such employee to the extent exercisable will automatically expire on the earlier of (A) the date the Option would have expired had the employee continued in such service and (B) and three months after the date that such employee's service ceases.

        (d)   for any reason other than death, Disability, Retirement, or cause (as determined by the Committee in its sole discretion):

            (i)  any Award (other than Performance Awards) then held by such employee whose restrictions have not lapsed, which is not exercisable or which is not payable will automatically be forfeited in full and canceled by the Company upon such termination of employment,

           (ii)  any Option then held by such employee to the extent exercisable will automatically expire on the earlier of (A) the date the Option would have expired had the employee continued in such service and (B) one hundred and eighty (180) days after the date that such employee's service ceases, except that any Incentive Stock Option will automatically expire on the earlier of the date set forth in clause (A) above and three months after the date that such employee's service ceases, and

          (iii)  any Performance Award then held by such employee which is not then payable will be paid in accordance with its terms at the time the Performance Award would have been payable if the termination of employment had not occurred, and the payment will be prorated based on the number of days in the performance period that occurred prior to the termination of employment. (Section 10)

Notwithstanding the descriptions above of the potential treatment of long-term compensation under the Plan upon Retirement, since implementation of the Plan in 2003, the Compensation Committee has exercised its discretion under the Plan to cause Retirement to be treated as a voluntary termination by the employee. In accordance with this decision, since 2003, section (b) above has not been in effect and section (d) above has been applied without reference to Retirement, thereby enabling a termination due to Retirement to be treated as a voluntary termination pursuant to section (d).

Duration of the LTC Plan.    The plan will terminate on February 12, 2013, unless re-adopted or extended by the Stockholders prior to or on such date, and no Award will be granted under the LTC Plan after such date. However, unless otherwise expressly provided in the LTC Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to administer the LTC Plan and to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the LTC Plan, will extend beyond such date. (Section 11)

Amendment, Modification and Termination of the LTC Plan.    Except to the extent prohibited by applicable law and unless otherwise expressly provided in the applicable agreement under the LTC Plan or in the LTC Plan, the Board may amend, alter, suspend, discontinue, or terminate the LTC Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination will be made without (i) Stockholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply or (ii) the consent of the affected Participant, if such action would adversely affect the rights of such participant under any outstanding Award. Notwithstanding anything to the contrary herein, the Committee may amend the LTC Plan in such manner as may be necessary to enable the LTC Plan to achieve its stated purposes in any jurisdiction outside the United States in a tax-efficient manner and in compliance with local rules and regulations. Notwithstanding the foregoing or any provision of the LTC Plan or an Award to the contrary, (i) the Committee may at any time (without the consent of any participant) modify or amend any or all of the provisions of the LTC Plan or an Award to the extent necessary to conform the provisions of the of the LTC Plan or an Award with Section 409A, the regulations issued thereunder or an exception thereto, regardless of whether such modification or amendment of the Award will adversely affect the rights of a participant, and (ii) the Committee may not, without Stockholder approval, reduce the exercise price of any Option or stock appreciation right or take any other action with respect to outstanding Options or stock appreciation rights that is treated as a repricing of such Options or stock appreciation rights under generally accepted accounting principles (unless otherwise permitted by applicable listing standards). (Section 12(a)).

Change in Control.    Except as otherwise provided in the applicable agreement under the LTC Plan, upon the occurrence of a Change in Control, all outstanding Options under the LTC Plan will become fully exercisable and all outstanding Awards (other than Options) under the LTC Plan will become fully vested and payable. (Section 13)

Change in Control is defined as the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company to any person or group (as that term is used in Section 13(d) (3) of the Exchange Act) of persons, (ii) a person or group (as so defined) of persons (other than management of the Company on the date of the original adoption of the LTC Plan or their affiliates) will have become the beneficial owner of more than 35% of the outstanding voting stock of the Company, or (iii) during any one-year period, individuals who at the beginning of such period constitute the Board (together with any new Director whose election or nomination was approved by a majority of the Directors then in office who were either Directors at the beginning of such period or who were previously so approved, but excluding under all circumstances any such new Director whose initial assumption of office occurs as a result of an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of any individual, corporation, partnership or other entity or group) cease to constitute a majority of the Board. (Section 2)

Transferability.    Subject to the terms of the LTC Plan, no Award and no right under any such Award, shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any property distributable, with respect to any Award upon the death of the Participant. (Section 14(d))

Other Benefit and Compensation Programs.    Awards received by a participant under the LTC Plan will not be deemed a part of a Participant's regular, recurring compensation for purposes of any termination, indemnity or severance pay laws and will not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an affiliate, unless expressly so provided by such other plan, contract or arrangement, or the Committee determines that an Award or portion of an Award should be included to reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation. Nothing contained in the LTC Plan will prevent the Company from adopting or continuing in effect other or additional compensation arrangements, including incentive arrangements providing for the issuance of Options and stock, and Awards that do not qualify under Section 162(m), and such arrangements may be either generally applicable or applicable only in specific cases. (Section 14(c))

Summary of Tax Aspects of LTC Plan

The following discussion is a brief summary of the principal United States Federal income tax consequences under current Federal income tax laws relating to awards under the LTC Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

Non-Qualified Stock Options ("NQSO").    An optionee will not recognize any taxable income upon the grant of an NQSO and the Company will not be entitled to a tax deduction with respect to the grant of an NQSO. Upon exercise of an NQSO, the excess of the fair market value of the Stock on the exercise date over the Option exercise price will be taxable as compensation income to the optionee and will be subject to applicable withholding taxes. The Company will generally be entitled to a tax deduction at such time in the amount of such compensation income. The optionee's tax basis for the Stock received pursuant to the exercise of an NQSO will equal the sum of the compensation income recognized and the exercise price.

In the event of a sale of Stock received upon the exercise of an NQSO, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term capital gain or loss if the holding period for such Stock is more than one year.

Incentive Stock Options ("ISO").    An optionee will not recognize any taxable income at the time of grant or timely exercise of an ISO and the Company will not be entitled to a tax deduction with respect to such grant or exercise. Exercise of an ISO may, however, give rise to taxable compensation income subject to applicable withholding taxes, and a tax deduction to the Company, if the ISO is not exercised on a timely basis (generally, while the optionee is employed by the Company or within 90 days after termination of employment) or if the optionee subsequently engages in a "disqualifying disposition," as described below.

A sale or exchange by an optionee of shares acquired upon the exercise of an ISO more than one year after the transfer of the shares to such optionee and more than two years after the date of grant of the ISO will result in any difference between the net sale proceeds and the exercise price being treated as long-term capital gain (or loss) to the optionee. If such sale or exchange takes place within two years after the date of grant of the ISO or within one year from the date of transfer of the ISO shares to the optionee, such sale or exchange will generally constitute a "disqualifying disposition" of such shares that will have the following results: any excess of (i) the lesser of (a) the fair market value of the shares at the time of exercise of the ISO and (b) the amount realized on such disqualifying disposition of the shares over (ii) the Option exercise price of such shares, will be ordinary income to the optionee, and the Company will be entitled to a tax deduction in the amount of such income. Any further gain or loss after the date of exercise generally will qualify as capital gain or loss and will not result in any deduction by the Company.

Restricted Stock.    A grantee will not recognize any income upon the receipt of restricted stock unless the holder elects under Section 83(b) of the Code, within thirty days of such receipt, to recognize ordinary income in an amount equal to the fair market value of the restricted stock at the time of receipt, less any amount paid for the shares. If the election is made, the holder will not be allowed a deduction for amounts subsequently required to be returned to the Company. If the election is not made, the holder will generally recognize ordinary income, on the date that the restrictions to which the restricted stock is subject are removed, in an amount equal to the fair market value of such shares on such date, less any amount paid for the shares. At the time the holder recognizes ordinary income, the Company generally will be entitled to a deduction in the same amount.

Generally, upon a sale or other disposition of restricted stock with respect to which the holder has recognized ordinary income (i.e., a Section 83(b) election was previously made or the restrictions were previously removed), the holder will recognize capital gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition and the holder's basis in such shares. Such gain or loss will be long-term capital gain or loss if the holding period for such shares is more than one year.

Restricted Stock Units and Performance Awards.    The grant of an Award of Restricted Stock Units or a Performance Award will not result in income for the grantee or in a tax deduction for the Company. Upon the settlement of such an Award, the grantee will recognize ordinary income equal to the aggregate value of the payment received, and the Company generally will be entitled to a tax deduction in the same amount.

Limitations on the Company's Deductions; Consequences of Change of Control.    With certain exceptions, Section 162(m) of the Code limits our deduction for compensation in excess of $1,000,000 paid to certain covered employees (generally our Chief Executive Officer and four other highest-paid Executive Officers). Compensation paid to covered employees is not subject to the deduction limitation if it is considered "qualified performance-based" compensation within the meaning of Section 162(m) of the Code. If our Stockholders approve our LTC Plan, we believe that Stock Options, stock appreciation rights and performance grants (intended to be treated as qualified performance-based compensation as defined in the Code) granted to covered employees under the plan will satisfy the requirements of qualified performance-based compensation and therefore we will be entitled to a deduction with respect to such Awards. In addition, if a "change in control" of AES causes Awards under our LTC Plan to accelerate vesting or is deemed to result in the attainment of performance goals, the participants could, in some cases, be considered to have received "excess parachute payments," which could subject participants to a 20% excise tax on the excess parachute payments and could result in a disallowance of our deductions under Section 280G of the Code.

Section 409A.    Section 409A of the Code ("Section 409A") was enacted in October 2004 and became generally effective on January 1, 2005. Section 409A applies to compensation that individuals earn in one year but that is not paid until a future year. This is referred to as nonqualified deferred compensation. Section 409A, however, does not apply to qualified plans (such as a Section 401(k) plan) and certain welfare benefits. If deferred compensation covered by Section 409A meets the requirements of Section 409A, then Section 409A has no effect on the individual's taxes. The compensation is taxed in the same manner as it would be taxed if it were not covered by Section 409A. If a deferred compensation arrangement does not meet the requirements of Section 409A, the compensation is subject to accelerated taxation in the year in which such compensation is no longer subject to a substantial risk of forfeiture and certain additional taxes, interest and penalties, including a 20% additional income tax. Section 409A has no effect on FICA (Social Security and Medicare) tax.

Awards of Options, stock appreciation rights, restricted stock units and performance units under the LTC Plan may, in some cases, result in the deferral of compensation that is subject to the requirements of Section 409A. Awards under the Plan are intended to comply with Section 409A, the regulations issued thereunder or an exception thereto. Notwithstanding, Section 409A of the Code may impose upon a participant certain taxes or interest charges for which the participant is responsible. Section 409A does not impose any penalties on the Company and does limit the Company's deduction with respect to compensation paid to a participant.

Specific Benefits

The Company has not approved any Awards that are conditioned on Stockholder approval of the LTC Plan proposal. The Company cannot currently determine the benefits or number of shares subject to Awards that may be granted in the future under the LTC Plan. If the proposed increase in the share limit for the LTC Plan had been in effect in 2007, the Company expects that its grants for 2007 would not have been substantially different from those actually made under the plan.

For information on Awards granted to Named Executive Officers under the LTC Plan in 2007, please see the Grants of Plan Based Awards Table on page 29 of this Proxy Statement which sets forth the awards to each of the Named Executive Officers.

The LTC Plan, as amended was unanimously approved by the Board, and will be adopted upon approval by the Company's Stockholders. Absent such approval, the LTC Plan, as amended, will not be adopted or become effective and the LTC Plan will remain in effect in accordance with its existing terms. In these circumstances, the Board intends to review and reconsider the Company's compensation program in light of such vote, its need to attract, retain and motivate employees and the other principles described in the Compensation Discussion and Analysis included elsewhere in this Proxy Statement.

THE BOARD RECOMMENDS A VOTE FOR THE RE-APPROVAL AND ADOPTION OF
THE LTC PLAN, AS AMENDED

Securities Authorized for Issuance under Equity Compensation Plans.

The following table provides information about shares of AES common stock that may be issued under AES's equity compensation plans, as of December 31, 2007:

Securities Authorized for Issuance under Equity Compensation Plans (As of December 31, 2007)

	(a)		(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding Options, warrants and rights		Weighted-average exercise price of outstanding Options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))(3)
Equity compensation plans approved by security holders(1)	23,093,713	(2)	$20.02	7,831,636
Equity compensation plans not approved by security holders(4)	6,416,656		$13.11	1,245,188
Total	29,510,369		$18.23	9,076,824

(1)
The following equity compensation plans have been approved by the Company's Stockholders:

(A)
The LTC Plan was adopted in 2003 and provided for 17,000,000 shares authorized for issuance thereunder. The weighted average exercise price of Options outstanding under this plan included in Column (b) is $16.69 (excluding RSU awards), with 4,398,037 shares available for future issuance.

  (B)
  The AES Corporation 2001 Stock Option Plan adopted in 2001 provided for 15,000,000 shares authorized for issuance. The weighted average exercise price of Options outstanding under this plan included in Column (b) is $14.28, with 788,083 shares available for future issuance.

  (C)
  The AES Corporation 2001 Plan for Outside Directors adopted in 2001 provided for 2,750,000 shares authorized for issuance. The weighted average exercise price of Options outstanding under this plan included in Column (b) is $5.29, with 2,055,124 shares available for future issuance.

  (D)
  The AES Corporation Second Amended and Restated Deferred Compensation Plan for Directors provided for 2,000,000 shares authorized for issuance. Column (b) excludes the Director stock units granted thereunder and there are 590,392 shares available for future issuance.

  (E)
  The AES Corporation Incentive Stock Option Plan adopted in 1991 provided for 57,500,000 shares authorized for issuance. The weighted average exercise of Options outstanding under this plan included in Column (b) is $35.65. This plan terminated on June 1, 2001, such that no additional grants may be granted under the plan after that date. Any remaining shares under this plan, which are not reserved for issuance under outstanding awards, are not available for future issuance in light of this plan's termination and thus this amount (20,089,148 shares) is not included in Column (c) above.

(2)
Includes 4,347,000 (2,164,000 of which are vested and 2,183,000 are unvested) shares underlying RSU awards (assuming performance at a maximum level), 454,062 shares underlying Director stock unit awards, and 18,292,651 shares issuable upon the exercise of Stock Option grants, for an aggregate number of 23,093,713 shares.

(3)
The entire amount is available for any type of award available for issuance under the applicable plan, including Options. Currently, 17,000,000 shares are authorized for issuance under the LTC Plan. Under "Proposal 2: Reapproval of The AES Corporation 2003 Long-Term Compensation Plan, As Amended" on page 56 of this Proxy Statement, the Company has requested that its Stockholders approve the LTC Plan, as amended and attached hereto as Appendix A, which amendments include increasing the number of shares authorized for issuance under the LTC Plan by 12,000,000 shares.

(4)
The AES Corporation 2001 Non-Officer Stock Option Plan provided for 12,000,000 shares authorized for issuance. The weighted average exercise price of Options outstanding under this plan shown in Column (b) is $13.11, with 1,245,188 shares available for future issuance. This plan is described in the narrative below.

The AES Corporation 2001 Non-Officer Stock Option Plan (the "2001 Plan") was adopted by the Board on October 18, 2001, and became effective October 25, 2001. The 2001 Plan did not require approval of AES's stockholders under SEC or NYSE rules and/or regulations at that time. All employees that are not Officers, Directors or beneficial owners of more than 10% of AES's common stock are eligible to participate in the 2001 Plan. The total aggregate number of shares for which Options can be granted pursuant to the 2001 Plan is 12,000,000. As of December 31, 2007, approximately 4,000 employees held Options under the 2001 Plan. The exercise price of each Option awarded under the 2001 Plan is equal to the fair market value of AES's common stock on the grant date of the Option. Options under the 2001 Plan generally vest as to 50% of their underlying shares on each anniversary of the Option grant date; however, grants dated October 25, 2001 vested in one year. Unless otherwise provided by the Compensation Committee of the Board, upon the death or disability of an employee, or a change of control (as defined therein), all Options granted under the 2001 Plan will become fully vested and exercisable. Unless otherwise provided by the Compensation Committee of the Board, in the event that the employee's employment with the Company terminates for any reason other than death or disability, all Options held by such employee will automatically expire on the earlier of (a) the date the Option would have expired had the employee continued in such employment, and (b) 180 days after the date that such employee's employment ceases. The 2001 Plan will expire on October 25, 2011. The Board may amend, modify or terminate the 2001 Plan at any time.

PROPOSAL 3: RATIFICATION OF INDEPENDENT AUDITORS FOR 2008

The Board has appointed E&Y, an independent registered Public accounting firm, as auditors to examine and report to Stockholders on the consolidated financial statements for the Company and its subsidiaries for the calendar year ended December 31, 2008. The appointment was made by the Board and the Audit Committee in a joint meeting held on December 7, 2007. The appointment of E&Y is subject to ratification by the Company's Stockholders at the Annual Meeting. Representatives of E&Y and Deloitte & Touche LLP (independent registered public accounting firm to report to Stockholders on the consolidated financial statements for the Company and its subsidiaries for the calendar year 2007, referred to in this section as "Deloitte") will be present at the Annual Meeting and will be given an opportunity to make a statement. Such representatives also will be available to respond to appropriate questions.

The Board recommends that the Stockholders ratify the appointment of E&Y. The Board intends to introduce the following resolution at the Annual Meeting:

    "RESOLVED, that the appointment of E&Y as independent auditors of this Company for the year 2008 is hereby approved, ratified and confirmed."

Ratification will be confirmed if a majority of the votes of the shares of common stock of the Company present in person or represented by Proxy and entitled to vote at the Annual Meeting, at which a quorum is present, are received and voted in favor of the ratification of E&Y as our independent auditors for the year 2008.

Change in Independent Registered Public Accounting Firm

On December 7, 2007, the Company announced that following the completion of the audit for the fiscal year ended December 31, 2007, the Company dismissed Deloitte as the Company's independent registered public accounting firm. The Company also appointed E&Y as its independent registered public accounting firm for the fiscal year ending December 31, 2008. The decision to change accountants was made by the Company's Board and its Financial Audit Committee in a joint meeting held on December 7, 2007.

Deloitte's audit report dated March 14, 2008 on the Company's consolidated financial statements as of and for the years ended December 31, 2007 and December 31, 2006 included in its Form 10-K filed March 14, 2008 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except that the audit report indicated that (i) as discussed in Note 1 to the consolidated financial statements, in 2007 the Company adopted Financial Accounting Standards Board Interpretation No. 48, "Accounting for Uncertainty in Income Taxes"; in 2006 the Company adopted Financial Accounting Standards Board Statement No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans"; and in 2005 the Company adopted Financial Accounting Standards Board Interpretation No. 47, "Accounting for Conditional Asset Retirement Obligations" and (ii) as discussed in Note 1 to the consolidated financial statements, the consolidated financial statements and the financial statement schedules were restated.

During the years ended December 31, 2006 and December 31, 2007, and the subsequent interim period through the date of this filing, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to their satisfaction, would have caused Deloitte to make reference to the subject matter of the disagreement in connection with its audit report.

During the years ended December 31, 2006 and December 31, 2007, and the subsequent interim period through the date of this filing, there were no reportable events (as defined in Regulation S-K Item 304 (a)(1)(v)), except that as of December 31, 2006 and December 31, 2007 and the subsequent interim period through the date of this filing, the Company's internal control over financial reporting was not effective due to the existence of material weaknesses as more fully described in the Company's Annual Report on Form 10-K/A for the year ended December 31, 2006 and its Annual Report on Form 10-K for the year ended December 31, 2007, respectively. The Company disclosed in its Form 10-K for the year ended December 31, 2007, "As a result of the material weaknesses described below, the Company performed additional analysis and other post-closing procedures in order to prepare the consolidated financial statements in accordance with generally accepted accounting principles in the United States of America ("GAAP"). Accordingly, management believes that the Consolidated Financial Statements included in the 2007 Form 10-K fairly present, in all material respects, the Company's financial condition, results of operations and cash flows for the periods presented." Although the Company has remediated a number of material weaknesses during the years ended December 31, 2006 and December 31, 2007, as of the date of this filing, the Company's remediation efforts with regard to the material weaknesses disclosed in the 2007 Form 10-K are not yet complete.

The Company engaged E&Y as its independent registered public accounting firm for the fiscal year ending December 31, 2008. The Company has not consulted with E&Y during its two most recent fiscal years or during any subsequent interim period prior to its appointment as auditor regarding any matters described in Item 304(a)(2)(i) or Item 304(a)(2)(ii) of Regulation S-K.

THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

REPORT OF THE FINANCIAL AUDIT COMMITTEE
("AUDIT COMMITTEE" OR "COMMITTEE")

The Audit Committee held nineteen (19) scheduled meetings during fiscal 2007. The meetings of the Audit Committee were designed to address the Committee's responsibility for the review and oversight of the Company's performance with respect to the Company's financial responsibilities and the integrity of the Company's accounting and reporting practices. In addition to discussions with the Chief Executive Officer, Chief Financial Officer and other members of management regarding the preparation of the Company's financial statements and operating results, the Audit Committee received periodic reports from the Company's Internal Audit, Compliance and Legal departments. Such reports addressed, among other matters, ongoing projects, control assessments and audits being conducted by the Internal Audit department, reports to the Company's compliance hotline and/or issues involving the Company's Code of Business Conduct, material litigation and significant legal developments involving the Company and/or its subsidiaries, and proposed organizational changes. During 2007, the Committee also received periodic reports regarding the Company's efforts to comply with Section 404 of Sarbanes-Oxley and efforts related to the completion and filings of the Company's financial statements. In addition to the scheduled meetings of the Committee, the members of the Audit Committee, as a Committee or individually, held periodic telephonic discussions and/or in-person meetings with the Chief Executive Officer, Chief Financial Officer and various members of the Internal Audit, Compliance, and Legal departments regarding various subjects. Such informal periodic meetings and discussions permit the Audit Committee to provide advice and assistance to Company management on a more frequent basis than the regularly scheduled meetings of the Committee.

The meetings of the Audit Committee also were designed to facilitate and encourage communication among the Audit Committee, the Company, and the Company's independent auditors, Deloitte. The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their respective audits, and met with the independent auditors, with and without management present, to discuss the results of their examinations and their evaluations of the Company's internal controls. The Audit Committee also discussed with the independent auditors the efforts expended by the Company in connection with the preparation and filing of the restated financial statements.

Neither the Audit Committee nor the independent auditors are responsible for the preparation of the Company's financial statements and its operating results and for the appropriate safekeeping of the Company's assets. The independent auditors' responsibility is to attest to the fair presentation of the financial statements by the Company. The independent auditors are accountable to the Audit Committee, and the Audit Committee has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors. The role of the Audit Committee is to be satisfied that both the Company and the independent auditors discharge their respective responsibilities effectively.

The Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2007 with management and Deloitte.

In addition, our Audit Committee has discussed with the independent auditor matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU §380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T, which was superseded by Statement on Auditing Standards No. 114 effective December 15, 2006 (Communication with Audit Committees), including among other things, matters related to the conduct of the audit of the Company's consolidated financial statements and the matters required to be discussed by PCAOB interim auditing standard AU Section 380, Communications with the Audit Committee.

The Company's independent auditors provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended. The independent auditors also discussed with the Audit Committee their independence from the Company. When considering Deloitte's independence, the Audit Committee considered whether their provision of services to the Company beyond those rendered in connection with their audit and review of the Company's consolidated financial statements was compatible with maintaining their independence. The Audit Committee also reviewed and approved, among other things, the amount of fees paid to Deloitte for audit and non-audit services. (Please see the principal accounting firm fees chart located in the following section of this Proxy Statement titled "Information Regarding the Independent Registered Public Accounting Firm's Fees, Services and Independence".)

Based on its review and the meetings, discussions and reports described above, and subject to the limitations on its role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements for the fiscal year ended December 31, 2007 be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2007.

The Financial Audit Committee:

Charles O. Rossotti, Chairman
John A. Koskinen
John H. McArthur
Sven Sandstrom

INFORMATION REGARDING THE INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FEES, SERVICES
AND INDEPENDENCE

The following table outlines the aggregate fees billed to the Company for the fiscal years ending December 31, 2007 and December 31, 2006 by the Company's principal accounting firm, Deloitte.

	2007	2006
Audit Fees:	$20,832,714	$21,576,606
Audit Related Fees:	181,175	187,188

Total Audit and Audit-related Fees:	21,013,889	21,763,794
Tax Fees:	17,503	6,037
All Other Fees:	0	13,063

Total Fees:	$21,031,392	$21,782,894

Audit Fees:    The aggregate amount noted above for Audit Fees includes fees for the audit of the Company's financial statements, reviews of the Company's quarterly financial statements (including restatement filings), attestation of management's assessment of internal control, as required by the Sarbanes-Oxley Act, Section 404 and comfort letters, consents and other services related to SEC matters. The amount billed by Deloitte for work that was required to be performed this year in connection with Sarbanes-Oxley Section 404 requirements totaled $4,049,824.

Audit Related Fees:    The aggregate amount noted above for Audit Related Fees includes fees for audits of employee benefit plans.

Tax Fees:    The aggregate amount noted above for tax fees includes fees for corporate and subsidiary tax return preparation services, expatriate tax return preparation services and consultations.

All Other Fees:    The aggregate amount noted above for All Other Fees includes fees for permitted non-audit services and consisted of miscellaneous projects.

Total Fees:    The amount of Total Fees excludes fees billed to equity method investees in both years. The Company desired to maintain an independent relationship between itself and Deloitte, and to ensure that level of independence during 2007, the Audit Committee maintained its policy established in 2002 within which to judge if Deloitte may be eligible to provide certain services outside of its main role as outside auditor. Services within the established framework include audit and related services and certain tax services. Services outside of the framework require Audit Committee approval prior to the performance of the service. This framework is consistent with the provisions of the Sarbanes-Oxley Act which address auditor independence. All audit and non-audit services provided to the Company by Deloitte during 2007 were pre-approved by the Audit Committee, except in the case of certain de minimus non-audit services as permitted by Section 10A(i)(B) of the Exchange Act. The Board, acting through the Audit Committee, has resolved to phase out the use of the Company's independent auditor for Company tax services.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
DIRECTORS, AND EXECUTIVE OFFICERS

The following table sets forth information regarding the beneficial ownership of our common stock as of February 22, 2008 by (a) each Director and each Named Executive Officer set forth in the Summary Compensation Table in this Proxy Statement, (b) all Directors and Executive Officers as a group and (c) all persons who are known by us to own more than five percent (5%) of our common stock (based on their public filings with the SEC as of February 22, 2008). Unless otherwise indicated, each of the persons listed below and in the group has sole voting and dispositive power with respect to the shares shown. Under SEC Rule 13d-3 of the Exchange Act, "beneficial ownership" includes shares for which the individual directly or indirectly, has or shares voting or investment power whether or not the shares are held for individual benefit.

Except as otherwise indicated, the address for each person below is c/o The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203.

Shares Beneficially Owned by Directors and Executive Officers

Name	Position Held with the Company	Shares of Common Stock Beneficially Owned(1)(2)		% of Class (1)(2)
Richard Darman	Former Director and Chairman of the Board	843,434	(3)	*
Paul Hanrahan	President, Chief Executive Officer and Director	1,893,746	(4)	*
Kristina M. Johnson	Director	39,427		*
John A. Koskinen	Director	51,124		*
Philip Lader	Director	207,771	(5)	*
John H. McArthur	Director	53,128	(6)	*
Sandra O. Moose	Director	30,459		*
Philip A. Odeen	Director and Chairman of the Board	60,391	(7)	*
Charles O. Rossotti	Director	120,841	(8)	*
Sven Sandstrom	Director	100,704		*
Victoria Harker	Executive Vice President and CFO	44,421		*
David Gee	Executive Vice President and Regional President for North America	107,819		*
Andres Gluski	Executive Vice President and COO	173,051		*
William Luraschi	Executive Vice President	460,068		*
All Directors and Executive Officers as a Group ((20) persons)		6,759,149		1.01
Legg Mason Capital Management, Inc.	100 Light Street Baltimore, MD 21202	123,973,268	(9)	18.49
FMR LLC	82 Devonshire Street Boston, MA 02109	66,362,846	(10)	9.90
Barclays Global Investors	45 Fremont Street San Francisco, CA 94105	37,734,449	(11)	5.63

*
Shares held represent less than 1% of the total number of outstanding shares of common stock of the Company.

(1)
Shares of common stock subject to Options, units or other securities that are exercisable or convertible into shares of our common stock within 60 days of February 22, 2008 are deemed to be outstanding and beneficially owned by the person holding such Options, units or other securities. However, such shares of common stock are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)
Includes (a) the following shares issuable upon exercise of Options outstanding as of February 22, 2008 that are able to be exercised on or before April 22, 2008: Mr. Darman – 432,760 shares; Dr. Johnson – 0; Mr. Koskinen – 0; Mr. Hanrahan – 1,547,002 shares; Mr. Lader – 44,545 shares; Mr. McArthur – 7,620 shares; Dr. Moose – 4,028 shares; Mr. Odeen – 14,905 shares; Mr. Rossotti – 21,912 shares; Mr. Sandstrom – 52,815 shares; Ms. Harker – 24,779 shares; Mr. Gee – 62,103; Mr. Gluski – 119,564 shares; Mr. Luraschi – 266,704 shares; all Directors and Executive Officers as a group – 3,155,471 shares; (b) the following units issuable under the Second Amended and Restated Deferred Compensation Plan for Directors: Mr. Darman – 118,674 units; Dr. Johnson – 39,427 units; Mr. Koskinen – 51,124 units; Mr. Lader – 42,074 units; Mr. McArthur – 45,507 units; Dr. Moose – 26,431 units; Mr. Odeen – 30,486 units; Mr. Rossotti – 48,929 units; and Mr. Sandstrom – 47,889 units; all Directors as a group 450,543 units; (c) the following shares held in The AES Retirement Savings Plan: Mr. Hanrahan – 45,717 shares; Ms. Harker – 2,587 shares; Mr. Gee – 6,254 shares; Mr. Gluski – 3,495 shares; Mr. Luraschi – 48,521 shares; all Executive Officers as a group 568,432 shares; and (d) the following units issuable under the Restoration Supplemental Retirement Plan and the AES Corporation Supplemental Retirement Plan: Mr. Hanrahan – 62,071 units; Ms. Harker – 5,350 units; Mr. Gee – 8,534 units; Mr. Gluski – 8,485 units; Mr. Luraschi 19,288 units; all Executive Officers as a group – 130,501 units; (e) the following fully vested RSUs issuable under the 2003 LTC Plan: Mr. Hanrahan – 261,633 RSUs; Ms. Harker – 11,705 RSUs; Mr. Gee – 30,928 RSUs; Mr. Gluski – 41,507 RSUs; Mr. Luraschi – 125,555 RSUs; all Executive Officers as a group – 673,001 RSUs.

(3)
Richard Darman died on January 25, 2008. This total includes 160,000 shares held in a sub chapter S corporation of which Mr. Darman's heirs have beneficial interest; also includes 17,000 shares held in a trust.

(4)
Includes 110 shares held by Mr. Hanrahan's wife and 5,500 underlying shares of convertible securities.

(5)
Includes, 26,586 shares held by Mr. Lader's wife, 25 shares held by Mr. Lader's daughter, 89,380 shares held in a family-established private foundation, of which Mr. Lader disclaims beneficial ownership, 5,160 shares in an IRA for the benefit of Mr. Lader.

(6)
Mr. McArthur's term as a Director will end as of the date of the Annual Meeting.

(7)
Includes 15,000 shares held jointly by Mr. Odeen and his wife.

(8)
Includes 40,000 shares held jointly by Mr. Rossotti and his wife.

(9)
Based solely on information furnished in the Schedule 13G/A (Amend. No. 4) filed by Legg Mason Capital Management, Inc. and certain of its affiliates with the SEC on February 14, 2008, it reported that it has (a) sole voting power on no shares, (b) shared voting power on 123,973,268 shares, (c) sole dispositive power on no shares, and (d) shared dispositive power on 123,973,268 shares.

(10)
Based solely on information furnished in the Schedule 13G/A (Amend. No. 8) filed by FMR LLC and certain of its affiliates with the SEC on February 14, 2008, it reported that it had (a) sole voting power on 4,158,605 shares, (b) shared voting power on no shares, (c) sole dispositive power on 66,362,846 shares and (d) shared dispositive power on no shares.

(11)
Based solely on information furnished in the Schedule 13G filed by Barclays Global Investors, N.A. and certain of its affiliates with the SEC on January 10, 2008, it reported that it had (a) sole power to vote or to direct the vote on 32,842,793 shares, (b) shared power to vote or to direct the vote on no shares, (c) sole power to dispose or to direct the disposition of 37,734,449 shares, and (d) shared power to dispose or to direct the disposition of no shares.

GOVERNANCE MATTERS

Stockholder Proposals and Nominations for Director

If any stockholder intends to present a proposal to be considered for inclusion in the Company's proxy material for the 2009 Annual Meeting of Stockholders, the proposal must comply with the requirements of Rule 14a-8 of Regulation 14A of the Exchange Act and must be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid to the Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203. Any such proposal must be received at least 120 days before the anniversary of the mailing of the prior year's proxy material. Any such notice must set forth: (a) the name and address of the Stockholder and the text of the proposal to be introduced; (b) the number of shares of common stock held of record, owned beneficially and represented by proxy by such Stockholder as of the date of such notice; and (c) a representation that the Stockholder intends to appear in person or by proxy at the 2009 Annual Meeting of Stockholders to introduce the proposal specified in the notice.

In addition, our By-laws establish certain requirements for proposals a Stockholder wishes to make from the floor of the 2009 Annual Meeting of Stockholders. If the proposal is for a matter other than the nomination of a Director for election at the meeting, the proposal must be written and delivered to the Secretary at the address set forth above not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's Annual Meeting provided, however, that in the event that the date of the Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the Stockholder to be timely must be so delivered by not earlier than the close of business on the 90th day prior to such Annual Meeting and not later than the close of business on the later of the 60th day prior to such Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. The notice must contain (a) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest the Stockholder (or any beneficial owner on whose behalf the proposal is made) has in such business, (b) the name and address of such Stockholder (and such beneficial owner), and (c) the class and number of shares of stock held by such Stockholder (and such beneficial owner).

The chairperson of the 2009 Annual Meeting of Stockholders may refuse to acknowledge the introduction of any Stockholder proposal not made in compliance with the foregoing procedures.

Our By-laws also contain a procedure for a Stockholder's nomination of Directors from the floor of the 2009 Annual Meeting of Stockholders. Any record owner of common stock entitled to be voted generally in the election of Directors may nominate one or more persons for election as a Director at a stockholders meeting. Written notice must be given to the Secretary of AES at the address set forth above describing the intention to make such a nomination. The notice must be given, with respect to an Annual Meeting, no later than 90 days in advance of such Annual Meeting and with respect to a special meeting, no later than the close of business on the seventh day following the earlier of (a) the date on which notice of such special meeting is first given to stockholders and (b) the date on which a public announcement of such meeting is first made. Each notice must include (i) the name and address of each Stockholder who intends to appear in person or by proxy to make the nomination, and of the person or persons to be nominated; (ii) a description of all arrangements or understandings between the Stockholder and each nominee and any other person or persons (naming them) pursuant to which the nomination is to be made by the Stockholder; (iii) such other information regarding each nominee proposed by such Stockholder as would have been required to be included in a Proxy Statement filed pursuant to Rule 14a-8 of Regulation 14A of the Exchange Act; and (iv) the consent of each nominee to serve if elected. The presiding Officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the above described procedures.

AES Code of Business Conduct and Corporate Governance Guidelines

The Code of Conduct and Corporate Governance Guidelines have been adopted by the Board. The Code of Conduct is intended to govern as a requirement of employment the actions of everyone who works at AES, including employees of AES subsidiaries and affiliates. The Code of Conduct and the Corporate Governance Guidelines can be located in their entirety on the Company's web site (www.aes.com). Any person may obtain a copy of the Code of Conduct or the Corporate Governance Guidelines without charge by making a written request to: Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, VA 22203. If any amendments to or waivers from the Code of Conduct or the Corporate Governance Guidelines are made, we will disclose such amendments or waivers on our website.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on the Company's review of reports filed under Section 16(a) of the Exchange Act and certain written representations (as allowed by Item 405(b)(2)(i) of Regulation S-K), the Company believes that no person subject to Section 16(a) of the Exchange Act with respect to the registrant failed to file on a timely basis the reports required by Section 16(a) of the Exchange Act during the most recent fiscal year, except for Robert Hemphill, Executive Vice President, who did not timely file (by one day) a grant of 72 units of deferred compensation and sale of 25,000 shares of AES common stock and Andres Gluski, Executive Vice President and COO, who did not timely file (by one day) a grant of 274 units of deferred compensation.

Electronic Delivery of Proxy Materials and Annual Report

This Proxy Statement and the Company's 2007 Annual Report are available for viewing and printing at www.edocumentview.com/aes. Instead of receiving paper copies in the mail of next year's Proxy Statement and Annual Report or a notice of availability of proxy materials, Stockholders can elect to receive an e-mail message that will provide a link to these documents on the website. By opting to access your proxy materials online, you will save the Company the cost of producing and mailing documents to you, reduce the amount of mail you receive and help preserve environmental resources. AES Stockholders who have enrolled in the electronic proxy delivery service previously will receive their materials online this year. Registered Stockholders may enroll in the electronic proxy and annual report access service for future Annual Meetings by registering online at www.computershare.com/us/ecomms.

Charitable Contributions

Under NYSE 303A.02(b)(v), the Company is required to report as to whether or not any charitable contributions were made by the Company to any charitable organization for which an AES Director served as an Executive Officer of that organization in an amount greater than $1 million or 2% of such charitable organization's consolidated gross revenues for year the years 2007, 2006 or 2005. The Company did not make any such charitable contributions in excess of those amounts.

Communications with the Board or Its Committees

The Board offers several e-mail addresses as set forth below for Stockholders and interested parties to send communications through the Office of the Corporate Secretary of the Company to the non-management Directors and/or the following committees of the Board:

AES Board of Directors: AESDirectors@aes.com

Compensation Committee:
CompCommitteeChair@aes.com

Financial Audit Committee:
AuditCommitteeChair@aes.com

Nominating, Governance and Corporate Responsibility Committee:
NomGovCommitteeChair@aes.com

The Corporate Secretary will forward to the Directors all communications that, in his or her judgment, are appropriate for consideration by the Directors. Examples of communications that would not be considered as appropriate for consideration by the Directors include commercial solicitations, requests for employment and matters not relevant to the Stockholders, to the functioning of the Board or to the affairs of the Company.

Form 10-K Annual Report

Any Stockholder who desires an additional copy of the Company's 2007 Annual Report on Form 10-K filed on or about March 14, 2008 with the SEC may obtain a copy (excluding Exhibits) without charge by addressing a request to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. Stockholders may also obtain a copy by visiting the Company's web site at http://www.aes.com.

By Order of the Board of Directors,

Brian A. Miller
Executive Vice President, General Counsel and Secretary

Appendix A

THE AES CORPORATION

2003 LONG TERM COMPENSATION PLAN
 As Amended and Restated on April     , 2008(1)
(Originally Effective Date: 2/12/03)

(1)
Subject to approval by the stockholders of the Company.

        1.     PURPOSE. The 2003 Long Term Compensation Plan (the "Plan") has been established by The AES Corporation (the "Company") (a) to reward Employees by means of appropriate incentives for achieving long-range Company goals; (b) to provide incentive compensation opportunities that are competitive with those of other similar companies, (c) to further match Employees' financial interests with those of the Company's other Stockholders through compensation that is based on the Company's common stock and thereby enhance the long-term financial interest of the Company and its Affiliates, including through the growth in the value of the Company's equity and enhancement of long-term shareholder return and (d) to facilitate recruitment and retention of outstanding personnel eligible to participate in the plan. The Plan is amended and restated as set forth herein to comply with Section 409A.

        2.     DEFINITIONS. The capitalized terms used in this Plan have the meanings set forth below. Except when otherwise indicated by the context, reference to the masculine gender shall include, when used, the feminine gender and any term used in the singular shall also include the plural.

        (a)   "Affiliate" means (i) any Subsidiary of the Company, (ii) any entity or Person or group of Persons that, directly or through one or more intermediaries, is controlled by the Company and (iii) any entity or Person or group of Persons in which the Company has a significant equity interest, as determined by the Committee.

        (b)   "Agreement" means any written agreement, contract or other instrument or document evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.

        (c)   "Award" means any Option, award of Restricted Stock or Restricted Stock Units, Other Stock-Based Award or Performance Award granted under the Plan.

        (d)   "Board" or "Board of Directors" means the Board of Directors of the Company.

        (e)   "Change in Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company to any Person or group (as that term is used in Section 13(d) (3) of the Exchange Act) of Persons, (ii) a Person or group (as so defined) of Persons (other than management of the Company on the date of the adoption of this Plan or their Affiliates) shall have become the beneficial owner of more than 35% of the outstanding voting stock of the Company, or (iii) during any one-year period, individuals who at the beginning of such period constitute the Board (together with any new Director whose election or nomination was approved by a majority of the Directors then in office who were either Directors at the beginning of such period or who were previously so approved, but excluding under all circumstances any such new Director whose initial assumption of office occurs as a result of an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of any individual, corporation, partnership or other entity or group) cease to constitute a majority of the Board. Notwithstanding the foregoing or any provision of this Plan to the contrary, if an Award is subject to Section 409A (and not excepted therefrom) and a Change of Control is a distribution event for purposes of an Award, the foregoing definition of Change in Control shall be interpreted, administered and construed in manner necessary to ensure that the occurrence of any such event shall result in a Change of Control only if such event qualifies as a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation, as applicable, within the meaning of Treas. Reg. § 1.409A-3(i)(5).

        (f)    "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute.

        (g)   "Committee" means the Compensation Committee of the Board, or any successor committee thereto, or such other committee of the Board as is appointed or designated by the Board to administer the Plan.

        (h)   "Covered Person" means an individual who is expected by the Committee to be both (i) a "covered employee" as defined in Section 162(m) of the Code for the tax year of the Company with regard to which a deduction in respect of such person's Award would be allowed and (ii) the recipient of compensation (other than "qualified performance based compensation" as defined in Section 162(m)) in excess of $1,000,000 for such tax year.

        (i)    "Disability" means the disability of a Participant (i) such that the Participant is considered disabled under any long term disability plan of the Company, or otherwise (ii) as determined by the Committee.

        (j)    "Employee" means any full-time or part-time employee (including an Officer or Director who is also an employee) of the Company or an Affiliate. "Employee" shall also include any individual or individuals to whom an offer of employment has been extended. References in this Plan to "employment" and related terms shall include the provision of services in any such capacity.

        (k)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (l)    "Fair Market Value" means the closing sale price of the Shares, as reported on the composite tape of New York Stock Exchange issues, or any other reporting system selected by the Committee on the relevant dates, or, if no sale of Shares is reported for that date, on the date or dates that the Committee determines, in its sole discretion, to be appropriate for purposes of the valuation.

        (m)  "Incentive Stock Option" means an Option granted under Section 6 that meets the requirements of Section 422 of the Code, or any successor provision thereto.

        (n)   "Non-Qualified Stock Option" means an Option granted under Section 6 that is not an Incentive Stock Option.

        (o)   "Option" means an Incentive Stock Option or a Non-Qualified Stock Option.

        (p)   "Other Stock-Based Award" means any right granted under Section 8.

        (q)   "Participant" means an Employee to whom an Award has been made.

        (r)   "Performance Award" means an Award to a Covered Person under Section 9.

        (s)   "Person" means any individual, corporation, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        (t)    "Plan" means this 2003 Long Term Compensation Plan, as amended and in effect from time to time.

        (u)   "Restricted Stock" means any Share underlying an Award granted under Section 7.

        (v)   "Restricted Stock Unit" means a contractual right underlying an Award granted under Section 7 that is denominated in Shares, which Unit represents a right to receive the value of a Share (or a percentage of such value, which percentage may be higher than 100%) upon the terms and conditions set forth in the Plan and the applicable Agreement.

        (w)  "Retirement" means retirement of an Employee (i) as defined under any retirement plan of the Company or any Affiliate which is qualified under Section 401 of the Code or otherwise (ii) as determined by the Committee.

        (x)   "Section 409A" shall mean Section 409A of the Code, the regulations and other binding guidance promulgated thereunder.

        (y)   "Separation from Service" and "Separate from Service" shall mean the Participant's death, retirement or other termination of employment with the Company (including all persons treated as a single employer under Section 414(b) and 414(c) of the Code) that constitutes a "separation from service" (within the meaning of Section 409A). For purposes hereof, the determination of controlled group members shall be made pursuant to the provisions of Section 414(b) and 414(c) of the Code; provided that the language "at least 50 percent" shall be used instead of "at least 80 percent" in each place it appears in Section 1563(a)(1),(2) and (3) of the Code and Treas. Reg. § 1.414(c)-2; provided, further, where legitimate business reasons exist (within the meaning of Treas. Reg. § 1.409A-1(h)(3)), the language "at least 20 percent" shall be used instead of "at least 80 percent" in each place it appears.

        (z)   "Specified Employee" means a key employee (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) of the Company as determined in accordance with Section 409A and the procedures established by the Company.

        (aa) "Share" means a share of Stock.

        (bb) "Stock" means the common stock, $.01 par value per share (as such par value may be adjusted from time to time), of the Company.

        (cc) "Subsidiary" means any entity in which the Company owns or otherwise controls, directly or indirectly, stock or other ownership interests having the voting power to elect a majority of the Board, or other governing group having functions similar to a board of Directors, as determined by the Committee.

        (dd) "Substitute Award" means an Award granted in assumption of, or in substitution for, an outstanding award previously granted by a company acquired by the Company or with which the Company combines.

        (ee) "Successor" with respect to a Participant means the legal representative of an incompetent Participant and, if the Participant is deceased, the legal representative of the estate of the Participant or the person or persons who may, by bequest or inheritance, or under the terms of an Award or of forms submitted by the Participant to the Committee, acquire the right to receive cash and/or Shares issuable in satisfaction of an Award.

        3.     ADMINISTRATION. The authority to control and manage the operation and administration of the Plan shall be vested in the Committee.

        (a)   The Committee shall have exclusive power to make Awards, to determine when and to whom Awards will be granted, the types of Awards and the number of Shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards and, subject to the terms of the Plan, to cancel or suspend Awards. In making such Award determinations, the Committee may take into account the nature of services rendered by the Employee, the Employee's present and potential contribution to the Company's success and such other factors as the Committee deems relevant.

        (b)   Subject to the provisions of the Plan, the Committee will have the authority and discretion to determine the extent to which Awards under the Plan will be structured to conform to the requirements applicable to performance-based compensation as described in Section 162(m) of the Code, and to take such action, establish such procedures, and impose such restrictions at the time such Awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements.

        (c)   The Committee shall have the authority and discretion to establish terms and conditions of Awards as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

        (d)   The Committee may determine whether, to what extent and under what circumstances Awards may be settled, paid or exercised in cash, Shares or other Awards or other property, or canceled, forfeited or suspended.

        (e)   The Committee shall have the authority to interpret the Plan and any Award or Agreement made under the Plan, to establish, amend, waive and rescind any rules and regulations relating to the administration of the Plan, to determine the terms and provisions of any Agreements entered into hereunder (not inconsistent with the Plan), and to make all other determinations necessary or advisable for the administration of the Plan.

        (f)    The Committee shall determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically, or at the election of the holder thereof, or of the Committee.

        (g)   The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it shall deem desirable. The determinations of the Committee in the administration of the Plan, as described herein, shall be final, binding and conclusive.

        (h)   In controlling and managing the operation and administration of the Plan, the Committee shall act by a majority of its then members, by meeting or by writing filed without a meeting. The Committee shall maintain and keep adequate records concerning the Plan and concerning its proceedings and acts in such form and detail as the Committee may decide.

        (i)    Except to the extent prohibited by applicable law or regulation, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. The Committee may revoke any such allocation or delegation at any time.

        (j)    The Company and any Affiliate shall furnish the Committee with such data and information as may be required for it to discharge its duties. The records of the Company and any Affiliate as to an Employee's or Participant's employment, or other provision of services, termination of employment, or cessation of the provision of services, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefit under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

        (k)   To the fullest extent permitted by law, each member and former member of the Committee and each person to whom the Committee delegates or has delegated authority under this Plan shall be entitled to indemnification by the Company against and from any loss, liability, judgment, damage, cost and reasonable expense incurred by such member, former member or other person by reason of any action taken, failure to act or determination made in good faith under or with respect to this Plan.

        4.     SHARES AVAILABLE FOR AWARDS.

        (a)   Subject to adjustment as provided in Section 4(e), the maximum number of Shares that may be delivered pursuant to Awards granted under the Plan is 29,000,000. Notwithstanding the foregoing and subject to adjustment as provided in Section 4(e), no Participant may receive Options and stock appreciation rights under this Plan in any calendar year that relate to more than 1,000,000 Shares.

        (b)   Shares to be issued under the Plan may be made available from authorized but unissued Stock, Stock held by the Company in its treasury, or Stock purchased by the Company on the open market or otherwise. During the term of the Plan, the Company will at all times reserve and keep available the number of shares of Stock that shall be sufficient to satisfy the requirements of the Plan.

        (c)   If any Shares covered by an Award other than a Substitute Award, or to which such an Award relates, terminate, lapse or are forfeited or cancelled, or such an Award is otherwise settled without the delivery of the full number of Shares underlying the Award, then the Shares covered by such Award, or to which such Award relates, to the extent of any such forfeiture, termination, lapse, cancellation, etc., shall again be, or shall become available for issuance under the Plan; provided, however, that Shares (i) delivered in payment of the exercise price of an Option, (ii) not issued upon the net settlement or net exercise of stock appreciation rights, or (iii) delivered to or withheld by the Company to pay withholding taxes related to an Option or stock appreciation right, shall not become available again for issuance under this Plan.

        (d)   Shares underlying Substitute Awards shall not reduce the number of Shares available for delivery under this Plan.

        (e)   In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, share split, reverse share split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, including without limitation the individual limit set forth in Section 4(a), (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, that the number of Shares subject to any Award shall always be a whole number; provided, further, with respect to any Award subject to Section 409A, any such adjustment shall be authorized only to the extent that such adjustment would not cause the Award to fail to comply with Section 409A.

        5.     ELIGIBILITY. All Employees are eligible to participate in this Plan and receive Awards hereunder. Holders of equity-based awards issued by a company acquired by the Company or with which the Company combines are eligible to receive Substitute Awards hereunder.

        6.     OPTIONS. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

        (a)   The purchase price per Share under an Option shall be determined by the Committee; provided, however, that, except in the case of Substitute Awards, such purchase price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.

        (b)   The term of each Option shall be fixed by the Committee and the effect thereon, if any, of the termination of employment of the Participant shall be determined by the Committee and set forth in the applicable Agreement. Notwithstanding, the term of an Option shall not exceed ten (10) years.

        (c)   Any Option may be exercised at any time during the period commencing with either the date that Option is granted or the first date permitted under a vesting schedule established by the Committee and ending with the expiration date of the Option. A Participant may exercise his Option for all or part of the number of Shares which he is eligible to exercise under terms of the Option. The Committee shall determine the method or methods by which, and the form or forms in which, including, without limitation, cash, Shares, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, payment of the exercise price with respect thereto may be made or deemed to have been made.

        (d)   The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.

        7.     RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS. The Committee is hereby authorized to grant Awards of Restricted Stock and/or Restricted Stock Units to Participants.

        (a)   The Awards granted under this Section 7 shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote Shares underlying Restricted Stock Awards or the right to receive any dividend, other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. If the vesting conditions applicable to an Award of Restricted Stock or Restricted Stock Units relate exclusively to the passage of time and continued employment or provision of services, or refraining therefrom, the last vesting date of all or a portion of such Award shall occur no less than

36 months following the date of such Award, except that the foregoing restriction shall not apply to such Awards if they (i) are made in satisfaction of Company obligations to employees that would otherwise be paid in cash, (ii) are issued in connection with the exercise of an Option or other Award hereunder, or (iii) are Substitute Awards.

        (b)   Any Award of Restricted Stock or Restricted Stock Units may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares underlying a Restricted Stock Award, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Shares.

        8.     OTHER STOCK-BASED AWARDS. The Committee is hereby authorized to grant to Participants such other Awards (including, without limitation, stock appreciation rights and rights to dividends and dividend equivalents) that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares) as are deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan, the Committee shall determine the terms and conditions of such Awards. Notwithstanding, the term of a stock appreciation right shall not exceed ten (10) years. Shares or other securities delivered pursuant to a purchase right granted under this Section 8 shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee, shall, except in the case of Substitute Awards, not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

        9.     PERFORMANCE AWARDS.

        (a)   The Committee is hereby authorized to grant Performance Awards to Covered Persons, if the Committee intends that such Awards shall qualify as "qualified performance based compensation" under Section 162(m) of the Code.

        (b)   Performance Awards shall become earned and payable if targets relating to one or more of the following performance measures are achieved during a performance period or periods, as determined by the Committee: (i) Cash Value Added, (ii) Total Shareholder Return, (iii) Return on Equity, (iv) Revenue Growth, (v) Return on Net Assets, (vi) Earnings Per Share, (vii) EBITDA, (viii) Return on Invested Capital, (ix) Parent Operating Cash Flow, (x) Consolidated Free Cash Flow or (xi) Cash Return on Investment (CRI), each as hereinafter defined.

        (c)   Performance targets relating to the performance measures set forth above shall be preestablished by the Committee, and achievement thereof certified prior to payment of the Award, as required by Section 162(m) and regulations promulgated thereunder, may relate to the Company as a whole, or to one or more units thereof, and may be measured over such periods, as the Committee shall determine.

        (d)   The maximum value of any Performance Award which may be earned under the Plan is $10,000,000.

        (e)   For purposes of this Plan, the following terms shall have the meanings set forth below. Each of the financial variables of which the respective measures are a function shall be determined in accordance with GAAP, as applicable, in a manner consistent with the Company's audited financial statements for the relevant period.

          (i)    "Cash Return on Investment (CRI)" means (A) consolidated cash flow from operations less mandatory capital expenditures, divided by (B) gross investment (where gross investment equals gross property), plant and equipment, plus working capital.

          (ii)   "Cash Value Added" means (A) operating profit after taxes, adjusted for minority interests, plus depreciation and amortization expenses and other material non-cash charges (if any) minus (B) a charge reflecting the cost (including replacement) of new capital.

          (iii)  "Consolidated Free Cash Flow" means consolidated cash flow from operations less mandatory capital expenditures (adjusted for minority interests).

          (iv)  "Earnings Before Income Taxes, Depreciation and Amortization (EBITDA)" means net income from continuing operations plus (1) provision for income taxes and (2) depreciation and amortization expenses.

          (v)   "Earnings Per Share" for a period means diluted earnings per common share from continuing operations before extraordinary items.

          (vi)  "Return on Equity" for a period means net income divided by average Stockholders' equity (adjusted for accumulated other comprehensive losses).

          (vii) "Return on Invested Capital" for a period means (A) net operating profits after taxes divided by (B) total liabilities plus amounts, if any, attributable to minority interests, preferred stock and average Stockholders' equity (adjusted for accumulated other comprehensive losses).

          (viii)  "Return on Net Assets" for a period means net income less preferred stock dividends divided by the difference of average total assets less average non-debt liabilities, with average defined as the sum of assets or liabilities at the beginning and ending of the period divided by two.

          (ix)  "Revenue Growth" means the percentage change in revenue (as defined in Statement of Financial Accounting Concepts No. 6, published by the Financial Accounting Standards Board) from one period to another.

          (x)   "Total Shareholder Return" means the sum of the appreciation in the Company's stock price and dividends paid on the common stock of the Company over a given period of time.

          (xi)  "Parent Operating Cash Flow" means "Parent Operating Cash Flow" as defined in the Company's annual report filed on Form 10-K.

        10.   TERMINATION OF EMPLOYMENT. Except as otherwise determined by the Committee or provided by the Committee in an applicable Agreement and to the extent not inconsistent with Section 14(k) hereof, in case of termination of employment, the following provisions shall apply:

        (a)   Upon termination of employment or cessation of provision of services by the Employee for reason of death or Disability, or under other circumstances provided by the Committee in its discretion in the applicable Agreement:

          (i)    any Award (other than Options) then held by such Employee shall be immediately accelerated and become fully vested, exercisable and payable, and

          (ii)   any Option then held by such Employee shall be immediately accelerated and become fully vested, exercisable and payable and shall expire on the earlier of (1) the date the Option would have expired had the Employee continued in such employment and (2) one year after the date such Employee's service ceases.

        (b)   Upon termination of employment or cessation of provision of services by the Employee for reason of Retirement, or under other circumstances provided by the Committee in its discretion in the applicable Agreement:

          (i)    any Award (other than Options) then held by such Employee shall be immediately accelerated and become fully vested, exercisable and payable, and

          (ii)   any Option then held by such Employee shall automatically expire on the earlier of (1) the date the Option would have expired had the Employee continued in such employment and (2) one hundred and eighty days after the date the such Employee's service ceases, except that any Incentive Stock Option shall automatically expire on the earlier of the date set forth in clause (1) above and three months after the date that such Employee's service ceases.

        (c)   Upon termination of employment by the Company for cause (as determined by the Committee in its sole discretion), or under other circumstances provided by the Committee in its discretion in the applicable Agreement:

          (i)    any Award then held by such Employee whose restrictions have not lapsed, which is not exercisable or which is not payable will automatically be forfeited in full and canceled by the Company upon such termination of employment, and

          (ii)   any Option then held by such Employee, to the extent exercisable, shall automatically expire on the earlier of (1) the date the Option would have expired had the Employee continued in such employment and (2) and three months after the date that such Employee's service ceases.

        (d)   Upon termination of employment or cessation of provision of services by the Employee for any reason other than death, Disability, Retirement or termination of employment by the Company for cause (as determined by the Committee in its sole discretion), or under other circumstances provided by the Committee in its discretion in the applicable Agreement:

          (i)    any Award (other than Performance Awards) then held by such Employee whose restrictions have not lapsed, which is not exercisable or which is not payable will automatically be forfeited in full and canceled by the Company upon such termination of employment,

          (ii)   any Option then held by such Employee, to the extent exercisable, shall automatically expire on the earlier of (1) the date the Option would have expired had the Employee continued in such employment and (2) one hundred and eighty days after the date the such Employee's service ceases, except that any Incentive Stock Option shall automatically expire on the earlier of clause (i) above and three months after the date that such Employee's service ceases, and

          (iii)  any Performance Award then held by such Employee which is not then payable will be paid in accordance with its terms at the time the Performance Award would have been payable if the termination of employment had not occurred, and the payment shall be prorated based on the number of days in the performance period that occurred prior to the termination of employment.

        11.   DURATION. The Plan shall be effective as of February 1, 2003, subject to its approval by the stockholders of the Company. No Award shall be granted under the Plan after the tenth anniversary of the effective date. However, unless otherwise expressly provided in the Plan or in an applicable Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to administer the Plan and to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

        12.   AMENDMENT, MODIFICATION AND TERMINATION.

        (a)   Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Agreement or in the Plan, the Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply or (ii) the consent of the affected Participant, if such action would adversely affect the rights of such Participant under any outstanding Award. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction outside the United States in a tax-efficient manner and in compliance with local rules and regulations. Notwithstanding the foregoing or any provision of the Plan or an Award to the contrary, (i) the Committee may at any time (without the consent of any Participant) modify or amend any or all of the provisions of the Plan or an Award to the extent necessary to conform the provisions of the of the Plan or an Award with Section 409A, the regulations issued thereunder or an exception thereto, regardless of whether such modification or amendment of the Award shall adversely affect the rights of a Participant, and (ii) the Committee may not, without stockholder approval, reduce the exercise price of any Option or stock appreciation right or take any other action with respect to outstanding Options or stock appreciation rights that is treated as a repricing of such Options or stock appreciation rights under generally accepted accounting principles (unless otherwise permitted by applicable listing standards).

        (b)   The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retroactively, without the consent of any Participant or holder or beneficiary of an Award, provided, however, that no such action shall impair the rights of a Participant or holder or beneficiary under any Award theretofore granted under the Plan.

        (c)   With respect to Participants who reside or work outside the United States of America, the Committee may, in its sole discretion, amend, or otherwise modify, without Board or shareholder approval, the terms of the Plan or Awards with respect to such Participant in order to conform such terms with the provisions of local law; provided that such amendment or other modification shall not increase the total number of Shares reserved for purposes of the Plan without the approval of the Stockholders of the Company.

        (d)   The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, an event affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles), whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

        (e)   To the extent not inconsistent with Section 14(k) hereof, in connection with a Change in Control or an event described in Section 4(e), the Committee may, in its discretion (i) cancel any or all outstanding Awards under the Plan in consideration for payment to the holder of each such cancelled Award of an amount equal to the portion of the consideration that would have been payable to such holder pursuant to such transaction if such Award had been fully vested and exercisable, and had been fully exercised, immediately prior to such transaction, less the exercise price if any that would have been payable therefore, or (ii) if the net amount referred to in clause (i) would be negative, cancel such Award for no consideration or payment of any kind. Payment of any amount payable pursuant to the preceding sentence may be made in cash and/or securities or other property in the Committee's discretion.

        13.   CHANGE IN CONTROL. Except as otherwise expressly provided in the applicable Agreement and to the extent not inconsistent with Section 14(k) hereof, upon the occurrence of a Change in Control, all outstanding Options under this Plan shall become fully exercisable and all outstanding Awards (other than Options) under this Plan shall become fully vested and payable.

        14.   MISCELLANEOUS.

        (a)   Nothing in the Plan or in any Agreement shall confer upon any Participant who is an Employee the right to continue in the service or employment of the Company or any Affiliate or affect any right which the Company or any Affiliate may have to terminate or modify the employment or provision of service of the Participant with or without cause.

        (b)   The Company shall have a right to withhold from any payment of cash or Stock to a Participant or other person under the Plan an amount sufficient to cover any required withholding taxes, including the Participant's social security and Medicare taxes (FICA) and federal, state, local income tax or such other applicable taxes ("Taxes") with respect to income arising from payment of the Award. The Company shall have the right to require the payment of any Taxes before issuing any Stock pursuant to the Award. The Committee may, if it deems appropriate in the case of a Participant, withhold such Taxes through a reduction of the number of Shares delivered to such individual, or allow the Participant to elect to cover all or any part of the required withholdings, and to cover any additional withholdings up to the amount needed to cover the Taxes with respect to income arising from payment of the Award, through a reduction of the number of Shares delivered to such individual or a subsequent return to the Company of Shares held by the Participant or other person, in each case valued in the same manner as used in computing the withholding taxes under the applicable laws. Notwithstanding the foregoing or any provisions of the Plan to the contrary, any broker-assisted cashless exercise shall comply with the requirements for equity classification of Paragraph 35 of FASB Statement No. 123(R) and any withholding satisfied through a net-settlement shall be limited to the minimum statutory withholding requirements.

        (c)   Awards received by a Participant under this Plan shall not be deemed a part of a Participant's regular, recurring compensation for purposes of any termination, indemnity or severance pay laws and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate, unless expressly so provided by such other plan, contract or arrangement, or unless the Committee so determines. No provision of the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, including incentive arrangements providing for the issuance of options and stock, and awards that do not qualify under Section 162(m) of the Code, and such arrangements may be generally applicable or applicable only in specific cases.

        (d)   Subject to the provisions of the Plan, (i) no Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any property distributable, with respect to any Award upon the death of the Participant; (ii) each Award, and each right under any Award, shall be exercisable during the Participant's lifetime only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative; and (iii) no Award and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company. The provisions of this paragraph shall not apply to any Award which has been fully exercised, earned or paid, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.

        (e)   This Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under this Plan. Neither the Company, its Affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under this Plan nor shall anything contained in this Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant or Successor. To the extent any person acquires a right to receive an Award under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

        (f)    Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by this Plan and the applicable Agreement. Except as may be required by law, neither the Company nor any member or former member of the Board or of the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Sections 3(c) and 3(i) hereof) in any determination of any question under this Plan, or in the interpretation, administration or application of this Plan, shall have any liability to any party for any action taken, or not taken, under this Plan.

        (g)   No certificate for Shares distributable pursuant to this Plan shall be issued and delivered unless the issuance of such certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended and in effect from time to time or any successor statute, the Exchange Act and the requirements of the exchanges on which the Company's Shares may, at such time be listed.

        (h)   To the extent that federal laws do not otherwise control, this Plan and all determinations made and actions taken pursuant to this Plan shall be governed by the laws of Delaware and construed accordingly.

        (i)    In the event that any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

        (j)    No fractional shares shall be issued or delivered pursuant to this Plan or any Agreement, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

        (k)   Notwithstanding any provision of the Plan or an Agreement to the contrary, if any Award or benefit provided under this Plan is subject to the provisions of Section 409A, the provisions of the Plan and any applicable Agreement shall be administered, interpreted and construed in a manner necessary to comply with Section 409A or an exception thereto (or disregarded to the extent such provision cannot be so administered, interpreted or construed). The following provisions shall apply, as applicable:

          (i)    If a Participant is a Specified Employee and a payment subject to Section 409A (and not excepted therefrom) to the Participant is due upon Separation from Service, such payment shall be delayed for a period of six (6) months after the date the Participant Separates from Service (or, if earlier, the death of the Participant). Any payment that would otherwise have been due or owing during such six-month period will be paid immediately following the end of the six-month period in the month following the month containing the 6-month anniversary of the date of termination unless another compliant date is specified in the applicable Agreement.

          (ii)   For purposes of Section 409A, and to the extent applicable to any Award or benefit under the Plan, it is intended that distribution events qualify as permissible distribution events for purposes of Section 409A and shall be interpreted and construed accordingly. With respect to payments subject to Section 409A, the Company reserves the right to accelerate and/or defer any payment to the extent permitted and consistent with Section 409A. Whether a Participant has Separated from Service or employment will be determined based on all of the facts and circumstances and, to the extent applicable to any Award or benefit, in accordance with the guidance issued under Section 409A. For this purpose, a Participant will be presumed to have experienced a Separation from Service when the level of bona fide services performed permanently decreases to a level less than twenty percent (20%) of the average level of bona fide services performed during the immediately preceding thirty-six (36) month period or such other applicable period as provided by Section 409A.

          (iii)  The Committee, in its discretion, may specify the conditions under which the payment of all or any portion of any Award may be deferred until a later date. Deferrals shall be for such periods or until the occurrence of such events, and upon such terms and conditions, as the Board shall determine in its discretion, in accordance with the provisions of Section 409A, the regulations and other binding guidance promulgated thereunder; provided, however, that no deferral shall be permitted with respect to Options and other stock rights subject to Section 409A. An election shall be made by filing an election with the Company (on a form provided by the Company) on or prior to December 31st of the calendar year immediately preceding the beginning of the calendar year (or other applicable service period) to which such election relates (or at such other date as may be specified by the Board to the extent consistent with Section 409A) and shall be irrevocable for such applicable calendar year (or other applicable service period).

          (iv)  The grant of Non-Qualified Stock Options and other stock rights subject to Section 409A shall be granted under terms and conditions consistent with Treas. Reg. § 1.409A-1(b)(5) such that any such Award does not constitute a deferral of compensation under Section 409A. Accordingly, any such Award may be granted to Employees of the Company and its subsidiaries and affiliates in which the Company has a controlling interest. In determining whether the Company has a controlling interest, the rules of Treas. Reg. § 1.414(c)-2(b)(2)(i) shall apply; provided that the language "at least

  50 percent" shall be used instead of "at least 80 percent" in each place it appears; provided, further, where legitimate business reasons exist (within the meaning of Treas. Reg. § 1.409A-1(b)(5)(iii)(E)(i)), the language "at least 20 percent" shall be used instead of "at least 80 percent" in each place it appears. The rules of Treas. Reg. §§ 1.414(c)-3 and 1.414(c)-4 shall apply for purposes of determining ownership interests.

          (v)   Notwithstanding anything to the contrary contained herein and with respect to Options that were earned and vested under the Plan prior to January 1, 2005 (as determined under Section 409A, "Grandfather Options"), such Grandfathered Options are intended to be exempt from Section 409A and shall be administered and interpreted in a manner intended to ensure that any such Grandfathered Option remains exempt from Section 409A. No amendments or other modifications shall be made to such Grandfathered Options except as specifically set forth in a separate writing thereto, and no amendment or modification to the Plan shall be interpreted or construed in a manner that would cause a material modification (within the meaning of Section 409A, including Treas. Reg. § 1.409A-6(a)(4)) to any such Grandfathered Options.

          (vi)  In no event shall any member of the Board, the Committee or the Company (or its employees, Officers or Directors) have any liability to any Participant (or any other Person) due to the failure of an Award to satisfy the requirements of Section 409A.

        This amendment and restatement of The AES Corporation 2003 Long Term Compensation Plan has been duly executed by the undersigned and is effective this     day of April 2008.

The AES Corporation
By:	Jay L. Kloosterboer, Executive Vice President, Business Excellence

DIRECTIONS TO ANNUAL MEETING (4300 WILSON BOULEVARD, ARLINGTON, VA 22203):

From Points North — I-270 SPUR S toward I-495 S/Northern Virginia; merge onto Capital Beltway/I-495 S; Merge onto VA-267 E via Exit 45B on the LEFT toward I-66 E/Washington; VA-267 E becomes I-66E; take the Fairfax Drive exit (Exit 71). Turn RIGHT onto Glebe Road; turn LEFT onto Wilson Boulevard. The AES offices are located in the building on RIGHT after turning onto Wilson Boulevard.

From Points South — I-95 N to I-395 N toward Washington; Merge onto S Glebe Road/VA-120 N via Exit 7B toward Marymount University; turn RIGHT onto Wilson Boulevard; End at the AES offices located at 4300 Wilson Boulevard.

From Points West — I-66 E toward Washington, DC; take Fairfax Drive exit (Exit 71); turn RIGHT onto Glebe Road; turn LEFT onto Wilson Boulevard. The AES offices are located in the building on RIGHT after turning onto Wilson Boulevard.

The AES Corporation
C/O COMPUTERSHARE TRUST COMPANY N.A.
P. O. BOX 43004
PROVIDENCE, RI 02940-3004

Voter Control Number

Your vote is important. Please vote immediately.

Vote-by-Internet		OR	Vote-by-Telephone

1.	Log on to the Internet and go to http://www.investorvote.com		1.	Call toll-free 1-800-652-VOTE (8683)
2.	Enter your Voter Control Number listed above and follow the easy steps outlined on the secured website.		2.	Enter your Voter Control Number listed above and follow the easy recorded instructions.

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example.

This Proxy when properly executed will be voted in the manner directed herein.
If no direction is made, this Proxy will be voted FOR Proposals 1, 2 and 3.

The Board of Directors recommends a vote FOR Company Proposals 1, 2, and 3.

Proposal 1 Election of Directors	FOR ☐	WITHHELD ☐
For all nominees except as written above:
Proposal 2 Reapproval of The AES Corporation 2003 Long-Term Compensation Plan	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal 3 Ratification of Ernst & Young LLP as Independent Auditors for 2008	FOR ☐	AGAINST ☐	ABSTAIN ☐

Signature:
Date:

Mark box at right if an address change or comment has been noted on the reverse side of this card [            ]

TELEPHONE AND INTERNET VOTING INSTRUCTIONS

You may use the telephone or the Internet, 24 hours a day, 7 days a week, to vote. However, to ensure that your vote will be counted, please cast your Internet or telephone vote before midnight on April 23, 2008. To access the telephone or Internet voting instruction system, you must use the control number printed in the shaded box on the reverse side.

1.
To vote over the telephone:    Using a touch-tone telephone, call 1-800-652-VOTE (8683) within the United States, Canada and Puerto Rico.

2.
To vote over the Internet:    Log on to the Internet and go to http://www.investorvote.com

Using the telephone or Internet voting instruction system has the same effect as giving voting instructions by marking, signing, dating and returning your paper Proxy Card. If you use the telephone or Internet voting instruction system, there is no need for you to mail back your Proxy.

DETACH HERE

PROXY

THE AES CORPORATION

Proxy Solicited on Behalf of the Board of Directors of
The AES Corporation for Annual Meeting April 24, 2008.

The Undersigned hereby appoints Philip A. Odeen or Paul Hanrahan, or either of them, and any substitute or substitutes, to be the attorneys and proxies of the undersigned at the Annual Meeting of Stockholders of The AES Corporation ("AES") to be held at 9:30 a.m. EDT on Thursday, April 24, 2008 at 4300 Wilson Boulevard, Arlington, VA 22203, or at any adjournment thereof, and to vote at such meeting the shares of Common Stock of AES the undersigned held of record on the books of AES on the record date for the meeting. This Proxy will be voted as specified, or, if no choice is specified, FOR with respect to the election of the Nominees listed below (Proposal 1), the reapproval of The AES Corporation 2003 Long Term Compensation Plan (Proposal 2) and the ratification of the appointment of Independent Auditor (Proposal 3), referred to on the reverse side of this card and described in the Proxy Statement and as said proxies deem advisable on such other matters as may properly come before the meeting.

Election of Directors, Nominees:

(01) Paul Hanrahan, (02) Kristina M. Johnson,

(03) John A. Koskinen, (04) Philip Lader,

(05) Sandra O. Moose, (06) Philip A. Odeen, (07) Charles O. Rossotti, and

(8) Sven Sandstrom

You are encouraged to specify your choices by marking the appropriate boxes on the REVERSE SIDE of this Proxy Card but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The proxies cannot vote your share unless you sign and return this card, or vote by telephone or the Internet.

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE OF THIS PROXY CARD AND RETURN PROMPTLY IN THE
ENCLOSED ENVELOPE.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

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NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS OF THE AES CORPORATION TO BE HELD ON THURSDAY, APRIL 24, 2008
TABLE OF CONTENTS
PROXY STATEMENT
PROPOSAL 1: ELECTION OF DIRECTORS
THE COMMITTEES OF THE BOARD
EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
VALUE OF PERFORMANCE UNITS BASED ON 2007 CASH VALUE ADDED TARGET
REPORT OF THE COMPENSATION COMMITTEE
Summary Compensation Table (2007 and 2006)
Grants of Plan-Based Awards (2007)
Outstanding Equity Awards at Fiscal Year-End (2007)
Option Exercises and Stock Vested (2007)
Nonqualified Deferred Compensation (2007)
Narrative Disclosure Relating to the Nonqualified Deferred Compensation Table
Potential Payments Upon Termination or Change in Control
Potential Payments Upon Termination or Change in Control(1)
Potential Payments Upon Termination or Change in Control(1)
Potential Payments Upon Termination or Change in Control(1)
Potential Payments Upon Termination or Change in Control(1)
Potential Payments Upon Termination or Change in Control(1)
Additional Information Relating to Potential Payments Upon Termination of Employment or Change in Control
Compensation of Directors
Director Compensation (2007)
Compensation for Year 2007
TRANSACTIONS WITH RELATED PERSONS
PROPOSAL 2: REAPPROVAL OF THE AES CORPORATION 2003 LONG-TERM COMPENSATION PLAN, AS AMENDED
Securities Authorized for Issuance under Equity Compensation Plans (As of December 31, 2007)
PROPOSAL 3: RATIFICATION OF INDEPENDENT AUDITORS FOR 2008
REPORT OF THE FINANCIAL AUDIT COMMITTEE ("AUDIT COMMITTEE" OR "COMMITTEE")
INFORMATION REGARDING THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES, SERVICES AND INDEPENDENCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS, AND EXECUTIVE OFFICERS
GOVERNANCE MATTERS
Stockholder Proposals and Nominations for Director
AES Code of Business Conduct and Corporate Governance Guidelines
Section 16(a) Beneficial Ownership Reporting Compliance
Electronic Delivery of Proxy Materials and Annual Report
Charitable Contributions
Communications with the Board or Its Committees
Form 10-K Annual Report
  Appendix A
DIRECTIONS TO ANNUAL MEETING (4300 WILSON BOULEVARD, ARLINGTON, VA 22203)